Exhibit 2.1

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ASSET PURCHASE AGREEMENT

by and among

K-V PHARMACEUTICAL COMPANY

and

VIVUS, INC.

dated as of March  30, 2007

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

i

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit A— Form of Sublicense Agreement
Exhibit B— Form of Transition Services Agreement

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”) is made and entered into as of March 30, 2007, by and among K-V Pharmaceutical Company, a Delaware corporation (the “Acquiror”), and Vivus, Inc., a Delaware corporation (the “Seller”).

RECITALS

WHEREAS, Seller is engaged in researching, developing, marketing, and selling certain biopharmaceutical products, including Evamist;

WHEREAS, Seller will, by the terms of this Agreement, transfer or license to Acquiror Seller’s tangible and intangible assets and rights used by Seller in the conduct of the Evamist Business and necessary for Acquiror to conduct the Evamist Business following the Closing; and

WHEREAS, Acquiror has agreed to assume the Assumed Liabilities on the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, covenants, representations and warranties contained herein, and other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.1            Defined Terms.  As used in this Agreement, the following defined terms shall have the meanings specified below:

“Accountants” means KPMG International; provided, however, that if KPMG International refuses such retention, Seller and Acquiror shall jointly select another independent accounting firm of recognized national standing; provided, further, that in the event that the Acquiror and the Seller are unable to agree on such an accounting firm within ten (10) Business Days, then the accounting firm shall be selected by lottery.

“Acquiror” has the meaning set forth in the preamble to this Agreement.

“Acquiror Material Adverse Effect” means any state of facts, change, development, event, occurrence, effect or condition that, individually or in the aggregate, has had or would be reasonably expected to have a material adverse effect on the business, assets (including intangible assets), results of operations, liabilities (contingent or otherwise) or conditions (financial or otherwise) of the Acquiror, except that any such state of facts, change,

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

development, event, occurrence, effect or condition resulting from or arising out of or in connection with any of the following, either alone or in combination, shall not be taken into consideration for purposes of determining whether an Acquiror Material Adverse Effect has occurred or arisen:  (a) the announcement of this Agreement or the pendency of the transactions contemplated hereby, (b) the performance by the Acquiror of its obligations under this Agreement, (c) general economic conditions in any country where the Acquiror’s business is conducted to the extent that they do not disproportionately affect the Acquiror relative to other industry participants, (d) general conditions in any industry in which the Acquiror’s business is conducted to the extent that they do not disproportionately affect the Acquiror relative to other industry participants, (e) changes or conditions in economic, regulatory, political or capital markets conditions generally to the extent that they do not disproportionately affect the Acquiror relative to other industry participants, (f) any natural disaster or any acts of terrorism, sabotage, military action or war (whether or not declared) or any escalation or worsening thereof, (g) the Acquiror’s failure to meet any financial projections in and of itself (it being understood that the facts or occurrences giving rise or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been or will be, an Acquiror Material Adverse Effect) or (h) changes in Law or GAAP.

“Acrux License” means the Estradiol Development and Commercialization Agreement, dated February 12, 2004, by and among Fempharm Pty Ltd., Vivus, Inc. and Acrux DDS Pty Ltd., as amended.

“Acrux License Assignment Consent” means the written consent of Fempharm Pty Ltd. to the assignment and transfer of the Acrux License to the Acquiror as an Assumed Contract pursuant to Section 2.1(a).

“Action or Proceeding” means any action, suit, claim, proceeding, arbitration, dispute, Order, inquiry, hearing, assessment with respect to fines or penalties or litigation (whether civil, criminal, administrative or investigative) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental or Regulatory Authority.

“Adverse Determination” has the meaning set forth in Section 12.1(i).

“Affiliate” means, with respect to any Person, any other Person which Controls, is Controlled by or is under common Control with such Person.

“Agreement” has the meaning set forth in the preamble hereto.

“Androgen” has the meaning set forth in Section 2.5.

“Applicable Period” has the meaning set forth in Section 8.7.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Assumed Contracts” means the Evamist Contracts set forth on Schedule 1.1(a)(1).  Notwithstanding the foregoing, the Assumed Contracts shall not include the Acrux License in the event that the Sublicense Agreement is required to be executed and delivered by the parties at the Closing pursuant to Section 2.7.

“Assumed Liabilities” has the meaning set forth in Section 3.1(a).

“Bill of Sale” means the Bill of Sale conveying the Purchased Assets from the Seller to the Acquiror, in a form to be mutually agreed upon by the parties prior to the Closing.

“Books and Records” means all books, records, files, documents, data, information and correspondence, including, without limitation, all records with respect to supply sources; all pre-clinical, clinical and process development data and reports relating to research or development of products or of any materials used in the research, development, manufacture, marketing or sale of products, including all raw data relating to clinical trials of products, all case report forms relating thereto and all statistical programs developed (or modified in a manner material to the use or function thereof) to analyze clinical data; all market research data, market intelligence reports, statistical programs (if any) used for marketing and sales research; promotional, advertising and marketing materials, sales forecasting models, medical education materials, sales training materials, web site content and advertising and display materials; all records, including vendor and supplier lists, manufacturing records, sampling records, standard operating procedures and batch records, related to the manufacturing process; all data contained in laboratory notebooks relating to products or relating to their biological, physiological, mechanical or formula properties; all adverse experience reports and files related thereto (including source documentation) and all periodic adverse experience reports and all data contained in electronic data bases relating to periodic adverse experience reports; all analytical and quality control data; and all correspondence, minutes or other communications with the FDA owned or held by Seller or any of its Subsidiaries as of the Closing Date.

“Business Day” means a day other than Saturday, Sunday or any day on which commercial banks located in New York are authorized or obligated by Law to close.

“Charter Documents” has the meaning set forth in Section 6.1.

“Clinical Results Option” has the meaning set forth in Section 2.8.

“Closing” has the meaning set forth in Section 5.1.

“Closing Date” has the meaning set forth in Section 5.1.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Competing Product” has the meaning set forth in Section 8.7.

“Confidentiality Agreement” means the Confidentiality Agreement, dated as June 2, 2006, by and between Seller and Acquiror.

“Contracts” means any and all written or legally binding oral commitments, contracts, purchase orders, sales orders, leases, subleases, licenses, easements, commitments, arrangements, undertakings, evidence of indebtedness, security or pledge agreements or other agreements.

“Control” means:

(a)           ownership (directly or indirectly) of at least fifty percent (50%) of the shares or stock entitled to vote for the election of directors in the case of a company or corporation; or

(b)           the ability otherwise to direct and control (whether directly or indirectly through one or more intermediaries) the actions of a Person.

“Corporate Name” means “VIVUS, Inc.” and any and all derivatives thereof.

“Damages” has the meaning set forth in Section 11.2(a).

“Data Package” has the meaning set forth in Section 2.8.

“Default” means (i) a breach, default or violation, (ii) the occurrence of an event that with or without the passage of time or the giving of notice, or both, would constitute a breach, default or violation or cause an Encumbrance to arise, or (iii) with respect to any Contract, the occurrence of an event that with or without the passage of time or the giving of Notice, or both, would constitute a change of control or give rise to a right of termination, modification, renegotiation, acceleration, cancellation, or a right to receive Damages or a payment of penalties.

“Designated Acquiror Subsidiary” shall have the meaning set forth in Section 4.7.

“DPT Laboratories” means the facilities of DPT Laboratories, Ltd. located at 307 E. Josephine Street, San Antonio 78215.

“Encumbrance” means any claim, mortgage, pledge, assessment, security interest, option, deed of trust, lease, lien, levy, license, restriction on transferability, defect in title, charge or other encumbrance of any kind, whether voluntarily incurred or arising by

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

operation of Law or any conditional sale or title retention agreement or other agreement to give any of the foregoing in the future.

“Environmental Laws” means any federal, state, local or non-U.S. Law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree, judgment, stipulation, injunction, permit, authorization, policy, opinion, or agency requirement, in each case having the force and effect of Law, relating to the pollution, protection, investigation or restoration of the environment or health and safety as affected by the environment or natural resources, including those relating to the use, handling, presence, transportation, treatment, storage, disposal, release, threatened release or discharge of Hazardous Materials or noise, odor, wetlands, pollution or contamination.

“ERISA Affiliate” means any entity which is (or at any relevant time was) a member of a “controlled group of corporations” with, under “common control” with, or a member of an “affiliated service group” with, Seller, as defined in Section 414(b), (c), (m) or (o) of the Code, or under “common control” with Seller, within the meaning of Section 4001(b)(1) of the Employee Retirement Income Security Act of 1974, as amended.

“Estradiol” means the compound with the chemical structure shown in Schedule 1.1(b).

“Estrogen” means (i) any of the [***], [***] with [***] activity that are used for [***] for the treatment of [***], or any derivative of [***], including the [***] that are approved by the FDA in any form ([***]) for [***] or the treatment of [***] or (ii) any generic compound that is a [***].

“Evamist” means that pharmaceutical product consisting of an MDTS containing Estradiol, or any other Estrogen that is added to the Field (as defined under the Acrux License).

“Evamist Books and Records” means all of the Books and Records related to the Evamist Business owned by the Seller, but excluding the Excluded Books and Records, and, in the case of any of the Books and Records also relating to other businesses or assets of the Seller or its Subsidiaries, the Seller shall have the right to redact the same with respect to such other businesses and assets.

“Evamist Business” means the research, development, regulatory approval, manufacture, distribution, marketing, sale and promotion of Evamist in the Evamist Territory.  For clarity, the Evamist Business shall exclude research, development or manufacturing (including process development) activities related generally to platforms (including MDTS) or other technologies not specific to Evamist.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Evamist Contracts” means all (i) Contracts pursuant to which Seller or its Subsidiaries purchases any materials from any third party for use solely in connection with the manufacture of Evamist, all of which Contracts in effect on the date hereof are set forth on Schedule 1.1(a)(2), (ii) Contracts relating solely to any pre-clinical or clinical trial involving Evamist, all of which Contracts in effect on the date hereof are set forth on Schedule 1.1(a)(2), (iii) Contracts constituting material transfer agreements solely involving the transfer of Evamist, all of which Contracts in effect on the date hereof are set forth on Schedule 1.1(a)(2), (iv) Contracts relating solely to the marketing of Evamist or educational matters relating to the Evamist Business, all of which Contracts in effect on the date hereof are set forth on Schedule 1.1(a)(2), (v) Contracts relating solely to the supply or manufacture of Evamist, all of which Contracts in effect on the date hereof are set forth on Schedule 1.1(a)(2), (vi) Contracts constituting confidentiality agreements involving solely Evamist or the Evamist Business, all of which Contracts in effect on the date hereof are set forth on Schedule 1.1(a)(2), (vii) Contracts involving any royalty, licensing, partnering or similar arrangement solely involving Evamist or the Evamist Business, all of which Contracts in effect on the date hereof are set forth on Schedule 1.1(a)(2), (viii) Contracts pursuant to which any services are provided to Seller or its Subsidiaries with respect solely to Evamist or the Evamist Business, including consultation agreements, all of which Contracts in effect on the date hereof are set forth on Schedule 1.1(a)(2), (ix) Contracts pursuant to which any third party collaborates with Seller or its Subsidiaries in the performance of research or development solely of Evamist or the Evamist Business, all of which Contracts in effect on the date hereof are set forth on Schedule 1.1(a)(2), and (x) Contracts entered into by Seller or its Subsidiaries from the date hereof to the Closing Date to the extent relating solely to Evamist, the Purchased Assets or the Evamist Business.

“Evamist Copyrights” means all copyrights, whether registered or unregistered, and applications, if any, owned or used under license by the Seller or any of its Subsidiaries exclusively related, or necessary and primarily related, to the Evamist Business, including without limitation those copyrights set forth on Schedule 1.1(c).

“Evamist FDA Submissions” means, collectively, the Evamist IND and Evamist NDA.

“Evamist Governmental Permits” means all governmental permits, licenses, registrations, NDAs, approvals and other governmental authorizations related solely to the operation of the Evamist Business that are held in the name of Seller or any of its Subsidiaries, and any applications therefor and all files related thereto.

“Evamist IND” means the IND for Evamist set forth on Schedule 1.1(d) as filed as of the date of this Agreement, and all documents, data, analyses, and files related thereto, in each case as may be updated in accordance with this Agreement.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Evamist Intellectual Property” means (i) the Evamist Copyrights, (ii) the Evamist Patent Rights, (iii) the Evamist Know-How, (iv) the Seller Multi-Application Technology, (v) the Evamist Trademarks and (vi) any Software that is embedded in hardware included in the Purchased Assets.

“Evamist Inventory” means all inventories of Evamist in existence as of the Closing Date, together with all bulk active pharmaceutical ingredient, other raw materials, components, parts, work in process and packaging materials owned by Seller or any of its Subsidiaries as of the Closing Date for use solely in the operation of the Evamist Business.  For clarity, Evamist Inventory shall exclude raw materials, components, parts, work in process and packaging materials not specific to Evamist.

“Evamist Know-How” means any and all Evamist Manufacturing Know-How and other product specifications, processes, product designs, plans, trade secrets, ideas, concepts, inventions, manufacturing, formulations, engineering and other manuals and drawings, standard operating procedures, formulae, flow diagrams, chemical, pharmacological, toxicological, pharmaceutical, physical, analytical, safety, quality assurance, quality control and clinical data, technical information, research records, and all other confidential or proprietary technical and business information that is currently owned or used under license by the Seller or any of its Subsidiaries and used exclusively in the Evamist Business as of the Closing Date.  For the sake of clarity, none of the foregoing information shall be included in Evamist Know-How to the extent that such information is covered by any claim of any Evamist Patent.  Notwithstanding the foregoing, Evamist Know-How shall exclude the Seller Multi-Application Technology.

“Evamist Manufacturing Know-How” means any information relating to the manufacture of Evamist owned or used under license by the Seller or its Subsidiaries, including without limitation the identity, amounts and assurance quality of ingredients, the manufacturing processes and controls, specifications, technology, inventions, assays, quality control and testing procedures, know-how and trade secrets used exclusively to manufacture, formulate, test and package Evamist for use, sale, marketing and distribution in the Evamist Territory as of the Closing Date.  For the sake of clarity, none of the foregoing information shall be included in Evamist Manufacturing Know-How to the extent that such information is covered by any claim of any Evamist Patent Rights.

“Evamist NDA” means the NDA for Evamist set forth on Schedule 1.1(d) as filed as of the date of this Agreement, and all documents, data, analyses, and files related thereto, in each case as may be updated in accordance with this Agreement.

“Evamist NDA Approval” means approval of the Evamist NDA by the FDA allowing for the initiation of marketing and sale of Evamist in the United States for the treatment of vasomotor or any other similar symptoms associated with menopause.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Evamist NDA Approval Date” means the date upon which the FDA issues to Seller written notice of the Evamist NDA Approval.

“Evamist Patent Rights” means, to the extent owned or used under license by the Seller or any of its Subsidiaries, including those Patent Rights listed on Schedule 1.1(e), together with all registrations, applications and renewals thereof, and any other Patents Rights that are owned or used under license by the Seller or any of its Subsidiaries and that would be infringed by the manufacture, sale, offer to sell or importation of Evamist in the Evamist Territory.

“Evamist Product Improvement” means (to the extent applicable), to the extent owned by Seller or any of its Subsidiaries, any:  (i) line extension of Evamist; (ii) new indication of Evamist; (iii) composition of matter or article of manufacture consisting essentially of an Estrogen for dermal delivery, with or without a device suitable for dermal delivery of Estrogen; (iv) pharmaceutical combination containing an Estrogen for dermal delivery and another active ingredient; (v) new formulations comprising an Estrogen for dermal deliver; and/or (vi)  compositions of matter or articles of manufacture constituting any of the foregoing or components thereof.

“Evamist Product Registrations” means (i) the exemptions, approvals or registrations which have been received by Seller or any of its Subsidiaries as of the date of this Agreement, or which are received by Seller or any of its Subsidiaries after the date of this Agreement but before the Closing Date, for the manufacturing, testing, investigation, sale, use, distribution and/or marketing of Evamist (including any NDAs or INDs), and (ii) all dossiers, reports, data and other written materials filed as part of or referenced in any applications for such approvals or registrations, or maintained by Seller or any of its Subsidiaries and relating to such approvals or registrations, in each case related exclusively to Evamist and to the extent owned by Seller or any of its Subsidiaries as of the Closing Date.

“Evamist Purchased Intellectual Property” means (i) the Evamist Copyrights, (ii) the Evamist Patent Rights, (iii) the Evamist Know-How and (iv) the Evamist Trademarks, in each case owned by the Seller or any of its Subsidiaries.

“Evamist Territory” means the United States, and its territories and protectorates.

“Evamist Trademarks” means all trademarks, trade names, trade dress, service marks, logos and slogans, in each case whether registered or unregistered, and all internet domain names, owned by the Seller or any of its Subsidiaries and used exclusively in the conduct of the Evamist Business and in any sales, promotional, marketing or advertising materials for Evamist in the Evamist Territory, and together with all registrations, applications and renewals thereof and the goodwill associated therewith, including without limitation those set forth on Schedule 1.1(f); provided, however, that Evamist Trademarks shall not include the Corporate Name of the Seller or its Subsidiaries.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Excluded Assets” has the meaning set forth in Section 2.2.

“Excluded Books and Records” means all Books and Records related to human resources and any other employee related files and records.

“Excluded Liabilities” has the meaning set forth in Section 3.1(b).

“Excluded Tax Liability” has the meaning set forth in Section 3.1(b)(ii).

“Facility Inspection Deadline” has the meaning set forth in Section 12.1(i).

“FDA” means the United States Food and Drug Administration or any successor thereto.

“FDA Act” means the U.S. Food, Drug and Cosmetic Act of 1938, as it may be superseded or amended from time to time.

“FDA Milestone Payment” has the meaning set forth in Section 4.2(a).

“FDA Transfer Letter” has the meaning set forth in Section 8.2(e)

“Financial Information” has the meaning set forth in Section 6.11.

“First Commercial Sale” means the first commercial sale of Evamist for use in the Evamist Territory (other than for evaluation, research, testing or clinical trial purposes), which occurs after the Evamist NDA Approval Date, by the Acquiror or its Affiliates or sublicensees to an independent non-Affiliate third party in exchange for cash or some equivalent to which value can be assigned.

“GAAP” means United States generally accepted accounting principles.

“Governmental or Regulatory Authority” means any court, tribunal, arbitrator, authority, agency, commission, department, ministry, official or other instrumentality of the United States or other country, or any supra-national organization, or any foreign or domestic, state, county, city or other political subdivision.

“Hazardous Materials” means (A) any petroleum, petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (B) any chemical, material or other substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any Environmental Law.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, together with any rules or regulations promulgated thereunder.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“IND” means (i) an Investigational New Drug Application, as defined in the FDA Act and the regulations promulgated thereunder, which is required to be filed with the FDA before beginning clinical testing of a product in human subjects, or any successor application or procedure, (ii) all supplements and amendments that may be filed with respect to the foregoing and (iii) all international equivalents of the foregoing.

“Indemnification Claim Notice” has the meaning set forth in Section 11.2(c).

“Improvement” means (i) any improvement or modification to the design, materials, manufacturing and/or assembly of the metered dose transdermal spray application device reduced to practice by or on behalf of either party during the two (2) year period after the Closing Date and/or (ii) all ideas, concepts, inventions and the like created by either party pursuant to the services to be performed pursuant to the Transition Service Agreement.

“Indemnified Party” has the meaning set forth in Section 11.2(c).

“Indemnitees” has the meaning set forth in Section 11.2(c).

“Know-How” means any proprietary or nonproprietary information directly related to the manufacture, preparation, development (both research and clinical), or commercialization of a product, including, without limitation, product specifications, processes, product designs, plans, trade secrets, ideas, concepts, inventions, formulae, chemical, pharmacological, toxicological, pharmaceutical, physical, analytical, stability, safety, quality assurance, quality control and clinical information, technical information, research information, and all other confidential or proprietary technical and business information, whether or not embodied in any documentation or other tangible materials, but in no event shall the definition of “Know-How” include information properly in the public domain as of the Closing Date.

“Knowledge” with respect to (i) the Seller means the knowledge of officers or directors of the Seller, following reasonable inquiry, with responsibility for, or supervision of, the relevant matters, and (ii) the Acquiror means the knowledge of the officers, directors or senior managers, following reasonable inquiry, of the Acquiror with responsibility for supervision of the relevant matters.

“Law” means any federal, state, local or foreign law, statute, code or ordinance, or any rule or regulation promulgated by any Governmental or Regulatory Authority.

“Liability” means any direct or indirect liability, obligation, claim, deficiency, guarantee or commitment of any kind or nature (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due), including any liability for Taxes.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Liability Cap” means $1,250,000 unless and until the Seller receives payment of the FDA Milestone Payment pursuant to Section 4.2(a), and thereafter shall be $18,750,000.

“Liability Threshold” has the meaning set forth in Section 11.3(a).

“MDTS” means the metered dose transdermal spray system as described in Schedule 1.1(g), and all improvements, derivatives and modifications of such system developed by or under authority of Seller, or Acrux DDS Pty. Ltd. or its Affiliate.

“Net Sales” shall mean, with respect to a fiscal year, the total gross invoices for Evamist sold by Acquiror and its Affiliates to independent, third party customers in the Evamist Territory, less (a) customary trade, quantity and/or cash discounts taken, (b) accrued rebates, adjustments and allowances, including those amounts credited by reason of rejections, return of goods, and any retroactive price reductions relating to Evamist, (c) amounts accrued resulting from mandated rebate programs of the government of the Evamist Territory (or any agency thereof), including but not limited to Medicaid and other federal, state or local rebates, (d) accrued third party rebates and chargebacks, or similar items, related to the sale of Evamist, (e) customs duties and sales or similar taxes, if any, directly related to the sale of Evamist, (f) amounts paid by Acquiror to its customers for defective Evamist returned to Acquiror from its customers, (g) shipping and freight costs and (h) any reasonable and customary provision for uncollectible accounts with respect to sales of Evamist per se, to the extent such reserve is determined in accordance with GAAP, consistently applied across all product lines of the Person making the sales, provided in the case of (e) and (g) such amounts are included within the gross invoiced amounts and separately itemized.

“NDA” means (i) a New Drug Application for any product, as appropriate, requesting permission to place a drug on the market in accordance with 21 C.F.R. Part 314, and all supplements or amendments filed pursuant to the requirements of the FDA, including all documents, data and other information concerning a product which are reasonably necessary for FDA approval to market a product in the United States and (ii) all international equivalents of the foregoing.

“Non-Assignable Asset” has the meaning set forth in Section 2.4(a).

“No-Shop Period” has the meaning set forth in Section 8.10(a).

“Notice” with respect to a party means notice actually received by an officer, director or senior manager of the Seller, in the case of the Seller, or of the Acquiror, in the case of the Acquiror, in each case with responsibility in the relevant area, or delivered in accordance with the terms of the document, Law or Order pursuant to which such notice was given.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Order” means any writ, judgment, decree, injunction or similar order, including consent orders, of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

“Ordinary Course of Business” means an action or activity that is consistent in nature, scope and magnitude with the past practices of the Seller and its Subsidiaries with respect to the Evamist Business.

“Other Bid” has the meaning set forth in Section 8.10.

“Patent Assignment Agreement” means the Patent Assignment Agreement to be dated as of the Closing Date by and between the Acquiror and Seller, in a form to be mutually agreed upon by the parties prior to the Closing.

“Patent Rights” means any patent application (including any provisionals, divisionals, continuations, continuations-in-part (to the extent claiming subject matter invented on or before the Closing Date) and substitutions thereof), patents issuing from or granted upon such patent application (including patents of addition (to the extent claiming subject matter invented on or before the Closing Date) and substitutions thereof), reissues, extensions, reexaminations, renewal applications, supplemental patent certificates or any confirmation patent or registration patent) and all foreign counterparts of any of the foregoing.

“Person” means any natural person, corporation, general partnership, limited partnership, limited liability company, proprietorship, joint venture, other business organization, trust, entity, union, association or Governmental or Regulatory Authority.

“Post-Closing Tax Period” means any Tax period beginning after the Closing Date and the portion of any Straddle Period beginning after the Closing Date.

“Pre-Closing Tax Period” means any Tax period ending on or before the Closing Date and the portion of any Straddle Period ending on the Closing Date.

“Properties” has the meaning set forth in Section 6.12.

“Purchase Price” has the meaning set forth in Section 4.1(a).

“Purchased Assets” has the meaning set forth in Section 2.1.

“Registered Evamist Intellectual Property” means all Evamist Intellectual Property that has been registered, filed, certified or otherwise perfected or recorded with or by any Governmental or Regulatory Authority.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“[***] Facilities” means the facilities of [***].

“Related Agreements” means the Trademark Assignment Agreement, Patent Assignment Agreement, Bill of Sale, Transition Services Agreement, Sublicense Agreement (only if the Sublicense Agreement is required to be executed and delivered pursuant to Section 2.7) and duly executed and attested assignments of transfer, or such other instruments of conveyance as may be required by Law, sufficient to permit the proper recordation of transfer of title ownership in all Registered Evamist Intellectual Property owned by the Seller from the Seller or its Subsidiaries to Acquiror in accordance with this Agreement.

“Required Permits” shall have the meaning set forth in Section 6.8(a).

“Restricted Estrogens” means any of:  Estradiol, 17-beta estradiol, 17-alpha estradiol, ethinyl estradiol or tibolone.

“Seller” has the meaning set forth in the preamble to this Agreement.

“Seller Disclosure Schedule” has the meaning set forth in the preamble to Article VI.

“Seller Governmental Consents” has the meaning set forth in Section 6.3(a).

“Seller Material Adverse Effect” means any state of facts, change, development, event, occurrence, effect or condition that, individually or in the aggregate, (i) is materially adverse to the Purchased Assets or (ii) materially impairs or delays the ability of Seller to perform its obligation hereunder, except that any such state of facts, change, development, event, occurrence, effect or condition resulting from or arising out of or in connection with any of the following, either alone or in combination, shall not be taken into consideration for purposes of determining whether a Seller Material Adverse Effect has occurred or arisen:  (a) the announcement of this Agreement or the pendency of the transactions contemplated hereby, (b) the performance by the Seller of its obligations under this Agreement, (c) general economic conditions in any country where the Evamist Business is conducted to the extent that they do not disproportionately affect the Seller relative to other industry participants, (d) general conditions in any industry in which the Evamist Business is conducted to the extent that they do not disproportionately affect the Seller relative to other industry participants, (e) changes or conditions in economic, regulatory, political or capital markets conditions generally to the extent that they do not disproportionately affect the Seller relative to other industry participants, (f) any natural disaster or any acts of terrorism, sabotage, military action or war (whether or not declared) or any escalation or worsening thereof, (g) the Seller’s failure to meet any financial projections in and of itself (it being understood that the facts or occurrences giving rise or contributing to such failure may be deemed to constitute, or be taken into account in

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

determining, whether there has been or will be a Seller Material Adverse Effect) or (h) changes in Law or GAAP.

“Seller Multi-Application Technology” means [***] that is currently owned by the Seller or any of its Subsidiaries and used in both the [***] and [***] as of the Closing Date, which are summarized on [***].

“Seller Third Party Consents” has the meaning set forth in Section 6.3(b).

“Software” means (to the extent applicable) computer programs, including any and all software implementations of algorithms, models and methodologies whether in source code or object code form, databases and compilations, including any and all data and collections of data, and all documentation, including user manuals and training materials, related to any of the foregoing; provided, however, that “Software” shall not include software that is readily purchasable or licensable and which has not been modified in a manner material to the use or function thereof (other than through user preferences).

“Straddle Period” means any Tax period beginning on or before and ending after the Closing Date.

“Sublicense Agreement” means the Sublicense Agreement, substantially in the form attached hereto as Exhibit A, to be effective as of the Closing Date, only if applicable pursuant to Section 2.7, by and between Seller and Acquiror, whereby Seller agrees to grant to Acquiror an exclusive sublicense under the Licensed Intellectual Property (as defined in the Acrux License) solely to exploit, import, export, make, have made, develop, use, market, offer for sale and sell Evamist in the Field (as defined in the Acrux License) and subject to the other terms and conditions set forth therein.

“Subsidiary” of a Person means any entity Controlled by that Person.

“Superior Bid” means any unsolicited bona fide written offer made by a third party to consummate a proposal for a sale, spin-off or other disposition or similar transaction involving the Evamist Business and all or substantially all of the Purchased Assets on terms that the board of directors of the Seller determines in good faith, after consultation with its outside counsel and financial advisor, and after taking into account the purchase price and other terms and conditions of such proposal, the legal and regulatory aspects of such proposal and the Person making such proposal, (i) to be more favorable to the Seller’s stockholders than the transactions contemplated by this Agreement and (ii) is likely to be consummated on its terms in a timely manner.

“Survival Period” shall have the meaning set forth in Section 11.1.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Taxes” means all of the following in connection with the operations of the Evamist Business or the transactions contemplated hereby:  (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, value added, ad valorem, transfer, franchise, profits, license, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, capital tax, customs duty or other tax, governmental fee or other like assessment imposed by any governmental, regulatory or administrative entity or agency responsible for the imposition of any such tax (domestic or foreign) including any interest, penalty or addition thereon, whether disputed or not; (ii) any Liability for the payment of any amounts of the type described in (i) as a result of being a member of any affiliated, consolidated, combined, unitary or other group for any Taxable period; and (iii) any Liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other Person.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Termination Date” has the meaning set forth in Section 12.1(b).

“Third Party Claim” has the meaning set forth in Section 11.2(d).

“Trademark Assignment Agreement” means the Trademark Assignment Agreement to be dated as of the Closing Date by and between the Acquiror and Seller, in a form to be mutually agreed upon by the parties prior to the Closing.

“Transfer Taxes” has the meaning set forth in Section 4.4.

“Transition Services Agreement” means the Transition Services Agreement to be dated as of the Closing Date by and between Seller and Acquiror, substantially in the form attached hereto as Exhibit B, whereby Seller agrees to provide assistance to Acquiror in matters related to the Evamist Product Registrations and Evamist Business, including but not limited to making specified individuals identified in such agreement available to Acquiror for purposes of providing such assistance.

“Treasury Regulations” means the Treasury Regulations promulgated under the Code.

Section 1.2            Construction of Certain Terms and Phrases.  Unless the context of this Agreement otherwise requires:  (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement; (iv) the terms “Article” or “Section” refer to the specified Article or Section of this

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Agreement; (v) the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”; and (vi) the term “including” means “including without limitation.”  Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.

ARTICLE II.

PURCHASE AND SALE OF ASSETS; GRANT OF LICENSES; SUBLICENSE AGREEMENT

Section 2.1            Purchase and Sale of Assets at the Closing.  Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller shall, on behalf of itself and its Subsidiaries, sell, convey, assign, transfer and deliver to the Acquiror, and the Acquiror shall purchase and acquire from Seller, all of Seller’s right, title and interest in and to the following assets, free and clear of all Encumbrances (collectively, the “Purchased Assets”):

(a)           the Assumed Contracts;

(b)           all Evamist Books and Records;

(c)           all Evamist Inventory, excluding such Evamist Inventory Acquiror elects to exclude as designated in writing by Acquiror prior to the Closing Date;

(d)           all Evamist Purchased Intellectual Property;

(e)           all Evamist Product Registrations, excluding the Evamist FDA Submissions (subject to Section 8.5);

(f)            all Evamist Governmental Permits, to the extent legally transferable (excluding the Evamist FDA Submissions, subject to Section 8.5);

(g)           the Evamist FDA Submissions upon transfer pursuant to Section 8.5;

(h)           any other assets related primarily to the research (including all pre-clinical and clinical studies), development, manufacture, formulation, use, distribution, marketing, sale and promotion of Evamist, provided, however, that:

(i)      using the [***], the Acquiror, after the Closing, itself or through a contract manufacturer, shall use commercially reasonable efforts to, and subject to the terms of the manufacturing and supply contract to be entered into by and between the Acquiror and [***], manufacture or cause to be manufactured, on

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

behalf of and for delivery to the Seller up to 150,000 transdermal spray housings by January 1, 2008 and up to 150,000 transdermal spray housings by April 1, 2008, in each case subject to the Seller providing Acquiror a written purchase order for such quantities at least 120 calendar days in advance of the delivery date therefor and agreement to reimburse Acquiror for its actual cost therefor; provided, however, the Acquiror shall not be required to take any action under this Section 2.1(h)(i) that would interfere with, or be detrimental to, the Evamist Business as conducted by the Acquiror following the Closing, as determined by the Acquiror in good faith; and

(ii)     with respect to the [***] and [***] located at [***], the Acquiror, for a period of 120 calendar days after the Closing, shall use commercially reasonable efforts to make such equipment available at its then current location for reasonable use on behalf of the Seller in connection with the manufacturing of its testosterone metered dose transdermal spray product, and the parties shall cooperate with respect to the scheduling of such use such that the Seller shall have reasonable access to such equipment as determined by the parties; provided, however, the Acquiror shall not be required to take any action under this Section 2.1(h)(ii) that would interfere with, or be detrimental to, the Evamist Business as conducted by the Acquiror following the Closing, as determined by the Acquiror in good faith; provided, further, the Seller shall use commercially reasonable efforts following the Closing to either purchase a [***] and [***] or find an alternative arrangement with a third party for use of such [***] and [***]; provided, further, that the Seller shall reimburse the Acquiror for any costs incurred by the Acquiror as a result of this Section 2.1(h)(ii).

In addition, for clarity, the parties agree and acknowledge that, with the exception of the foregoing [***] and [***], the Purchased Assets shall exclude any assets used by the Seller solely in connection with its [***]; and

(i)            all rights, claims and credits, including all guarantees, warranties, indemnities and similar rights in favor of Seller or any of its Affiliates or any of their respective employees to the extent relating to any Purchased Asset or any Assumed Liability.

Section 2.2            Excluded Assets.  Notwithstanding anything to the contrary set forth in this Agreement, the Seller shall have no obligation to sell, convey, transfer, assign or otherwise deliver unto the Acquiror pursuant to this Agreement, and the Acquiror shall have no obligation to purchase or otherwise accept from the Seller pursuant to this Agreement, any of the right, title or interest of the Seller in or to any of the assets of the Seller other than the Purchased Assets (collectively, the “Excluded Assets”).  Without limiting the generality of the foregoing,

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

the Excluded Assets shall expressly include (and, therefore, the Purchased Assets shall specifically exclude) the following:

(a)           the Corporate Name;

(b)           all human resource and other employee related files and records;

(c)           all Books and Records, other than the Evamist Books and Records;

(d)           subject to Section 8.11, any insurance policies of Seller or its Subsidiaries or rights thereunder or proceeds thereof;

(e)           the Evamist FDA Submissions (subject to Section 8.5);

(f)            the Seller Multi-Application Technology;

(g)           the right to a refund requested from the FDA for any or all of the Evamist NDA filing fee;

(h)           all right, title and interest of the Seller in and to any real property, whether owned or leased by the Seller;

(i)            all cash, cash equivalents, marketable securities and similar cash items of the Seller, whether or not arising from the Evamist Business;

(j)            all refunds and rights to refunds related to Taxes; and

(k)           all claims, actions, deposits, prepayments, refunds, causes of action, rights of recovery, rights of set off and rights of recoupment of any kind or nature (including any such item relating to Taxes) relating to the Excluded Assets.

Section 2.3            Retention of Assets.  Notwithstanding anything to the contrary contained in this Agreement and without limiting Section 2.8, the Seller may retain, at its expense, one archival copy of all Assumed Contracts, Evamist Books and Records and other documents or materials conveyed hereunder, in each case, which the Seller in good faith determines it is reasonably likely to need access to in connection with performing its rights and obligations under this Agreement.  Without limiting Section 2.8, access to such information shall be restricted to the Seller’s legal counsel and such employees of the Seller who have a “need to know” such information in connection therewith. Upon the final performance of its rights and obligations hereunder, Seller shall (i) if such materials relate solely to the Evamist Business, destroy or deliver to the Acquiror such materials, and (ii) if such materials relate to both the Evamist Business and any other business of Seller, redact, to the extent practicable, any portion

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

of such materials that contain information relating solely to the Evamist Business, provided, however, if the Clinical Results Option is exercised, the Data Package will be excluded in the case of (i) and (ii) above.

Section 2.4            Assignability and Consents.

(a)           Notwithstanding anything to the contrary contained in this Agreement, if the sale, conveyance, assignment, transfer or delivery or attempted sale, conveyance, assignment, transfer or delivery to the Acquiror of any Purchased Asset is (i) prohibited by any applicable Law or (ii) would require any authorizations, approvals, consents or waivers from a third Person and such authorizations, approvals, consents or waivers shall not have been obtained prior to the Closing Date (each, a “Non-Assignable Asset”), in either case, the Closing shall proceed (subject to the parties rights under Article IX and X, as applicable),  but the Closing shall not constitute the sale, conveyance, assignment, transfer or delivery of such Non-Assignable Asset, and this Agreement shall not constitute a sale, conveyance, assignment, transfer or delivery of such Non-Assignable Asset unless and until such authorization, approval, consent or waiver is obtained.  After the Closing, the Seller shall continue to use commercially reasonable efforts to obtain any Seller Third Party Consent.

(b)           Once authorization, approval or waiver of or consent for the sale, conveyance, assignment, transfer or delivery of any such Non-Assignable Asset not sold, conveyed, assigned, transferred or delivered at the Closing is obtained, the Seller shall convey, assign, transfer and deliver such Non-Assignable Asset to the Acquiror at no additional cost to the Acquiror.  Notwithstanding anything to the contrary contained in this Agreement, the Acquiror shall not assume any Liabilities with respect to a Non-Assignable Asset until it has been assigned to the Acquiror.

Section 2.5            License to Seller Multi-Application Technology.  Effective as of the Closing, the Seller hereby grants, on behalf of itself and its Subsidiaries, to the Acquiror a fully paid, royalty free license in perpetuity under the Seller Multi-Application Technology solely to exploit, import, export, make, have made, develop, use, market, offer for sale and sell products (other than a product for transdermal delivery of any Androgen), which license shall be exclusive as to Evamist and non-exclusive as to any other product. For purposes of the foregoing and Section 2.6 below, “Androgen” means any of the following:  testosterone, androstenediol, androstenedione, dehydroepiandrosterone, dihydrotestosterone, tibolone or any selective androgen receptor modulator.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Section 2.6            Licenses to Improvements.  Effective as of the Closing:

(a)           the Seller hereby grants to the Acquiror a worldwide, fully paid, royalty free, non-exclusive license in perpetuity under Improvements owned or controlled by the Seller to exploit, import, export, make, have made, develop, use, market, offer for sale and sell products other than a product for transdermal delivery of any Androgen; and

(b)           the Acquiror hereby grants to the Seller a worldwide, fully paid, royalty free, non-exclusive license in perpetuity under Improvements owned or controlled by the Acquiror to exploit, import, export, make, have made, develop, use, market, offer for sale and sell products other than Competing Products.

Section 2.7            Sublicense Agreement.  In the event that the Acrux License Assignment Consent has not been obtained as of the Closing, the Seller shall grant to the Acquiror an exclusive sublicense under the Licensed Intellectual Property (as defined in the Acrux License) pursuant to, and upon the terms and subject to the conditions set forth in, the Sublicense Agreement, effective as of the Closing.

Section 2.8            Clinical Results Option.  Notwithstanding anything to the contrary set forth in this Agreement, in the event that the Acquiror so elects by giving written notice thereof to the Seller prior to the Closing (the “Clinical Results Option”), the Seller shall have the right to retain a copy of all pre-clinical and clinical trial data results obtained in the course of the development of Evamist and all Evamist Product Registrations (collectively, the “Data Package”), which Seller shall have the right to sell and transfer to a third party for such third party’s use, modification, reference and disclosure solely in connection with such third party seeking regulatory approval to market and commercialize one or more pharmaceutical products consisting of MDTS containing Estradiol or any other Estrogen, which product is controlled or developed by or on behalf of such third party, in the European Union (the “Approved Uses”); provided, however, any such sale and transfer of the Data Package shall (i) be subject to standard and customary confidentiality obligations that limit the use thereof to the Approved Uses and to Persons subject to similar confidentiality obligations, except in the case of disclosure to Governmental or Regulatory Authorities which disclosure would as a matter of Law be maintained as confidential, and (ii) provide that the third party purchaser of such Data Package may not license, sell, dispose or otherwise transfer the Data Package to any other Person without the prior written consent of Acquiror (such consent not to be unreasonably withheld conditioned or delayed), except to the extent reasonably necessary to enable the Approved Uses (provided such usage does not involve a further transfer of ownership of the Data Package) and in all events subject to the confidentiality obligations described in clause (i) above.  For clarity, Seller shall have the right to retain any and all consideration obtained from such sale and transfer of the Data Package.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ARTICLE III.

ASSUMPTION OF LIABILITIES

Section 3.1            Assumption of Liabilities.

(a)           Upon the terms and subject to the conditions set forth in this Agreement, as of the Closing Date, the Acquiror agrees to assume, satisfy, perform, pay and discharge each of the following Liabilities (the “Assumed Liabilities”):

(i)      all Liabilities of Seller or any of its Subsidiaries under the Assumed Contracts (in the case of an Assumed Contract requiring third party consent to assignment, where such consent has been obtained), but only to the extent such Liabilities arise from any event, circumstance or condition occurring after the Closing;

(ii)     all Liabilities with respect to the Evamist Governmental Permits that are Purchased Assets to the extent relating to the operation or conduct of the Evamist Business by or on the behalf of the Acquiror from and after the Closing, excluding the Evamist NDA;

(iii)    all Liabilities for Taxes arising out of or relating to, directly or indirectly, the Purchased Assets (including Evamist) or the ownership, sale or lease of any of the Purchased Assets attributable to the Post-Closing Tax Period, other than the Excluded Tax Liabilities;

(iv)    the Liability for fifty percent (50%) of the payment due to Fempharm Pty Ltd. pursuant to Section 3.2(b) of the Acrux License; and

(v)     all Liabilities after the Closing Date arising out of or related to the Acquiror’s ownership of the Purchased Assets and operation and conduct of the Evamist Business by or for the benefit of the Acquiror.

(b)           Notwithstanding anything contained in this Agreement to the contrary, from and after the Closing Date, the Seller shall retain all of the following Liabilities (“Excluded Liabilities”):

(i)      all accounts payable and other similar Liabilities of the Seller and its Subsidiaries, excluding fifty percent (50%) of the payment due to Fempharm Pty Ltd. pursuant to Section 3.2(b) of the Acrux License;

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(ii)     any Liability incurred by the Seller in accordance with Section 8.5 in obtaining Evamist NDA Approval;

(iii)    any Liability of Seller or any of its Subsidiaries, or any member of any consolidated, affiliated, combined or unitary group of corporations of which Seller or any of its Subsidiaries is or has been a member, for Taxes and any liabilities for Taxes attributable to the Purchased Assets for any Pre-Closing Tax Period (“Excluded Tax Liability”);

(iv)    all Liabilities of the Seller and its Subsidiaries arising out of any product liability, patent infringement, breach of warranty or similar claim for injury to person or property or any other claim related to the Purchased Assets or the Evamist Business arising prior to the Closing (including all proceedings relating to any such Liabilities);

(v)     all Liabilities of the Seller and its Subsidiaries arising out of government seizures, field corrections, withdrawals or recalls of Evamist manufactured, transferred or sold prior to the Closing, which are claimed prior to, on or after the Closing Date;

(vi)    all Liabilities of the Seller and its Subsidiaries with respect to any litigation or other claims related to the Evamist Business or Purchased Assets to the extent arising from any event, circumstance or condition occurring or alleged to have occurred prior to the Closing;

(vii)     any Liability of the Seller related to any product or service of the Seller or any of its Subsidiaries other than Evamist or the operation or conduct by the Seller or any of its Subsidiaries of any business other than the Evamist Business;

(viii)  any Liability or obligation of Seller or any of its Subsidiaries (A) arising out of any actual or alleged breach by Seller or any of its Subsidiaries of, or nonperformance by Seller or any of its Subsidiaries under, any Assumed Contract prior to the Closing or (B) accruing under any Assumed Contract prior to the Closing;

(ix)    any Liability of the Seller to the extent arising out of (i) any suit, action or proceeding pending or, to the Knowledge of the Seller, threatened as of the Closing, with respect to claims which arise from facts, events or circumstances occurring prior to the Closing, or (ii) any actual or alleged violation by the Seller or any of its Affiliates of any Law applicable to the Seller or any of its Affiliates;

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(x)     any Liability of the Seller that relates to any Excluded Asset;

(xi)    any Liability of Seller or any of its Subsidiaries or ERISA Affiliates under or relating to (A) any employee benefit plan, or relating to wages, bonuses, payroll, vacation, sick leave, workers’ compensation, unemployment benefits, pension benefits, employee stock option or profit-sharing plans, health care plans or benefits, phantom stock, deferred compensation or other similar plan or arrangement, or any other employee plans or benefits of any kind, in each case, which Seller or any Subsidiary or ERISA Affiliate has entered into, maintains or administers or has maintained or administered, to which Seller or any Subsidiary or ERISA Affiliate contributes or has contributed or is or has been required to contribute, or under or with respect to which Seller or any ERISA Affiliate has or may have any Liability and (B) any actual or alleged violation by the Seller or any of its Affiliates of any equal employment or employment discrimination laws;

(xii)     any Liability under Environmental Laws arising out of or relating to the operation or conduct of the Evamist Business or the use or ownership of the Purchased Assets in the Evamist Territory, in each case, before the Closing;

(xiii)    any Liability of the Seller to any of its Affiliates; and

(xiv)    any other Liability of Seller or any of its Subsidiaries or Affiliates that is not specifically listed as an Assumed Liability under Section 3.1(a) (including any Liability to the extent resulting from the ownership, use, operation or maintenance of the Purchased Assets by or on behalf of Seller prior to the Closing, or the operation or conduct of the Evamist Business by or on behalf of the Seller prior to the Closing).

ARTICLE IV.

PURCHASE PRICE AND PAYMENT

Section 4.1            Purchase Price.  As consideration for the Purchased Assets, the grant of the license under the Seller Multi-Application Technology pursuant to Section 2.5 and, as applicable, the grant of the sublicense pursuant to the Sublicense Agreement, at the Closing, the Acquiror shall:

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(a)           assume the Assumed Liabilities; and

(b)           pay to Seller an aggregate amount equal to the sum of $10,000,000 (the “Purchase Price”).

The Purchase Price shall be payable in cash by wire transfer of immediately available funds to an account designated by Seller to Acquiror in writing at least two (2) Business Days prior to Closing.

Section 4.2            Milestone Payments.

(a)           Upon such date that the Evamist NDA Approval is granted by the FDA and the Evamist FDA Submissions and all rights associated therewith are transferred to Acquiror pursuant to Section 8.5, Acquiror shall pay to Seller, within five (5) Business Days thereafter, $140,000,000 in cash (the “FDA Milestone Payment”).

(b)           In the event that Net Sales of Evamist equal or exceed $100,000,000 in any fiscal year of the Acquiror, Acquiror shall pay to Seller, within ten (10) Business Days after the completion of the audit of the consolidated financial statements of Acquiror as of and for such fiscal year, but in no event later than sixty (60) days after the end of such fiscal year, $10,000,000 in cash. For the avoidance of doubt, the amount required to be paid pursuant to this Section 4.2(b) (if required to be paid) shall only be paid once and, for clarity, not with respect to every fiscal year that annual Net Sales of Evamist equal or exceed $100,000,000.

(c)           In the event that Net Sales of Evamist equal or exceed $200,000,000 in any fiscal year of the Acquiror, Acquiror shall pay to Seller, within ten (10) Business Days after the completion of the audit of the consolidated financial statements of Acquiror as of and for such fiscal year, but in no event later than sixty (60) days after the end of such fiscal year, either (i) $20,000,000 in cash or (ii) if the Acquiror has given written notice to the Seller prior to the Closing of its election to exercise the Clinical Results Option, $10,000,000 in cash.  For the avoidance of doubt, the amount required to be paid pursuant to this Section 4.2(c) (if required to be paid) shall only be paid once and, for clarity, not with respect to every fiscal year that Net Sales of Evamist equal or exceed $200,000,000.  In addition, for the avoidance of doubt, the amounts required to be paid pursuant to Sections 4.2(b) and (c), respectively, may be paid with respect to the same fiscal year in the event that Net Sales of Evamist equal or exceed both $100,000,000 and $200,000,000 for the first time in such fiscal year.

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(d)           All payments paid to the Seller pursuant to this Section 4.2, shall be by wire transfer of immediately available funds to an account designated by the Seller at least two (2) Business Days prior to the date on which such payment is required to be paid.

(e)           Within five (5) Business Days after the completion of the audit of the consolidated financial statements of Acquiror as of and for such fiscal year, until such time as the Seller has received the applicable milestone payment pursuant to Section 4.2(c), the Acquiror shall provide the Seller with a report, certified by the Acquiror’s Chief Financial Officer, setting forth the Net Sales (including an itemized list of the deductions from the total gross invoices used in calculating such Net Sales) of Evamist during such fiscal year for each country within the Evamist Territory and the amount, if any, due pursuant to Section 4.2(b) and/or 4.2(c) with respect to such fiscal year.  The Acquiror shall keep complete and accurate records in sufficient detail to make the reports required hereunder, to confirm its compliance with the provisions of this Section 4.2, to properly reflect all Net Sales of Evamist and to verify the determination of all amounts payable hereunder.

(f)            Upon the written request of the Seller, the Acquiror shall permit an independent certified public accounting firm of recognized national standing in the United States designated by the Seller and reasonably acceptable to the Acquiror to have access during normal business hours to such of the records of the Acquiror as may be reasonably necessary to verify the accuracy of any Net Sales reported and amounts payable under Section 4.2(b) and (c) of this Agreement.  Each party shall submit such information in its possession or control to the accounting firm reasonably necessary for verification of Net Sales. Any such verification shall be carried out under customary conditions of confidentiality.  If the accounting firm determines that additional amounts were payable, the Acquiror shall have ten (10) Business Days from the delivery of such accounting firm’s written report to submit additional information to the accounting firm, and the accounting firm will take such additional information under consideration for a period not to exceed ten (10) Business Days. Thereafter, if the accounting firm finally determines that Acquiror owes any additional amounts to Seller, such amount shall be paid within ten (10) Business Days of such determination, plus interest on such amount (from the date such amount was originally due under this Agreement) at the six month LIBOR rate as reported by the East Coast Edition of the Wall Street Journal on the date such payment is due.  The fees charged by such accounting firm shall be paid by the Seller, provided, however, that if the audit discloses that additional amounts were owed to the

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Seller, then the Acquiror shall reimburse the Seller for the fees and expenses charged by such accounting firm.

Section 4.3            Allocation of Purchase Price.  The Purchase Price shall be allocated among the Purchased Assets, the grant of the license under the Seller Multi-Application Technology pursuant to Section 2.5 and, as applicable, the grant of the sublicense pursuant to the Sublicense Agreement in accordance with Section 1060 of the Code and the Treasury Regulations promulgated thereunder, and the Acquiror and the Seller agree to (a) be bound by the allocation, (b) act in accordance with the allocation in the preparation of financial statements and filing of all Tax Returns (including, without limitation, filing Internal Revenue Service Form 8594 with their United States federal income Tax Return for the taxable year that includes the date of the Closing) and in the course of any Tax audit, Tax review or Tax litigation relating thereto, and (c) take no position and cause their Affiliates to take no position inconsistent with the allocation for income Tax purposes, including United States federal and state income Tax and foreign income Tax, unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code.  The Acquiror shall initially determine and send written Notice to the Seller of the allocation of the Purchase Price within thirty (30) days after the Closing Date.  The Seller will be deemed to have accepted such allocation unless it provides written Notice of disagreement to the Acquiror within ten (10) days after the receipt of the Seller’s Notice of allocation.  If the Seller provides such Notice of disagreement to the Acquiror, the parties shall proceed in good faith to determine the allocation in dispute.  If, within ten (10) days after the Acquiror receive the Seller’s Notice of disagreement, the parties have not reached agreement, the Accountants shall be engaged to determine the final allocation in dispute.  The Seller and the Acquiror shall share equally the fees of such Accountants.  Not later than thirty (30) days prior to the filing of their respective Internal Revenue Service Forms 8594 relating to this transaction, each party shall deliver to the other party a copy of its Internal Revenue Service Form 8594.

Section 4.4            Sales, Use and Other Taxes.  All transfer, documentary, sales, use, valued-added, gross receipts, stamp, registration or other similar transfer taxes incurred in connection with the transfer and sale of the Purchased Assets as contemplated by the terms of this Agreement, including all recording or filing fees, notarial fees and other similar costs of Closing, that may be imposed, payable, collectible or incurred (“Transfer Taxes”) shall be timely paid by Seller.  The parties hereto shall reasonably cooperate, to the extent reasonably requested and permitted by applicable law, in minimizing any such Transfer Taxes.  The party required by law will file all necessary Tax Returns and other documentation with respect to any such Transfer Taxes within the time prescribed by applicable law, and the other party will join in the execution of any such Tax Returns and other documentation.  All costs incurred in the filing of such Tax Returns will be paid by Seller. The Seller shall provide Acquiror with evidence satisfactory to Acquiror that such transfer Taxes have been timely paid by the Seller.

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Section 4.5            Tax Withholding.  All payments made by Acquiror to Seller pursuant to this Agreement shall be made free and clear of any withholding, deduction or offset.

Section 4.6            Risk of Loss.  Until the Closing, the Seller shall bear the risk of any loss or damage to the Purchased Assets from fire, casualty or any other occurrence.  Following the Closing, Acquiror shall bear the risk of any loss or damage to the Purchased Assets from fire, casualty or any other occurrence.

Section 4.7            Subsidiaries.  Acquiror shall, upon ten (10) Business Days prior written notice to Seller, have the right to designate one or more of its wholly-owned direct or indirect Subsidiaries (each, a “Designated Acquiror Subsidiary”) to purchase all or any of the Purchased Assets or assume all or any of the Assumed Liabilities so long as Acquiror shall remain liable for all of its liabilities and obligations hereunder and under the Related Agreements; provided, however, that Acquiror shall not be permitted to make such a designation if such designation would, or would reasonably be expected to, (i) result in any material costs, or any material liabilities, to the Seller or its Subsidiaries (including but not limited to any liability for Taxes, regardless of materiality and whether withheld at the source or otherwise), (ii) materially delay or prevent the consummation of the transactions contemplated hereby, (iii) materially adversely affect the obtaining of consents and approvals in connection with the transactions contemplated hereby (or require that material consents and approvals be resolicited) or (iv) otherwise cause the conditions to Closing set forth in Articles IX and X hereof to not be satisfied.

ARTICLE V.

CLOSING

Section 5.1            Time and Place.  Unless this Agreement is earlier terminated pursuant to Article XII, the closing of the transactions contemplated by this Agreement, including the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities (the “Closing”), shall take place as promptly as practicable, but in no event later than five (5) Business Days following satisfaction or waiver of the conditions set forth in Articles IX and X, at 9:00 a.m., Pacific Standard time, at the offices of Latham & Watkins LLP, 650 Town Center Drive 20th Floor, Costa Mesa, California 92626, unless another time or place shall be agreed to by the parties (the “Closing Date”).

Section 5.2            Deliveries at Closing.

(a)           Closing Deliveries by the Seller.  At the Closing, the Seller shall deliver or cause to be delivered to the Acquiror:

(i)        an original of each of the Trademark Assignment Agreement,

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the Patent Assignment Agreement, the Bill of Sale, the Transition Services Agreement and the Sublicense Agreement (only if the Sublicense Agreement is required to be executed and delivered pursuant to Section 2.7), executed by the Seller, and copies of all documents required to be delivered by the Seller pursuant to the Related Agreements;

(ii)       an unredacted, fully executed copy of each of the Assumed Contracts;

(iii)      assignment and assumption agreements and/or subcontracts, as applicable, in form and substance reasonably acceptable to the Seller and the Acquiror, assigning to the Acquiror all rights of the Seller in and to the Assumed Contracts;

(iv)      written evidence of the receipt of all Seller Governmental Consents set forth on Schedule 6.3(a) of the Seller Disclosure Schedule and Seller Third Party Consents set forth on Schedule 6.3(b) of the Seller Disclosure Schedule;

(v)       written evidence (including duly executed UCC-3 forms, as applicable) that all liens and encumbrances related to the Purchased Assets, if any, have been released;

(vi)      all forms, certificates and other documents referred to in Section 8.12(d); and

(vii)     the certificates and other matters described in Article X.

(b)           Closing Deliveries by the Acquiror.  At the Closing, the Acquiror will deliver or cause to be delivered to the Seller:

(i)        the Purchase Price in immediately available funds by wire transfer to an account or accounts that shall have been designated by the Seller not less than two (2) Business Days prior to the Closing Date;

(ii)       an original of each of the Trademark Assignment Agreement, the Patent Assignment Agreement, the Bill of Sale, the Transition Services Agreement and the Sublicense Agreement (only if the Sublicense Agreement is required to be executed and delivered pursuant to Section 2.7), executed by the Acquiror, and copies of all documents required to be delivered by the Acquiror pursuant to the Related Agreements;

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(iii)      such instruments of assumption and other instruments or documents, in form and substance reasonably acceptable to the Seller and the Acquiror, as may be necessary to effect the Acquiror’s assumption of the Assumed Liabilities and the Assumed Contracts; and

(iv)      the certificates and other matters described in Article IX.

(c)           Further Deliveries of the Seller.  At or promptly following the Closing, but in no event later than thirty (30) days thereafter, the Seller shall deliver or cause to be delivered to Acquiror the following:  (i) Evamist Governmental Consents, (ii) the Evamist Books and Records and (iii) any other Purchased Asset which was not delivered to Acquiror on the Closing Date.

ARTICLE VI.

REPRESENTATIONS AND WARRANTIES OF THE SELLER

Except as set forth in the disclosure schedule supplied by the Seller to the Acquiror and dated as of the date hereof (the “Seller Disclosure Schedule”), which Seller Disclosure Schedule identifies the Section (or, if applicable, subsection) to which such exception relates (provided, however, that such disclosure shall also apply to particular matters represented or warranted in other Sections and subsections to the extent that it is readily apparent from the text of such disclosure), the Seller represents and warrants to the Acquiror as follows:

Section 6.1            Organization, Etc.  The Seller is duly incorporated, validly existing and, where applicable, in good standing under the laws of Delaware and has all requisite power and authority to own its assets, including the Purchased Assets, and carry on the Evamist Business as currently conducted by it.  The Seller is duly authorized to conduct its business and is in good standing in each jurisdiction where such qualification is required to own the Purchased Assets or conduct the Evamist Business as they are now being conducted, except where the failure to be so qualified or in good standing would not be reasonably expected to have a Seller Material Adverse Effect.  The certificate of incorporation, bylaws or other similar governing instruments and organizational documents (the “Charter Documents”) of the Seller that have been delivered to the Acquiror on or prior to the date hereof are effective under applicable Laws and are current, correct and complete.  No Affiliates of the Seller are presently or have in the past been engaged in the development, manufacture, marketing or sale of Evamist or the operation or conduct of the Evamist Business.

Section 6.2            Authority of the Seller.  The Seller has all necessary corporate power and authority and has taken all actions necessary to enter into this Agreement, to execute and deliver the Related Agreements to which it is or will be a party and carry out the transactions contemplated hereby and by the Related Agreements to which it is or will be a party.  The board

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of directors of the Seller has taken all action required by Law and the Charter Documents of the Seller and otherwise to be taken by it to duly authorize (i) the execution and delivery of this Agreement and the Related Agreements to which it is or will be a party and (ii) the consummation of the transactions contemplated hereby and by the Related Agreements to which it is or will be a party.  No other corporate proceedings on the part of the Seller are necessary to authorize this Agreement and the Related Agreements and the transactions contemplated hereby and thereby.  This Agreement has been duly and validly executed and delivered by the Seller and, when executed and delivered by the Acquiror, will constitute a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms.  When executed and delivered by the Seller, each Related Agreement will constitute a legal, valid and binding obligation of the Seller enforceable against it in accordance with its terms.  Notwithstanding the matters set forth in this Section 6.2, the enforceability of this Agreement and the Related Agreements may be limited by principles of public policy and the rules of law governing specific performance, injunctive relief or other equitable remedies.

Section 6.3            Consents and Approvals.

(a)           Schedule 6.3(a) of the Seller Disclosure Schedule sets forth a complete and accurate list (the “Seller Governmental Consents”) of all consents, waivers, approvals, Orders, permits or authorizations of, or registrations, notifications, declarations, payments or filings with, any Governmental or Regulatory Authority that are required by or with respect to the Seller in connection with the execution and delivery of this Agreement and the Related Agreements by the Seller or the performance of its obligations hereunder and thereunder.

(b)           Schedule 6.3(b) of the Seller Disclosure Schedule sets forth a complete and accurate list (the “Seller Third Party Consents”) of all material consents, waivers, approvals, or authorizations of, or notices to, any third party (other than a Governmental or Regulatory Authority) that are required by or with respect to the Seller in connection with the execution and delivery of this Agreement and the Related Agreements by the Seller or the performance of its obligations hereunder and thereunder.

Section 6.4            Non-Contravention.  The execution and delivery by the Seller of this Agreement and the Related Agreements does not, and the performance by Seller of its respective obligations under this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby will not:

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(a)           conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Charter Documents of the Seller;

(b)           assuming the receipt of all consents, waivers, approvals, Orders, permits or authorizations of Governmental and Regulatory Authorities, and the termination or expiration of any waiting periods thereunder (set forth in Schedule 6.4(b) of the Seller Disclosure Schedule) required to be obtained by the Seller and the making of all registrations, notifications, declarations or filings with Governmental and Regulatory Authorities, and the termination or expiration of any waiting periods thereunder (set forth in Schedule 6.4(b) of the Seller Disclosure Schedule) required to be made by or with respect to the Seller, conflict with or result in a violation or breach of any term or provision of any Law applicable to the Seller, the Evamist Business or the Purchased Assets; or

(c)           conflict with or result in (i) a Default under, (ii) the loss of any benefit under or (iii) the creation of any Encumbrance on any of the Purchased Assets (including any Assumed Contract).

Section 6.5            Contracts.

(a)           All Contracts meeting the definition of “Evamist Contracts” are listed on Schedule 1.1(a)(2). The Assumed Contracts are valid, binding and in full force and effect.  Except as set forth on Schedule 6.5(a) of the Seller Disclosure Schedule, the Seller and, to the Knowledge of the Seller, any other party thereunder, has performed all obligations required to be performed by such party under the Assumed Contracts and is not in material breach or default under any Assumed Contract and, to the Knowledge of the Seller, no other party to any Assumed Contract is (with or without the lapse of time or the giving of notice, or both) in material breach or default thereunder.  The Seller has not received any notice of the intention of any party to terminate any Assumed Contract.  Complete and correct copies of all Assumed Contracts and amendments thereto have been made available to Acquiror.

(b)           No Contracts other than the Evamist Contracts and the rights of Seller under the Related Agreements are necessary for the conduct of the Evamist Business.

Section 6.6            Intellectual Property Rights.

(a)           Schedule 6.6(a) of the Seller Disclosure Schedule lists all Registered Evamist Intellectual Property that is owned by or licensed to the Seller.

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(b)           To the Knowledge of the Seller, the operation of the Evamist Business, as has been and is now being conducted, does not presently infringe or constitute a misappropriation of any registered or unregistered patents, trademarks, copyrights, trade secrets or other proprietary rights of any Person, and the currently contemplated operation of the Evamist Business will not infringe or constitute a misappropriation thereof, and neither the Seller, nor any Subsidiary thereof, has received any written notice from any Person, or has Knowledge of, any actual or threatened claim or assertion to the contrary or of any facts or alleged facts which are likely to serve as the basis for any such claim or assertion.

(c)           Any registration, maintenance and renewal fees due in connection with the Registered Evamist Intellectual Property have been paid in a timely manner and all necessary documents and certificates in connection with the Registered Evamist Intellectual Property have, for the purposes of maintaining such Registered Evamist Intellectual Property, been filed in a timely manner with the relevant Governmental or Regulatory Authorities, provided, however, that the foregoing representation and warranty is made only to the Knowledge of the Seller with respect to Registered Evamist Intellectual Property licensed to the Seller.

(d)           The Evamist Intellectual Property set forth on Schedule 6.6(a) of the Seller Disclosure Schedule is free and clear of all Encumbrances and no Person other than the Seller and its Subsidiaries, including any current or former employee or consultant of the Seller and its Subsidiaries, has any proprietary, commercial or other interest in any of the Evamist Intellectual Property, provided, however, that the foregoing representation and warranty is made only to the Knowledge of the Seller with respect to Evamist Intellectual Property licensed to the Seller.  There are no existing agreements, options, commitments, or rights with, of or to any Person to acquire or obtain any rights to, any of the Evamist Intellectual Property set forth on Schedule 6.6(a) of the Seller Disclosure Schedule, provided, however, that the foregoing representation and warranty is made only to the Knowledge of the Seller with respect to Evamist Intellectual Property licensed to the Seller.

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(e)           The Seller or its Subsidiaries have the unrestricted right to assign, transfer and/or grant to the Acquiror all rights in the Evamist Intellectual Property that are being assigned, transferred and/or granted to the Acquiror under this Agreement and the Related Agreements, in each case free of any rights or claims of any Person and without payment of any royalties, license fees or other amounts to any Person.

(f)            To the Knowledge of the Seller, there is no unauthorized use or infringement of any of the Evamist Patent Rights by any Person.

(g)           There are no Actions or Proceedings (including any inventorship challenges) pending or, to the Knowledge of the Seller, threatened with respect to any of the Evamist Intellectual Property nor have any such Actions or Proceedings been brought during the past three (3) years.

(h)           Solely as it relates to Evamist, the Seller has not entered into any Contract (i) granting any Person the right to bring infringement actions with respect to, or otherwise to enforce rights with respect to, any of the Evamist Intellectual Property, or (ii) expressly agreeing to indemnify any Person against any charge of infringement of any of the Evamist Intellectual Property.

(i)            The Seller has not entered into any Contract granting any Person the right to control the prosecution of any of the Evamist Patent Rights.

(j)            None of the Evamist Trademarks are or have been the subject of any opposition, cancellation, abandonment or similar proceeding, and neither the Seller, nor any of its Subsidiaries, has received any written notice from any Person, or has Knowledge, of any actual or threatened claim or assertion to the contrary, or of any facts or alleged facts which are likely to serve as a basis for any such claim or assertion.

(k)           To the Knowledge of the Seller, there are no trademarks or trademark registrations or applications of any Person that are interfering or potentially interfering with the Evamist Trademarks set forth on Schedule 1.1(g) or any other material Evamist Trademarks.

(l)            To the Knowledge of the Seller, there is no unauthorized use or infringement of the Evamist Copyrights set forth on Schedule 1.1(c).

(m)          Except as set forth on Schedule 6.6(m) of the Seller Disclosure Schedule, the Seller has not granted any licenses under or to any of the Evamist

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Intellectual Property or entered into any distribution or marketing arrangements with respect to any Evamist Intellectual Property or Evamist.

Section 6.7            Litigation.  Schedule 6.7 of the Seller Disclosure Schedule sets forth a list as of the date hereof of each pending or, to the Knowledge of the Seller, threatened suit, claim, action, proceeding or investigation, arising out of the conduct of the Evamist Business or against or affecting any Purchased Assets.  Except as set forth in Schedule 6.7 of the Seller Disclosure Schedule, none of the suits, claims, actions, proceedings or investigations listed in Schedule 6.7 of the Seller Disclosure Schedule as to which there is at least a reasonable possibility of adverse determination would have, if so determined, individually or in the aggregate, a Seller Material Adverse Effect.  Except as set forth in Schedule 6.7 of the Seller Disclosure Schedule, to the Knowledge of the Seller, there are no unasserted claims of the type that would be required to be disclosed in Schedule 6.7 of the Seller Disclosure Schedule if counsel for the claimant had contacted the Seller that if asserted would have at least a reasonable possibility of an adverse determination.  To the Knowledge of the Seller, except as set forth in Schedule 6.7 of the Seller Disclosure Schedule, neither the Seller nor any of its Affiliates are a party or subject to or in Default under any Order applicable to the conduct of the Evamist Business or any Purchased Assets or Assumed Liability, and there are no outstanding Orders of any Governmental or Regulatory Authority that apply to the Purchased Assets that restricts the ownership, disposition or use of the Purchased Assets by the Seller or the conduct of the Evamist Business by the Seller, in each case, in any material respect.  Except as set forth in Schedule 6.7 of the Seller Disclosure Schedule, there is not any suit, claim, action, proceeding or investigation by the Seller pending, or which the Seller intends to initiate, against any other Person arising out of the conduct of the Evamist Business.  Except as set forth in Schedule 6.7 of the Seller Disclosure Schedule, to the Knowledge of the Seller, there is no pending or threatened investigation of, or affecting the conduct of the Evamist Business or any Purchased Assets or Assumed Liability.

Section 6.8            Permits; Compliance with Law.

(a)           Schedule 6.8 of the Seller Disclosure Schedule sets forth a true and complete list of all material authorizations, licenses, permits, certificates, approvals, exemptions, consents, confirmations, orders, registrations, product registrations, concessions, franchises, waivers and clearances of an Governmental or Regulatory Authority (including all authorizations under the FDA Act, the Public Health Services Act, the Controlled Substances Act and the regulations of the FDA and the United States Drug Enforcement Agency promulgated thereunder) necessary for the Seller to use, test, manufacture, distribute, own, lease and operate the Purchased Assets and to carry on the Evamist Business as it is being conducted as of the date hereof (the “Required Permits”), and the Seller

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is in possession of all Required Permits and all Required Permits are valid and in full force and effect.

(b)           The Evamist Business has been and is conducted by the Seller and its Subsidiaries in material compliance with all Required Permits and applicable Law by which any Purchased Asset is bound.

(c)           No Governmental or Regulatory Authority has notified the Seller or any of its Subsidiaries that the Evamist Business or the Purchased Assets were or are in violation of any Law or Required Permit or the subject of any investigation in any jurisdiction where the Evamist Business is conducted; and, to the Knowledge of the Seller, there are no grounds for the same.

(d)           No Governmental or Regulatory Authority has notified the Seller or any of its Subsidiaries of any facts or circumstances which would lead to any suspension, loss of or material modification to any Required Permit or refusal by a Governmental or Regulatory Authority to renew or accept for filing any Required Permit on terms less advantageous, individually or in the aggregate, to the Seller and its Subsidiaries than the terms of those Required Permits currently in force and, to the Knowledge of the Seller, there are no facts or circumstances providing grounds for the same.

(e)           (i)      All applications, submissions, information, claims, reports and statistics, and other data and conclusions derived therefrom, utilized as the basis for or submitted in connection with any and all requests for a Required Permit of the FDA or other Governmental or Regulatory Authority relating to the Purchased Assets, when submitted to the FDA or other Governmental or Regulatory Authority were true, complete and correct in all material respects as of the date of submission and any legally necessary or required updates, changes, corrections or modifications to such applications, submissions, information, claims, reports or statistics have been submitted to FDA and other Governmental or Regulatory Authority.

(ii)     All pre-clinical and clinical trials conducted by or under the authority of the Seller with regard to the Purchased Assets were and are being conducted in material compliance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all applicable Laws promulgated by the FDA relating thereto, including without limitation the FDA Act and its applicable implementing regulations at 21 C.F.R. Parts 50, 54, 56 and 312, as amended.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(iii)    There are no investigations, audits, actions or other proceedings pending with respect to a violation by the Seller or any of its Subsidiaries of the FDA Act or other applicable Law that would reasonably be expected to result in administrative, civil or criminal liability, and, to the Knowledge of the Seller, there are no facts or circumstances existing that would reasonably be expected to serve as a basis for such an investigation, audit, action or other proceeding, in each case with respect to the Evamist Business.

(iv)    No Governmental or Regulatory Authority has commenced or threatened to initiate any action to withdraw the Evamist Product Registrations or request the recall of Evamist, or commenced or threatened to initiate any action to enjoin production of Evamist at any facility in the Evamist Territory, nor have the Seller or any of its Subsidiaries received any notice to such effect and, to the Knowledge of the Seller, there are no grounds for such action.

(v)     None of the employees of the Seller, the Seller or any of its Subsidiaries, or their collective officers or agents, have been disqualified or debarred by the FDA for any purpose, or have been charged with or convicted under United States federal Law for conduct relating to the development or approval or otherwise relating to the regulation of any drug product under the Generic Drug Enforcement Act of 1992, the FDA Act or any other similar Law or have made an untrue statement of a material fact to any Governmental or Regulatory Authority with respect to Evamist (whether in any submission to such Governmental or Regulatory Authority or otherwise), or failed to disclose a material fact required to be disclosed to any Governmental or Regulatory Authority with respect to Evamist.  Neither the Seller or any of its Subsidiaries are the subject of any pending or, to the Knowledge of the Seller, threatened investigation in respect of the Seller of any of its Subsidiaries or its products, by the FDA pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto.

Section 6.9            Evamist Inventory.

(a)           All of the Evamist Inventory (i) is free of any material defect or deficiency and (ii) was produced or manufactured in accordance with the specifications for Evamist as set forth in the applicable Evamist Product Registrations and in compliance with applicable Law.  The Seller at Closing will have good and marketable title to the Evamist Inventory free and clear of any Encumbrances.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b)           The Initial Evamist Inventory Value represents the value of the Evamist Inventory as of February 28, 2007 and was calculated from the Seller’s financial systems, based upon the historical costs of materials, determined in accordance with GAAP consistently applied, and as set forth in reasonable detail on Schedule 6.9(b) of the Seller Disclosure Schedule; provided, that for purposes of calculating the Initial Evamist Inventory Value, the inventory of the Evamist Business shall not include any Evamist Inventory that is damaged, defective, unusable or which otherwise fails to meet the requirements of Section 6.9(a).  For clarity, none of the Evamist Inventory has been cleared for commercial sale and all human uses thereof are subject to appropriate exemptions.

Section 6.10          Suppliers.  The Seller has used reasonable business efforts to maintain, and, to the Knowledge of the Seller, currently maintains, good working relationships with all of the suppliers to the Evamist Business.  Schedule 6.10 of the Seller Disclosure Schedule also specifies for the year beginning January 1, 2006 to the date of this Agreement the names of the suppliers to the Evamist Business.  None of such suppliers has given the Seller or any of its Subsidiaries notice terminating, canceling or threatening to terminate or cancel any Contract or relationship with the Seller or any of its Subsidiaries relating to the Evamist Business. To the Knowledge of Seller, such suppliers are manufacturing and otherwise operating in compliance with applicable FDA requirements with respect to the products and materials supplied to Seller.

Section 6.11          [Intentionally Deleted.]

Section 6.12          Environmental Matters.

Except as set forth on Section 6.12 of the Seller Disclosure Schedule:

(a)           the Seller and its Subsidiaries, to the extent related to any property or facility owned, leased or operated by Seller in the conduct of the Evamist Business (the “Properties”), have obtained those Evamist Governmental Permits required by Environmental Law and necessary for the conduct of the Evamist Business, and the Seller and its Subsidiaries are in material compliance with such Evamist Governmental Permits and other requirements of Environmental Law;

(b)           the Seller and its Subsidiaries, to the extent related to the Evamist Business or the Properties, have not received any written notice from any Governmental Entity or any other Person or entity alleging a violation of, or liability under, Environmental Laws related to any matter which has not been fully resolved; and

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(c)           no notice, registration, reporting or other filing or investigation, response or corrective action is required by the Seller or its Subsidiaries under any Environmental Law in connection with, or as a result of, the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby.

Section 6.13          Absence of Certain Changes or Events.

(a)           Except as set forth on Schedule 6.13(a) of the Seller Disclosure Schedule, since December 31, 2006, there has not been a Seller Material Adverse Effect.

(b)           Except as set forth in Schedule 6.13(b) of the Seller Disclosure Schedule or as otherwise expressly contemplated by this Agreement or the Related Agreements, since December 31, 2006 to the date of this Agreement, the Seller has conducted the Evamist Business in the Ordinary Course of Business, and the Seller has not, with respect to the Evamist Business or any of the Purchased Assets:

(i)      subjected any of the Purchased Assets to any Encumbrances;

(ii)     sold, transferred, leased, subleased, licensed or otherwise disposed of, to any third party, any Purchased Assets or assets necessary for the conduct of the Evamist Business;

(iii)    sold, licensed or sublicensed or otherwise transferred any rights to any third party under any Purchased Assets;

(iv)    entered into any Assumed Contract or accelerated, cancelled, modified or terminated any material Assumed Contract, other than in the Ordinary Course of Business;

(v)     surrendered, revoked or otherwise terminated any Evamist Governmental Permits, except in connection with any renewal or reissuance thereof;

(vi)    incurred Assumed Liabilities, other than in the Ordinary Course of Business;

(vii)   waived, released or assigned any rights, which rights, but for such waiver, release or assignment, would have been classified as Purchased Assets, other than in the Ordinary Course of Business;

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(viii)  experienced any damage, destruction or casualty loss (whether or not covered by insurance) with respect to any Purchased Asset other than as a result of ordinary wear and tear, where applicable;

(ix)    delayed or postponed the payment of any Assumed Liability outside the Ordinary Course of Business;

(x)     with respect to the Purchased Assets or the Evamist Business, made any election or change to any election in respect to Taxes, adopted or changed any accounting method in respect to Taxes, entered into any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or closing agreement, settled or compromised on any claim, notice, audit report or assessment in respect of Taxes, consented to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes, changed any annual Tax accounting period, filed any amended Tax Return, or surrendered any right to claim a Tax refund; or

(xi)    agreed, whether in writing or otherwise, to do any of the foregoing, except as expressly contemplated by this Agreement.

Section 6.14          Title to Assets; Sufficiency of Assets.

(a)           The Seller has, and at the Closing the Seller will deliver to Acquiror, good and valid title to or, in the case of licensed assets, a valid and binding license to the Purchased Assets free and clear of all Encumbrances, a valid and binding license under the Seller Multi-Application Technology pursuant to Section 2.5 and, as applicable, a valid and binding sublicense under the Licensed Intellectual Property (as defined in the Acrux License) pursuant to the Sublicense Agreement.  Except as set forth on Schedule 6.14(a) of the Seller Disclosure Schedule, no Subsidiary of the Seller owns, beneficially or of record, or has any rights, title or interest in, to or under any Purchased Asset or conducts any part of the Evamist Business, and there are no employees of any Subsidiary of the Seller employed in the Evamist Business or who perform tasks that are necessary for the proper operation of the Evamist Business.

(b)           The Purchased Assets (together with the rights of the Acquiror and its Affiliates under the Related Agreements), the rights granted pursuant to Section 2.5 and, as applicable, pursuant to the Sublicense Agreement constitute all of the assets, Contracts, Required Permits, rights and services required for the continued operation of the Evamist Business by the Acquiror as conducted by the Seller during the past twelve (12) months.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(c)           Each item of equipment which is a Purchased Asset (other than equipment set forth on Schedule 6.14(c) of the Seller Disclosure Schedule) is in good operating condition for the purposes for which it is currently being used, subject to ordinary wear and tear, is free from any material defect and has been maintained in all material respects in accordance with generally accepted industry practice.

(d)           The Seller has not experienced any out-of-stock or back-order situation with respect to the Evamist Business

(e)           The Seller does not own or control any Evamist Product Improvements, and has not granted to any third party or enabled any third party to make any Evamist Product Improvements.

Section 6.15          Disclosure.  The Seller has made available to Acquiror all information to the Knowledge of the Seller concerning the safety, efficacy, side effects or toxicity of Evamist (in animals or humans), associated with or derived from any pre-clinical or clinical use, studies, investigations or tests of Evamist (in animals or humans) in all indications for Evamist that has been submitted to the FDA or studied by the Seller, whether or not determined to be attributed to Evamist.

Section 6.16          Taxes.

(a)           Filing of Tax Returns.  To the extent relating to the Purchased Assets or the Evamist Business, (i) the Seller has duly and timely filed (or caused to be filed) with the appropriate taxing authorities all Tax Returns required to be filed through the date hereof, (ii) all such Tax Returns filed are complete and accurate in all respects and (iii) all Taxes owed by the Seller (whether or not shown on any Tax Return) have been paid. The Seller is not currently the beneficiary of any extension of time within which to file any Tax Return with respect to the Purchased Assets or the Evamist Business.

(b)           Liens.  There are no liens for Taxes (other than for current Taxes not yet due and payable) on any of the Purchased Assets.  None of the Purchased Assets are property that is required to be treated for Tax purposes as being owned by any other Person.

(c)           Audits, Investigations, Disputes or Claims.  No deficiencies for Taxes have been claimed, proposed or assessed by any taxing or other Governmental Authority against the Seller with respect to the Purchased Assets or the Evamist Business, and there are no pending or, to the Knowledge of the Seller, threatened audits, investigations, disputes or claims or other actions for or

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

relating to any Liability for Taxes with respect to the Purchased Assets or the Evamist Business, and there are no matters under discussion with any Governmental Authorities, or known to the Seller, with respect to Taxes that are likely to result in an additional Liability for Taxes with respect to the Purchased Assets or the Evamist Business.  The Seller has delivered or made available to Acquiror complete and accurate copies of all examination reports and statements of deficiencies assessed against or agreed to by the Seller since December 31, 2004 with respect to the Purchased Assets or the Evamist Business.  With respect to the Purchased Assets or the Evamist Business, the Seller has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(d)           Tax Sharing Agreements.  There are no Tax-sharing agreements or similar arrangements (including indemnity arrangements) with respect to or involving the Purchased Assets or the Evamist Business, and after the Closing Date, the Purchased Assets and the Evamist Business shall not be bound by any such Tax-sharing agreements or similar arrangements or have any Liability thereunder for amounts due in respect of periods prior to the Closing Date.

(e)           No Withholding.  The Seller has withheld and paid all Taxes concerning the Evamist Business required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

Section 6.17          Brokers.  The Acquiror has no, and will have no, obligation to pay any brokers (including real estate brokers), finders, investment bankers, financial advisors or similar fees in connection with this Agreement or the transactions contemplated hereby by reason of any action taken by or on behalf of the Seller or any of its Subsidiaries.

ARTICLE VII.

REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR

Except as set forth in the disclosure schedule supplied by the Acquiror to the Seller and dated as of the date hereof (the “Acquiror Disclosure Schedule”), which the Acquiror Disclosure Schedule identifies the Section (or, if applicable, subsection) to which such exception relates (provided, however, that such disclosure shall also apply to particular matters represented or warranted in other Sections and subsections to the extent that it is readily apparent from the text of such disclosure), the Acquiror represents and warrants to the Seller as follows:

Section 7.1            Corporate Organization.  The Acquiror is duly incorporated, validly existing and, where applicable, in good standing under the laws of Delaware and has all

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

requisite power and authority to own its assets and carry the Evamist Business as contemplated by this Agreement and the Related Agreements and is duly authorized to conduct its business and is in good standing in each jurisdiction where such qualification is required to own the Purchase Assets or conduct the Evamist Business as contemplated by this Agreement and the Related Agreements, except where the failure to be so qualified or in good standing would not be reasonably expected to have an Acquiror Material Adverse Effect.  The Charter Documents of the Acquiror are effective under the applicable Laws and are current, correct and complete.

Section 7.2            Authority of the Acquiror.  The Acquiror has all necessary power and authority and has taken all actions necessary to enter into this Agreement, to carry out the transactions contemplated hereby and to conduct the Evamist Business as contemplated by this Agreement and the Related Agreements.  The board of directors of the Acquiror has taken all action required by Law, its Charter Documents or otherwise to be taken by it to authorize the execution and delivery by the Acquiror of this Agreement and the Related Agreements to which the Acquiror is or will be a party and the consummation of the transactions contemplated hereby and thereby.  This Agreement has been duly and validly executed and delivered by the Acquiror and, when executed and delivered by the Seller, will constitute a legal, valid and binding obligation of the Acquiror enforceable against it in accordance with its terms.  When executed and delivered by the Acquiror, each Related Agreement to which the Acquiror is or will be a party will constitute a legal, valid and binding obligation of the Acquiror enforceable against it in accordance with its terms. Notwithstanding the matters set forth in this Section 7.2, the enforceability of this Agreement and the Related Agreements may be limited by principles of public policy and the rules of law governing specific performance, injunctive relief or other equitable remedies.

Section 7.3            Non-Contravention.  The execution and delivery by the Acquiror of this Agreement and each of the Related Agreements does not, and the performance by it of its obligations under this Agreement and each of the Related Agreements and the consummation of the transactions contemplated hereby and thereby will not:

(a)           conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Charter Documents of the Acquiror;

(b)           assuming the receipt of all consents, waivers, approvals, Orders or authorizations of Governmental and Regulatory Authorities required to be obtained by the Acquiror and the making of all registrations, declarations or filings with Governmental and Regulatory Authorities required to be made by the Acquiror, conflict with or result in a violation or breach of any term or provision of any Law applicable to the Acquiror; or

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(c)           conflict with or result in a Default under any Contract to which the Acquiror is a party or by which the Acquiror or any of its assets is bound or to conduct the Evamist Business as contemplated by this Agreement and the Related Agreements.

Section 7.4            Litigation.  There are no Actions or Proceedings pending, or to the Knowledge of the Acquiror, threatened, against or in connection with (i) this Agreement or any Related Agreement or (ii) the transactions contemplated by this Agreement.  The Acquiror is not subject to any Order that could reasonably be expected to materially impair or delay the ability of the Acquiror to perform its obligations hereunder.

Section 7.5            Brokers.  The Acquiror has no, and will have no, obligation to pay any brokers, finders, investment bankers, financial advisors or similar fees in connection with this Agreement or the transactions contemplated hereby by reason of any action taken by or on behalf of the Acquiror.

Section 7.6            Financing.  The Acquiror has, or has available to it, sufficient financial resources so as to enable the Acquiror to satisfy its financial obligations under this Agreement without recourse to any outside financing other than such outside financing as the Acquiror has already secured access to as of the date of this Agreement.

ARTICLE VIII.

COVENANTS OF THE PARTIES

Section 8.1            Operation of the Evamist Business.

(a)           Between the date of this Agreement and the Closing Date, except as expressly permitted by this Agreement, the Seller shall conduct the Evamist Business only in the Ordinary Course of Business in substantially the same manner as previously conducted (including with respect to research and development efforts, advertising, manufacturing, capital expenditures and inventory levels) and use commercially reasonable efforts to keep intact the Purchased Assets and the Evamist Business, and preserve the relationships of the Evamist Business with customers, suppliers, licensors, licensees, distributors, regulatory authorities and other Persons, in each case, who are material to the Evamist Business.  Without limiting the generality of the foregoing, from the date of this Agreement to the Closing, the Seller shall:

(i)        notify the Acquiror prior to implementing material operational decisions relating to the Evamist Business;

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(ii)       keep in full force and effect, without amendment, all material rights relating to the Evamist Business;

(iii)      comply in all material respects with all requirements of Law and contractual obligations, in each case applicable to the operation of the Evamist Business;

(iv)      maintain all Evamist Books and Records;

(v)       maintain the Purchased Assets in good operating order and condition, reasonable wear and tear excepted; and

(vi)      upon any damage, destruction or loss of any Purchased Asset, apply any and all insurance proceeds received with respect thereto to the prompt repair, replacement and restoration thereof to the condition of such Purchased Asset before such event or, if required, to such other (better) condition as may be required by applicable Law.

(b)           Without limiting the generality of the lead-in paragraph of Section 8.1(a), and except as set forth in Schedule 8.1(b) or as otherwise expressly permitted by the terms of this Agreement, from the date of this Agreement to the Closing, without the prior written consent of the Acquiror (which shall not be unreasonably withheld), the Seller shall not:

(i)        subject any Purchased Assets to any Encumbrances;

(ii)       sell, transfer, lease, sublease, license or otherwise dispose of or grant any option or rights in, to or under any Purchased Assets;

(iii)      enter into any Contract that would have been required to be set forth on Schedule 1.1(a)(2) if such Contract had existed as of the date hereof, or terminate, extend or amend any Assumed Contract set forth in Schedule 1.1(a)(1);

(iv)      abandon or terminate any clinical trials relating to Evamist (other than for safety concerns or in accordance with the terms of existing agreements with respect to such clinical trials) or terminate the Seller’s support of clinical trials sponsored by clinical investigators with respect to Evamist;

(v)       commence, sponsor or commit to participate in any clinical trials or investigator sponsored trials with respect to Evamist or provide any clinical grants with respect to Evamist;

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(vi)      abandon any patents or patent filings or any litigation seeking to enforce the Seller’s interest in any Evamist Intellectual Property used in the conduct of the Evamist Business;

(vii)     take any action that would, or that could reasonably be expected to, result in any of the conditions to the purchase and sale of the Purchased Assets set forth in Article IX not being satisfied;

(viii)    to the extent that doing so would adversely affect the Purchased Assets or the Evamist Business, make any election or change to any election in respect to Taxes, adopt or change any accounting method in respect to Taxes, enter into any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or closing agreement, settle or compromise on any claim, notice, audit report or assessment in respect of Taxes, consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes, change any annual Tax accounting period, file any amended Tax Return, or surrender any right to claim a Tax refund; or

(ix)      agree, whether in writing or otherwise, to do any of the foregoing set forth in clauses (i) through (viii) above.

(c)           The Seller shall promptly advise Acquiror in writing of the occurrence of any matter or event that is material to the business, assets, condition (financial or otherwise), prospects or results of the operations of the Evamist Business.

Section 8.2            Reasonable Efforts.

(a)           Subject to Sections 8.2(b), and following the date hereof, each of the parties hereto shall use its commercially reasonable efforts to take, or cause to be taken, all action, or to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement and the Related Agreements and to cause the conditions to the obligations of the other party hereto to consummate the transactions contemplated hereby to be satisfied at the Closing, including obtaining all consents and approvals of all Persons and Governmental or Regulatory Authorities and removing any injunctions or other Encumbrances on the Purchased Assets, impairments or delays the obtaining or removal of which are necessary, proper or advisable to the consummation of the transactions contemplated by this Agreement and the Related Agreements.  The parties hereto shall cooperate with each other in connection with the taking of all actions referenced in the preceding sentence, including providing (i) such reasonable

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

assistance as the other party may request in connection with its preparation of any required filings or submissions and (ii) copies of all such filings and submissions to the non-filing party and its advisors prior to filing or submission and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith.  The Seller and the Acquiror shall have the right to review in advance, and, to the extent practicable, each shall consult the other on, all the information relating to the Seller or the Acquiror, as the case may be, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the transactions contemplated by this Agreement (including any filing contemplated by this Section 8.2(a)).  The Seller and the Acquiror may, as each deems reasonably advisable and necessary, designate any competitively sensitive information provided to the other under this section as “outside counsel only.”  Such information shall be given only to outside counsel of the recipient.  In addition, the Seller and the Acquiror may redact any information from such documents shared with the other party or its counsel that is not pertinent to the subject matter of the filing or submission.

(b)           The Acquiror and the Seller shall each:  (i) take all actions necessary to make the filing required of such party or any of its Affiliates under the HSR Act within ten (10) Business Days after the date hereof; (ii) comply at the earliest practicable date with any request for additional information or documentary material received by such party or any of its Affiliates from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act; and (iii) cooperate with the other party in connection with any filing under the HSR Act and in connection with resolving any investigation or other inquiry concerning the transactions contemplated under this Agreement commenced by either the Federal Trade Commission or the Antitrust Division of the Department of Justice or state attorneys general.  Each of the Seller, on one hand, and the Acquiror, on the other hand, shall be responsible for its own legal fees for preparing its portion of the HSR Act filings.  For the avoidance of doubt, the Acquiror and Seller shall share equally any required filing fees under the HSR Act.

(c)           In furtherance and not in limitation of the other covenants of the parties contained herein, each party shall use commercially reasonable efforts to resolve such objections, if any, as may be asserted with respect to the consummation of the transactions contemplated hereby under any antitrust Law.  If any administrative, judicial or legislative Action or Proceeding is instituted (or threatened to be instituted) challenging the sale and purchase of any of the Purchased Assets or any other transaction as violative of any antitrust Law, each party shall cooperate and use commercially reasonable efforts to vigorously

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

contest and resist any such Action or Proceeding, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other Order that is in effect and that restricts, prevents or prohibits consummation of the sale and purchase of the Purchased Assets or any other transaction contemplated under this Agreement; provided, however, that nothing in this Agreement shall require the Acquiror or its Subsidiaries to commit to any divestitures, licenses or hold separate or similar arrangements with respect to its assets or conduct of business arrangements, whether as a condition to obtaining any approval from a Governmental and Regulatory Authority or any other Person for any other reason.

(d)           Each party shall promptly inform the other parties of any material communication received by such party from the Federal Trade Commission or the Antitrust Division of the Department of Justice regarding any of the transactions contemplated under this Agreement.  Each party shall advise the other party promptly of any understandings, undertakings or agreements that such party proposes to make or enter into with the Federal Trade Commission or the Antitrust Division of the Department of Justice in connection with the transactions contemplated under this Agreement.

(e)           The Seller shall (i) permit the Acquiror and its Subsidiaries to correspond and meet with the FDA to discuss the acquisition by the Acquiror of all Evamist Product Registrations and the transfer of manufacturing and distribution of Evamist to the Acquiror, (ii) include the Acquiror in any discussions with the FDA regarding any Evamist Product Registration, (iii) if reasonably requested by the Acquiror, upon reasonable notice, attend meetings or conference calls involving the Acquiror or one of its Subsidiaries and the FDA related to any of the foregoing and (iv) cooperate with Acquiror by submitting a transfer letter to the FDA, in a form to be mutually agreed upon by the parties prior to the Closing (the “FDA Transfer Letter”), to have the FDA transfer all Evamist Product Registrations to one of Acquiror’s Subsidiaries or to Acquiror at such time as requested by the Acquiror in accordance with Section 8.5.

(f)            Notwithstanding anything in this Agreement to the contrary, the Acquiror shall not be required to expend money, commence any litigation or offer or grant any accommodation (financial or otherwise) to any third party in connection with obtaining any consent, substitution, approval or amendment required to assign or transfer any Purchased Asset to the Acquiror.  In the event any such consent, substitution, approval or amendment is not obtained prior to the Closing, the Seller shall continue to use commercially reasonable efforts to obtain such consent, waiver or approval after the Closing.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(g)           Without limiting any other rights and obligations under this Section 8.2, following the date hereof, each of the parties hereto shall use its commercially reasonable efforts to obtain the Acrux License Assignment Consent prior to the Closing.  In the event that the Acrux License Assignment Consent is not obtained prior to the Closing, each of the parties hereto shall continue to use commercially reasonable efforts to obtain the Acrux License Assignment Consent after the Closing.  In the event that the Acrux License Assignment Consent is obtained after the Closing, the parties hereto agree that the Sublicense Agreement shall terminate, and is hereby terminated, as of the effectiveness of the Acrux License Assignment Consent.

Section 8.3            Access; Confidentiality.

(a)           From the date hereof until the Closing, the Seller shall permit the Acquiror and its representatives to have reasonable access, during regular business hours and upon reasonable advance notice of no less than one (1) Business Day , to all the personnel, properties, Contracts, Tax Returns, the Evamist Books and Records, the Assumed Liabilities or the Evamist Business, and the Seller shall furnish promptly to the Acquiror such information in the Seller’s possession concerning the Purchased Assets, the Assumed Liabilities or the Evamist Business as the Acquiror may reasonably request; provided, however, that any such access shall be conducted in a manner as not to unreasonably interfere with the operation of the Evamist Business and the Seller shall not be required to provide any financial, operating or other information that is not currently available through the Seller’s existing business processes and the creation of which would be unduly burdensome on the Seller.  The Seller may redact such portions of its books and records that do not relate to the Purchased Assets, the Assumed Liabilities or the Evamist Business.  The Seller shall instruct its respective employees, counsel and financial advisors to provide reasonable cooperation to the Acquiror in its investigation of the Evamist Business.

(b)           The Seller shall implement procedures to keep confidential, and cause its Affiliates and its and their officers, directors, employees, representatives and advisors to keep confidential, all information relating to the Purchased Assets, Assumed Liabilities and Evamist Business, except as required by Law and except for information which is or becomes generally available to the public other than as a result of a disclosure by the Seller or its Affiliates and its and their officers, directors, employees, representatives or agents.  The Seller shall not disseminate any such information other than to those employees of the Seller who have a business need to access such information (i) in connection with the preparation of the Seller’s accounting records, (ii) in connection with the preparation of any Tax

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Returns or with any Tax audits, (iii) in connection with any suit, claim, action, proceeding or investigation relating to the Purchased Assets, the Assumed Liabilities or the Evamist Business or (iv) in connection with the operation of the Evamist Business in the Ordinary Course of Business prior to the Closing.  Effective upon Closing, upon written request of the Acquiror, from time to time, the Seller shall (at the Acquiror’s sole cost and expense) use reasonable efforts to enforce the Seller’s rights with respect to the use and maintenance of confidential information relating to the Evamist Business under all confidentiality agreements between the Seller and any other potential acquiror of the Evamist Business that were entered into in contemplation of the sale of the Evamist Business.  The Seller shall not waive or release its rights under such confidentiality agreements with respect to the use and maintenance of such confidential information with respect to the Evamist Business.

(c)           Information within the Purchased Assets disclosed to the Acquiror pursuant to this Agreement (including in the Seller Disclosure Schedule and the other Schedules delivered pursuant to this Agreement) shall be held as Confidential Information (as defined in the Confidentiality Agreement) and shall be subject to the Confidentiality Agreement to the extent such information is Confidential Information as of the date hereof.

(d)           The parties hereto, or any of their respective Affiliates or any of their respective officers or directors, shall cooperate as may be reasonably required in connection with the investigation and defense of any suit, action, claim, proceeding or investigation, in each case that is adverse to a third party, relating to the Purchased Assets, the Assumed Liabilities or the Evamist Business; provided, however, that the requesting party shall reimburse the non-requesting party promptly for all reasonable out-of-pocket costs and expenses incurred in connection with any such requests, including reasonable legal fees and costs.

(e)           Following the Closing, for so long as such information is retained by the Seller (which shall be for a period of at least three (3) years), the Seller shall permit the Acquiror and its authorized representatives to have reasonable access and duplicating rights during normal business hours, upon reasonable prior notice, to the Seller and its books, records and personnel to the extent relating to the Purchased Assets, the Assumed Liabilities or the Evamist Business, to the extent such access may reasonably be required:  (i) in connection with the preparation of the Acquiror’s accounting records or with any audits thereof, (ii) in connection with any suit, claim, action, proceeding or investigation relating to the Purchased Assets, the Assumed Liabilities or the Evamist Business (other than such a suit, claim, action, proceeding or investigation that is adverse to the Seller)

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

or (iii) in connection with any required regulatory filing relating to the Purchased Assets, the Assumed Liabilities or the Evamist Business; provided that the Acquiror shall reimburse the Seller promptly for all reasonable and necessary out-of-pocket costs and expenses incurred by the Seller in connection with any such request.  Notwithstanding the foregoing, the Seller need not disclose to the Acquiror any information: (i) relating to pricing or other matters that are highly sensitive if (I) providing such portions of documents or information, in the good faith opinion of the Seller’s counsel, would reasonably be expected to result in antitrust difficulties for the Seller and (II) the Seller designates such information as “outside counsel and retained experts only” and discloses such information to Acquiror’s outside counsel and retained experts; or (ii) which the Seller is prohibited from disclosing by applicable Law.  If any material is withheld by the Seller pursuant to the immediately preceding sentence, the Seller shall inform the Acquiror as to the general nature of what is being withheld.  The Seller may redact such portions of such books and records that do not relate to the Purchased Assets, the Assumed Liabilities or the Evamist Business.

(f)            Following the Closing, for so long as such information is retained by Acquiror (which shall be for a period of at least three (3) years), the Acquiror shall permit the Seller and its authorized representatives to have reasonable access and duplicating rights during normal business hours, upon reasonable prior notice, to the Acquiror and the Books and Records included in the Purchased Assets and the employees of the Acquiror or its Subsidiaries, to the extent that such access may reasonably be required: (i) in connection with the preparation of the Seller’s accounting records or with any audits thereof, (ii) in connection with any suit, claim, action, proceeding or investigation relating to the Purchased Assets, the Assumed Liabilities or the Evamist Business (other than such a suit, claim, action, proceeding or investigation that is adverse to the Acquiror) or (iii) in connection with any required regulatory filing relating to the Purchased Assets, the Assumed Liabilities or the Evamist Business; provided that the Seller shall reimburse the Acquiror promptly for all reasonable and necessary out-of-pocket costs and expenses incurred by the Acquiror in connection with any such request, including reasonable attorney fees and costs.  Notwithstanding the foregoing, the Acquiror need not disclose to the Seller any information: (A) relating to pricing or other matters that are highly sensitive if (I) providing such portions of documents or information, in the opinion of the Acquiror’s counsel, might reasonably result in antitrust difficulties for the Acquiror and (II) the Acquiror designates such information as “outside counsel and retained experts only” and discloses such information to the Seller’s outside counsel and retained experts or (B) which the Acquiror is prohibited from disclosing by applicable Law.  If any material is withheld by the Acquiror pursuant to the immediately preceding sentence, the

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Acquiror shall inform the Seller as to the general nature of what is being withheld. The Acquiror may redact such portions of such Books and Records that do not relate to the Purchased Assets, the Assumed Liabilities or the Evamist Business.

Section 8.4            Public Announcements; Confidentiality.  Except as otherwise required by applicable Law or applicable stock exchange requirements, prior to the Closing, neither the Acquiror nor the Seller shall, and each of them shall cause their respective Affiliates, representatives and agents not to, issue or cause the publication of any press release or public announcement with respect to the transactions contemplated by this Agreement without the express prior written approval of the other party, which approval shall not be unreasonably withheld or delayed; provided, that each of the Seller and the Acquiror may make any public statement in response to questions by the press, analysts, investors or those attending industry conferences or financial analyst calls, or issue press releases, so long as any such public statement or press release is not inconsistent with prior public disclosures, press releases or public statements approved by the other party pursuant to this Section 8.4 and which do not reveal non-public information about the other party.  The parties hereto agree to issue separate individual press releases, each in a form approved by the other party, to announce the execution of this Agreement and the payment of the FDA Milestone Payment pursuant to Section 4.2(a).

Section 8.5            Regulatory Matters.

(a)           Prosecution of Evamist NDA.  Until the Evamist NDA Approval Date, the Seller shall control the prosecution of the Evamist NDA before the FDA, subject to the terms and conditions of this Section 8.5.  Unless and until the Evamist FDA Submissions are assigned to the Acquiror pursuant to Section 8.5(b), the Seller shall use efforts (consistent with the past practices of the Seller with respect to the Evamist NDA and other NDAs of the Seller), at its expense, to obtain Evamist NDA Approval as soon as practicable.  In connection therewith, the Seller shall continue to be the party of record with respect to the Evamist NDA and, following the Closing, shall keep the Acquiror fully informed with respect to the prosecution of the Evamist NDA and (i) promptly provide to the Acquiror or its designee any correspondence from the FDA with respect thereto and (ii) no later than ten (10) Business Days prior to the submission thereof provide to the Acquiror or its designee any proposed correspondence to the FDA with respect thereto, including copies of any and all underlying data to accompany any such correspondence.  Following the Closing, the Seller shall consider in good faith any comments of the Acquiror or its designee with respect to such correspondence and include any reasonable comments proposed by the Acquiror.  Following the Closing, the Seller shall also notify the Acquiror of any meetings with the FDA with respect to the Evamist NDA, and the Acquiror or its designee shall have the right to participate in such meetings and any internal pre-

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

meetings with respect thereto.  The Acquiror agrees and acknowledges that, following the Closing until the Evamist NDA Approval Date, the Seller shall have the right to use any and all Purchased Assets solely and to the extent necessary for carrying out the Seller’s right hereunder to prosecute the Evamist NDA and obtain the Evamist NDA Approval.  Without limiting any other obligation of the Acquiror under this Agreement, the Acquiror shall cooperate with the Seller in the Seller’s efforts to obtain Evamist NDA Approval, including providing to the Seller all relevant data, information and material reasonably requested by the Seller which the Seller shall not disclose to any third Person or use except solely and to the extent necessary for prosecuting the Evamist NDA and obtaining the Evamist NDA Approval.

(b)           Optional Assignment of Evamist FDA Submissions Prior to Evamist NDA Approval.  In the event that the Seller fails to use efforts (consistent with the past practices of the Seller with respect to the Evamist NDA and other NDAs of the Seller), to obtain Evamist NDA Approval as soon as practicable, and the Acquiror provides at least ten (10) Business Days’ prior written notice thereof to the Seller, the Seller shall promptly assign to the Acquiror the Evamist FDA Submissions and all related files, which assignment shall be effected by the Seller submitting the FDA Transfer Letter to the FDA.  The Seller shall cooperate with Acquiror in obtaining the assignment and shall take all actions reasonably requested by Acquiror necessary, proper or advisable to effectuate the assignment. Thereafter, the Acquiror shall (i) be the party of record with respect to the Evamist NDA and (ii) use efforts (consistent with the past practices of the Acquiror with respect to other NDAs of the Acquiror), at its expense, to obtain Evamist NDA Approval as soon as practicable and (iii) provide to the Seller or the third party purchaser of the Data Package, as applicable, such information as is necessary for implementing Section 2.8.  In connection therewith, the Seller shall reasonably cooperate with the Acquiror in accordance with the Transition Services Agreement and the Acquiror shall keep the Seller reasonably informed with respect to the prosecution of the Evamist NDA and consider in good faith the Seller’s comments with respect thereto and include any reasonable comments proposed by the Seller. Without limiting any other obligation of the Seller under this Agreement, the Seller shall cooperate with the Acquiror in the Acquiror’s efforts to obtain Evamist NDA Approval, including providing to the Acquiror all relevant data, information and material reasonably requested by the Acquiror which the Acquiror shall not disclose to any third Person or use except solely and to the extent necessary for prosecuting the Evamist NDA and obtaining the Evamist NDA Approval. The Seller agrees and acknowledges that, following the Closing, the Acquiror shall have reasonable access to and the right to use any and all materials of Seller, whether or not such

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

materials are Purchased Assets, solely and to the extent necessary for carrying out the Acquiror’s right hereunder to prosecute the Evamist NDA and obtain the Evamist NDA Approval in accordance with this Section 8.5.

(c)           Assignment of Evamist FDA Submissions upon Evamist NDA Approval.  Unless previously assigned to the Acquiror pursuant to Section 8.5(b), the Seller shall transfer and assign, within five (5) Business Days of the NDA Approval Date, to the Acquiror (A) the Evamist FDA Submissions (including all associated rights) together with (B) all files related thereto.  Thereafter, the Acquiror shall have all rights and responsibilities with respect to such Evamist FDA Submissions.  The foregoing transfer and assignment shall be effected by the Seller submitting the FDA Transfer Letter to the FDA.

(d)           FDA Contacts.  From and after the transfer by the Seller to the Acquiror of each Evamist Product Registration held by the Seller or any of its Subsidiaries pursuant to the terms hereof, except as required by applicable Law, the Acquiror shall be solely responsible and liable for (i) taking all actions, paying all fees and conducting all communication with the appropriate Governmental or Regulatory Authority required by Law in respect of such Evamist Product Registration, including preparing and filing all reports (including adverse drug experience reports) and responding to and answering all questions and complaints requested by the appropriate Governmental or Regulatory Authority, (ii) taking all actions and conducting all communication with third parties in respect of Evamist manufactured, tested, used or distributed pursuant to such Evamist Product Registration (whether manufactured, tested, used or distributed before or after transfer of such Evamist Product Registration), including responding to all complaints in respect thereof, including complaints related to tampering or contamination, and (iii) investigating all complaints and adverse drug experiences in respect of Evamist manufactured, tested, used or distributed pursuant to such Evamist Product Registration (whether manufactured, tested, used or distributed before or after transfer of such Evamist Product Registration, as set forth in Section 8.5(e) below).  It is understood and agreed that Seller shall be responsible for all foregoing obligations listed in this Section 8.5(d) prior to the transfer of the Evamist Product Registrations and shall use commercially reasonable efforts to timely and appropriately fulfill such obligations.

(e)           Adverse Experience Reports.  From and after the transfer of the Evamist FDA Submissions, the Acquiror shall be responsible for the investigation, analysis and reporting to the FDA of any adverse experience report or complaint in connection with the Product received by either the Acquiror or the Seller from and after the Closing from any source (including any patient, health

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

care professional or other customer of the Evamist Business), regardless of whether the Product involved in any such adverse experience report or complaint was manufactured, tested, used or distributed by the Seller or Acquiror.  Any adverse experience report or complaint received by the Seller relating to the Product after the Closing shall be reported by the Seller to Acquiror, within a sufficient time period to allow the Acquiror to comply with its obligations to the FDA, after receipt of such adverse experience report or complaint by the Seller.  The Seller shall cooperate with the Acquiror in connection with the investigation and analysis of all adverse experience reports or complaints that relate to the period before the date of the assignment of the Evamist FDA Submissions.  It is understood and agreed that the Seller shall be responsible for all foregoing obligations listed in this Section 8.5(e) prior to the transfer of the Evamist FDA Submissions and shall use commercially reasonable efforts to timely and appropriately fulfill such obligations.

Section 8.6            Bulk Transfer Laws.  The Acquiror hereby waives compliance by the Seller and its Subsidiaries with the provisions of any so-called “bulk transfer law” of any jurisdiction in connection with the sale of the Purchased Assets to the Acquiror.

Section 8.7            Covenant Not to Compete.

(a)           The Seller understands that Acquiror shall be entitled to protect and preserve the going concern value of the Evamist Business following the Closing to the extent permitted by Law and that the Acquiror would not have entered into this Agreement absent the provisions of this Section 8.7 and, therefore, for the period from the date hereof until [***] ([***]) [***] following the First Commercial Sale by or under authority of the Acquiror of Evamist in the Evamist Territory (the “Applicable Period”), the Seller and its Subsidiaries shall not, directly or indirectly, market, promote, sell or import any Competing Products for use in the Evamist Territory.  As used herein, “Competing Product” means any product that is [***] and is marketed, promoted, or sold (i) for the [***], or any other [***] delivered by such product, or (ii) for the [***] of any [***] delivered by such product, in each case to [***], excluding from the foregoing products of the Seller or its Subsidiaries involving application of an [***], provided that such direct [***] that would be effective for treating [***].  For clarity, [***] is not a Competing Product.  The Seller and its Subsidiaries shall not provide funding during the Applicable Period to third parties for the specific purpose of, or grant a license or other authorization to any third party for, marketing, selling, promoting or importing any Competing Product for use in the Evamist Territory.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b)           If a court determines that the foregoing restrictions are too broad or otherwise unreasonable under applicable Law, including with respect to time or space, the court is hereby requested and authorized by the parties to revise the foregoing restriction to include the maximum restrictions allowable under applicable Law. Each of the parties acknowledges, however, that this Section 8.7 has been negotiated by the parties and that the Evamist Territory and the Applicable Period are reasonable in light of the circumstances pertaining to the parties.

(c)           Notwithstanding any other provision of this Agreement, it is understood and agreed that the remedy of indemnity payments pursuant to Article XI and other remedies at law would be inadequate in the case of any breach of the covenants contained in Section 8.7, and, accordingly, the Acquiror shall be entitled to equitable relief, including the remedy of specific performance, with respect to any breach or attempted breach of such covenants.

(d)           For the avoidance of doubt, if any Person acquires Control of the Seller, whether by stock purchase, merger or other transaction, no provision of this Section 8.7 shall apply to such acquiror or its Affiliates so long as no assets of the Seller are used to further the marketing, sale or promotion of a Competing Product by such acquiror, or any of its Affiliates.

Section 8.8            Further Assurances.

(a)           On and after the Closing Date, the Seller shall from time to time, at the reasonable request of the Acquiror, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such further conveyances, notices and assumptions and such other instruments, and take such other actions as the Acquiror may reasonably request, in order to more effectively consummate the transactions contemplated hereby and to transfer fully to the Acquiror good and marketable title to the Purchased Assets and all of the titles, rights, interests, remedies, powers and privileges intended to be conveyed under this Agreement and the Related Agreements (including assistance in the collection or reduction to possession of any of the Purchased Assets).

(b)           On and after the Closing Date, the Acquiror shall from time to time, at the reasonable request of the Seller, take such actions as the Seller may reasonably request, in order to more effectively consummate the transactions contemplated hereby, including the Acquiror’s assumption of the Assumed Liabilities and to conduct the Evamist Business as contemplated by this Agreement and the Related Agreements.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Section 8.9            Cooperation Regarding Financial Statements; Taxes, Etc.  In the event that the Acquiror is required to include any audited financial statements with respect to the Evamist Business in any filing to be made by the Acquiror under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, with respect to or as a result of the transactions contemplated by this Agreement, the Seller shall, at the Acquiror’s sole cost and expense, (i) use commercially reasonable efforts to provide the Acquiror with the financial statements and other information and documents pertaining to the Evamist Business that the Acquiror will be required by applicable rules and regulations of the Securities and Exchange Commission to include in its filings and (ii) use commercially reasonable efforts to cause the accountants for the Seller to promptly deliver such information and provide access to files and work papers in connection therewith as the Acquiror may reasonably request.  For the avoidance of doubt, the Acquiror acknowledges that the Seller has not prepared any separate financial statements specific to the Evamist Business and is not obligated by any provision of this Agreement to prepare or deliver any such separate financial statements specific to the Evamist Business.

Section 8.10          No Solicitation.

(a)           From the date of this Agreement to the earliest to occur of (i) the Closing, (ii) the termination of this Agreement or (iii) 11:59 p.m. (EST) on the sixtieth (60th) day following the date of this Agreement (the “No-Shop Period”), the Seller shall not, and shall cause its Subsidiaries and its and its Subsidiaries’ officers, directors, advisors and representatives not to, directly or indirectly, (I) solicit, initiate or encourage any Other Bid (as defined below), (II) enter into any agreement with respect to any Other Bid or (III) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Other Bid.  In the event that the Seller (or any of its Subsidiaries) receives any Other Bid, the Seller shall promptly advise the Acquiror of such proposal.  As used in this Section 8.10, “Other Bid” means any proposal for a sale, spin-off or other disposition or similar transaction involving the Evamist Business or any of the Purchased Assets, other than the transactions contemplated by this Agreement.

(b)           Notwithstanding the foregoing or anything in this Agreement to the contrary, if the Seller receives an unsolicited Superior Bid after the expiration of the No Shop Period under circumstances that do not arise out of a breach of the terms of Section 8.10(a), and such Superior Bid has not been withdrawn, nothing in this Agreement shall prevent the board of directors of the Seller or any committee thereof from participating in any discussions or negotiations regarding or furnishing to any person any information with respect to such Superior Bid

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

pursuant to a confidentiality agreement which contains terms that are no less restrictive than those contained in the Confidentiality Agreement; provided that all such information had been or is provided on prior or concurrent basis to Acquiror.

(c)           The Seller shall promptly (and in any event within forty-eight (48) hours) notify Acquiror of any Other Bid, any material modifications thereto or any request for non-public information relating to the Evamist Business or for access to the properties, books or records of the Seller by any third party that has made an Other Bid. The Seller shall provide notice orally and in writing and shall identify the third party making and the material terms and conditions of, any such Other Bid. The Seller shall keep Acquiror informed on a reasonably current basis of the status and details (including any material changes to the Other Bid) of any such Other Bid or request and shall provide the Acquiror with the written materials related to the Other Bid.

Section 8.11          Insurance.  In the event that prior to the Closing Date any Purchased Asset suffers any damage, destruction or other loss as a result of a casualty event, the Seller shall, after the Closing Date, (i) promptly pay to the Acquiror all insurance proceeds received by the Seller with respect to such damage, destruction or other loss, less any proceeds applied to the physical restoration of such asset, and (ii) assign to the Acquiror all rights of the Seller against third parties (other than against its insurance carriers) with respect to any causes of action, whether or not litigation has commenced as of the Closing Date, in connection with such damage, destruction or other loss; provided, however, that the proceeds of such insurance shall be subject to (and recovery thereon shall be reduced by the amount of) any applicable deductibles and co-payment provisions or any payment or reimbursement obligations of the Seller in respect thereof; provided, further, that the Seller shall not be required to pay any insurance proceeds under any insurance policy which constitutes “self-insurance.”

Section 8.12          Tax Matters.

(a)           Books & Records; Cooperation.  The Acquiror, on one hand, and the Seller, on the other hand, agree to furnish or cause to be furnished to the other, upon request, as promptly as practicable, such information and assistance relating to the Purchased Assets, including, without limitation, access to books and records, as is reasonably necessary for the filing of all Tax Returns by the Acquiror or the Seller, the making of any election relating to Taxes, the preparation for any audit by any taxing authority, and the prosecution or defense of any claim, suit or proceeding relating to any Taxes.  Each of the Acquiror, on one hand, and the Seller, on the other hand, shall retain all books and records with respect to Taxes pertaining to the Purchased Assets, for a period of at least six (6)

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

years following the Closing Date.  At the end of such period, each party shall provide the other with at least ten (10) days prior written notice before transferring, destroying or discarding any such books and records, during which period the party receiving such notice can elect to take possession, at its own expense, of such books and records.  The Acquiror, on one hand, and the Seller, on the other hand, shall cooperate fully with the other in the conduct of any audit, litigation or other proceeding relating to Taxes involving the Purchased Assets.  The Acquiror, on one hand, and the Seller, on the other hand, further agree, upon request, to use their commercially reasonable efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

(b)           Allocation of Taxes.  Except as otherwise provided in Section 4.4 hereof relating to Transfer Taxes, the Seller shall be responsible for and shall promptly pay when due all Taxes levied with respect to the Purchased Assets attributable to the Pre-Closing Tax Period.  All Taxes levied with respect to the Purchased Assets for any Straddle Period shall be apportioned between the Pre-Closing Tax Period and the Post-Closing Tax Period, as follows:

(i)      in the case of any Taxes other than Taxes based upon or related to income or receipts, the portion allocable to the Pre-Closing Tax Period shall be deemed to be the amount of such Tax for the entire Straddle Period multiplied by a fraction the numerator of which is the number of days in the Tax period ending on the Closing Date and the denominator of which is the number of days in the entire Straddle Period, and

(ii)     in the case of any Tax based upon or related to income or receipts, the portion allocable to the Pre-Closing Tax Period shall be deemed equal to the amount which would be payable if the relevant Straddle Period ended on the Closing Date.

Upon receipt of any bill for such Taxes relating to the Purchased Assets, the Acquiror, on one hand, and the Seller, on the other hand, shall present a statement to the other setting forth the amount of reimbursement to which each is entitled under this Section 8.12 together with such supporting evidence as is reasonably necessary to calculate the proration amount.  The proration amount shall be paid by the party owing it to the other within ten (10) days after delivery of such statement.  In the event that the Acquiror or the Seller shall make any payment for which it is entitled to reimbursement under this Section 8.12, the applicable party shall make such reimbursement promptly but in no event later than ten (10) days after the presentation of a

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statement setting forth the amount of reimbursement to which the presenting party is entitled along with such supporting evidence as is reasonably necessary to calculate the amount of reimbursement.

(c)           Notices.  The Seller shall promptly notify the Acquiror in writing upon its receipt of notice of any pending or threatened federal, state, local or foreign Tax audits or assessments relating to the income, properties or operations of Seller that reasonably may be expected to relate to the Purchased Assets.

(d)           Withholding.  At the Closing, the Seller shall deliver to Acquiror all necessary forms and certificates complying with applicable law, duly executed and acknowledged, certifying that the transactions contemplated hereby are exempt from withholding under Section 1445 of the Code.

(e)           Characterization of Payments.  Any payments made to any Indemnified Party pursuant to this Agreement shall constitute an adjustment of the consideration paid for the Purchased Assets for Tax purposes and shall be treated as such by the Acquiror and the Seller on their Tax Returns to the extent permitted by Law.

Section 8.13          Financial Resources.  The Acquiror shall maintain financial resources consisting of cash, cash equivalents and/or available credit facilities sufficient to enable the Acquiror to satisfy its financial obligations under this Agreement as and when such financial obligations become due and payable pursuant to this Agreement.

ARTICLE IX.

CONDITIONS TO THE OBLIGATIONS OF THE
SELLER FOR THE CLOSING

The obligation of the Seller to effect the Closing is subject to the satisfaction (or waiver by the Seller), at or before the Closing, of each of the following conditions:

Section 9.1            Representations, Warranties and Covenants.  The representations and warranties of the Acquiror contained in Article VII of this Agreement (other than the representations and warranties of the Acquiror made with reference to a specified date (such as the date hereof), which shall be true and correct as of such date) that are qualified by materiality shall be true and correct in all respects and, to the extent not so qualified, shall be true and correct in all material respects, at and as of the Closing Date as if made at and as of such time.  The Acquiror shall have performed in all material respects all agreements and covenants required by this Agreement or any Related Agreements to be performed by it prior to or on the Closing Date.  The Seller shall have received a certificate as to satisfaction of the conditions set forth in

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this Section 9.1 dated as of the Closing Date and executed by a duly authorized officer of the Acquiror.

Section 9.2            No Actions or Proceedings.  No Orders prohibiting the transactions contemplated hereby shall have been instituted and not settled or otherwise terminated.  No Law shall have been enacted, entered, promulgated or enforced by any Governmental or Regulatory Authority that is in effect and has the effect of making the purchase and sale of the Purchased Assets illegal or otherwise prohibiting the consummation of such purchase and sale.  The waiting period (including any extensions thereof) applicable to the consummation of the transactions contemplated by this Agreement required pursuant to the HSR Act shall have expired or been terminated.

Section 9.3            No Material Adverse Effects.  No Acquiror Material Adverse Effect shall have occurred and the be continuing.

Section 9.4            No Proceedings.  There shall not be pending any Action or Proceeding seeking (i) to prohibit or restrain the transactions contemplated by this Agreement or (ii) seeking to impose or confirm limitations on the Acquiror or any of its Subsidiaries to effectively exercise full ownership of the Evamist Business or the Purchased Assets after the Closing and to conduct the Evamist Business as contemplated in the Agreement and the Related Agreements.

Section 9.5            Deliveries.  The Acquiror shall have delivered or caused to be delivered to the Seller each of the documents, materials or funds as specified in Section 5.2(b).

ARTICLE X.

CONDITIONS TO THE OBLIGATIONS OF THE ACQUIROR FOR THE CLOSING

The obligation of the Acquiror to effect the Closing is subject to the satisfaction (or waiver by the Acquiror), at or before the Closing, of each of the following conditions:

Section 10.1          Representations, Warranties and Covenants.  The representations and warranties of the Seller contained in Article VI of this Agreement (other than the representations and warranties of the Seller made with reference to a specified date (such as the date hereof), which shall be true and correct as of such date) that are qualified by materiality shall be true and correct in all respects and, to the extent not so qualified, shall be true and correct in all material respects, at and as of the Closing Date as if made at and as of such time.  The Seller shall have performed in all material respects all agreements and covenants required by this Agreement or any Related Agreement to be performed by it prior to or on the Closing Date.  The Acquiror shall have received a certificate as to satisfaction of the conditions set forth in this Section 10.1 dated as of the Closing Date and executed by a duly authorized officer of the Seller.

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Section 10.2          No Actions or Proceedings.  No Orders prohibiting the transactions contemplated hereby shall have been instituted and not settled or otherwise terminated.  No Law shall have been enacted, entered, promulgated or enforced by any Governmental or Regulatory Authority that is in effect and has the effect of making the purchase and sale of the Purchased Assets illegal or otherwise prohibiting the consummation of such purchase and sale.  The waiting period (including any extensions thereof) applicable to the consummation of the transactions contemplated by this Agreement required pursuant to the HSR Act shall have expired or been terminated.

Section 10.3          Consents.

(a)           All Seller Governmental Consents set forth on Schedule 6.3(a) of the Seller Disclosure Schedule shall have been obtained or made.

(b)           The Acquiror shall have received all Seller Third Party Consents and all Required Permits necessary to effect the transactions contemplated by this Agreement and the Related Agreements (which shall include the consents and permits set forth on Schedules 6.3(b) and 6.8 of the Seller Disclosure Schedule, excluding the Evamist FDA Submissions).

Section 10.4          No Material Adverse Effects.  No Seller Material Adverse Effect shall have occurred and be continuing.

Section 10.5          Deliveries.  The Seller shall have delivered or caused to be delivered to the Acquiror each of the documents specified in Section 5.2(a).

Section 10.6          Proceedings.  There shall not be pending any action, litigation or proceeding by any Governmental or Regulatory Authority seeking to (i) prohibit or restrain the transactions contemplated by this Agreement or (ii) seeking to impose or confirm limitations on the ability of Acquiror or any of its Subsidiaries to effectively exercise full rights of ownership of the Evamist Business or the Purchased Assets after the Closing.

ARTICLE XI.

INDEMNIFICATION

Section 11.1          Survival of Representations, Warranties, Covenants, Etc.  The representations and warranties of the parties contained in Articles VI and VII hereof and in the Related Agreements (if any) shall survive the Closing until the second anniversary of the Closing Date; provided, however, that the representations and warranties of the Seller in Sections 6.2, 6.14(a) and 6.16 hereof shall survive the Closing until sixty (60) days following the expiration of the applicable statute of limitations (with extensions, if any) with respect to the matters

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addressed in such sections. The period of time a representation or warranty survives the Closing pursuant to the preceding sentence shall be the “Survival Period” with respect to such representation or warranty.  The covenants and agreements of the parties hereto contained herein shall survive in accordance with their respective terms.  So long as an Indemnified Party gives an Indemnification Claim Notice for such claim on or before the expiration of the applicable Survival Period, such Indemnified Party shall be entitled to pursue its rights to indemnification under Sections 11.2(a) or (b) hereof, as applicable.  In the event notice of any claim for indemnification under Section 11.2(a) or (b) hereof shall have been given within the applicable Survival Period and such claim has not been finally resolved by the expiration of such Survival Period, the representations and warranties that are the subject of such claim shall survive the end of the Survival Period of such representations or warranties until such claim is finally resolved, but such representations and warranties shall only survive with respect to such asserted claim.

Section 11.2          Indemnification.

(a)           By the Seller.  Subject to Sections 11.1 and 11.3, from and after the Closing, the Seller shall indemnify, reimburse, defend and hold harmless the Acquiror, its Affiliates and their respective officers, directors, employees, agents, successors and assigns from and against any and all costs, losses, Liabilities, damages, including fines, penalties, interest, judgments, lawsuits, deficiencies, claims, expenses (including reasonable fees and disbursements of attorneys and other professionals, including third party consultants) (collectively, “Damages”) incurred in connection with, arising out of, resulting from or incident to (i) any breach of, or inaccuracy in, any representation or warranty of the Seller set forth in this Agreement, any Related Agreement or any certificate of the Seller delivered to Acquiror at the Closing, without giving effect to any “materiality” or “Seller Material Adverse Effect” or Knowledge qualifier therein, (ii) the failure to perform any covenant or agreement of the Seller set forth in this Agreement or in any of the Related Agreements, (iii) any Excluded Asset, (iv) any Excluded Liability and (v) the Seller’s breach of the terms and conditions of the Acrux License, whether or not such breach is based on facts or circumstances in existence as of the date hereof.

(b)           By the Acquiror.  Subject to Sections 11.1 and 11.3, from and after the Closing, the Acquiror shall indemnify, defend and hold harmless the Seller, its Affiliates and their respective officers, directors, employees, agents, successors and assigns from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to (i) any breach of any representation or warranty of the Acquiror set forth in this Agreement, any Related Agreement or any certificate of the Acquiror delivered to the Seller at Closing, without giving effect to any “materiality” or “Acquiror Material Adverse Effect” or Knowledge

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qualifier therein, (ii) the failure to perform any covenant or agreement of the Acquiror set forth in this Agreement or in any of the Related Agreements, or (iii) any Assumed Liabilities.

(c)           Procedure for Claims.  The Indemnified Party shall give the indemnifying party prompt written notice (an “Indemnification Claim Notice”) of any Damages or discovery of fact upon which such Indemnified Party intends to base a request for indemnification under Section 11.2(a) or Section 11.2(b).  Failure to give any such Indemnification Claim Notice shall not constitute a waiver of any right to indemnification or reduce in any way the indemnification available hereunder, except to the extent the indemnifying party demonstrates that such failure to notify directly increases the amount to be indemnified hereunder.  Each Indemnification Claim Notice must contain a description of the claim and the nature and amount of such Damages (to the extent that the nature and amount of such Damages are known at such time).  The Indemnified Party shall furnish promptly to the indemnifying party copies of all papers and official documents received in respect of any Damages.  All indemnification claims in respect of a party, its Affiliates or their respective directors, officers, employees and agents (collectively, the “Indemnitees” and each an “Indemnitee”) shall be made solely by such party to this Agreement (the “Indemnified Party”).

(d)           Third Party Claims.  The obligations of an indemnifying party under this Section 11.2(d) with respect to Damages arising from claims of any third party that are subject to indemnification as provided for in Section 11.2(a) or Section 11.2(b) (a “Third Party Claim”) shall be governed by and be contingent upon the following additional terms and conditions:

(i)      At its option, the indemnifying party may assume the defense of any Third Party Claim by giving written Notice to the Indemnified Party within ten (10) days after the indemnifying party’s receipt of an Indemnification Claim Notice.  The assumption of the defense of a Third Party Claim by the indemnifying party shall be construed as an acknowledgment that the indemnifying party is liable to indemnify any Indemnitee in respect of the Third Party Claim.  Upon assuming the defense of a Third Party Claim, the indemnifying party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the indemnifying party; provided, however, that such counsel is reasonably acceptable to the Indemnified Party, provided, further, that in the event that (i) a conflict of interest arises between the indemnifying party and the Indemnified Party such that such legal counsel cannot represent both the indemnifying party and the Indemnified Party or (ii) the Indemnitee has been advised in writing by counsel that there may be one or more

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legal defenses available to the Indemnitee Party that are different from or in addition to that of the indemnifying party, the Indemnitee may retain its own legal counsel at the expense of the indemnifying party and the indemnifying party and its counsel shall cooperate with the Indemnified Party and its counsel, as may be reasonably requested.  Except as set forth above, should the indemnifying party assume the defense of a Third Party Claim, the indemnifying party shall not be liable to the Indemnified Party or any other Indemnitee for any legal expenses subsequently incurred by such Indemnified Party or other Indemnitee in connection with the analysis, defense or settlement of the Third Party Claim.

(ii)     Without limiting Section 11.2(d)(i), any Indemnitee shall be entitled to participate in, but not control, the defense of such Third Party Claim and to employ counsel of its choice for such purpose; provided, however, that such employment shall be at the Indemnitee’s sole cost and expense, except as described in Section 11.2(d)(i), unless (A) the employment thereof has been specifically authorized by the indemnifying party in writing, or (B) the indemnifying party has failed to assume the defense and employ counsel in accordance with Section 11.2(d)(i) (in which case the Indemnified Party shall control the defense).

(iii)    With respect to any Damages relating solely to the payment of money damages in connection with a Third Party Claim and that will not result in the Indemnitee’s or the Indemnified Party’s becoming subject to injunctive or other relief for other than money damages, and as to which the indemnifying party shall have acknowledged in writing the obligation to indemnify the Indemnitee hereunder, the indemnifying party shall have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Damages, on such terms as the indemnifying party, in its sole discretion, shall deem appropriate, provided that, as a result of or in connection with any such settlement each Indemnitee or Indemnified Party shall receive a full release with respect to such claim.  The indemnifying party shall not be liable for any settlement or other disposition of Damages by an Indemnitee or Indemnified Party that is reached without the written consent of the indemnifying party, which consent shall not be unreasonably withheld.  If the indemnifying party chooses to defend or prosecute any Third Party Claim, no Indemnitee or Indemnified Party shall admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld.

(iv)    Notwithstanding the foregoing, the indemnifying party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable

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for the reasonable fees and expenses of counsel incurred by the Indemnified Party in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnified Party that the Indemnified Party reasonably determines cannot be separated from any related claim for money damages.  If such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, the indemnifying party shall be entitled to assume the defense of the portion relating to money damages.

(v)     Regardless of whether the indemnifying party chooses to defend or prosecute any Third Party Claim, the Indemnified Party and the indemnifying party shall, and shall cause each other Indemnitee or Affiliate of the indemnifying party, as applicable, to, cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith.  Such cooperation shall include access during normal business hours afforded to the indemnifying party or Indemnified Party, as applicable, to, and reasonable retention by each such Person of, records and information that are reasonably relevant to such Third Party Claim, and making each such Person and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the indemnifying party shall reimburse each such Person for all its reasonable out-of-pocket expenses in connection therewith.

(e)           Other Claims.  In the event any Indemnified Party has a claim against any indemnifying party under Section 11.2(a) or 11.2(b) that does not involve a Third Party Claim being asserted against or sought to be collected from such Indemnified Party, the Indemnified Party shall deliver an Indemnification Claim Notice regarding such claim with reasonable promptness to the indemnifying party.  The failure by any Indemnified Party so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to such Indemnified Party under Section 11.2(a) or 11.2(b), except to the extent that the indemnifying party demonstrates that such failure to notify directly increased the amount to be indemnified hereunder.  If the indemnifying party does not notify the Indemnified Party within ten (10) calendar days following its receipt of such notice that the indemnifying party disputes its liability to the Indemnified Party under Section 11.2(a) or 11.2(b), such claim specified by the Indemnified Party in such notice shall be conclusively deemed a Liability of the indemnifying party under Section 11.2(a) or 11.2(b) and the indemnifying party shall pay the amount of such Liability to the Indemnified

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Party on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined.

(f)            Effect of Investigation or Knowledge.  Any claim by the Acquiror or its Affiliates or any of their respective directors, officers, employees or agents for indemnification shall not be adversely affected by any investigation by or opportunity to investigate afforded to the Acquiror, nor shall such a claim be adversely affected by the Acquiror’s Knowledge on or before the Closing Date of any breach of the type specified in this Section 11.2 or of any state of facts that may give rise to such a breach.  The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not adversely affect the right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants or obligations.

Section 11.3          Limitations.

(a)           In no event shall the Seller or the Acquiror be liable for any Damages pursuant to Section 11.2(a) or 11.2(b), as applicable, unless and until the aggregate amount of all such Damages exceeds $100,000 (the “Liability Threshold”), in which case the Seller or the Acquiror, as applicable, shall be liable for all such Damages in excess of the Liability Threshold, and then not for any Damages in excess of the then applicable Liability Cap for all claims made under such Section 11.2(a) or 11.2(b), as applicable, in the aggregate; provided, however, that:  (A) for purposes of claims made by the Acquiror under Sections 11.2(a)(iii), 11.2(a)(iv) or 11.2(a)(v), the Seller shall be liable for all Damages suffered by the Acquiror without regard to the Liability Threshold or Liability Cap; (B) for purposes of claims made by the Seller under Section 11.2(b)(iii), the Acquiror shall be liable for all Damages suffered by the Seller without regard to the Liability Threshold or Liability Cap; and (C) for purposes of claims made by a party due to the other party’s fraud or willful misconduct, such party shall be liable for all Damages suffered by the other party without regard to the Liability Threshold or Liability Cap.

(b)           Each party agrees that it shall, and shall cause the applicable Indemnitees to, use its or their commercially reasonable efforts to secure payment from insurance policies available and in existence that provide coverage with respect to any Damages to be indemnified.  The amount of any Damages recoverable by a party under Section 11.2 shall be reduced by the amount of any

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insurance proceeds actually paid to the Indemnified Party or the Indemnitee, as applicable, relating to such claim.

(c)           THE INDEMNIFICATION OBLIGATIONS OF THE PARTIES HERETO SHALL NOT EXTEND TO PUNITIVE DAMAGES OR TO ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES, INCLUDING BUSINESS INTERRUPTION, LOSS OF FUTURE REVENUE, DIMINUTION IN VALUE, PROFITS OR INCOME, OR LOSS OF BUSINESS REPUTATION OR OPPORTUNITY.

Section 11.4          Exclusive Remedy.  Except in the event of fraud or willful misconduct, the sole and exclusive remedy of each party with respect to any and all claims for any breach of any representation, warranty, covenant or other claim arising out of or relating to this Agreement, whether arising in contract, tort or otherwise, shall be the indemnification provisions of this Article XI, provided, however, that the provisions of this Article XI shall not restrict the right of any party to seek specific performance or other equitable remedies in connection with any breach of any of the covenants contained in this Agreement or any of the Related Agreements.

ARTICLE XII.

TERMINATION

Section 12.1          Methods of Termination.  Prior to the Closing, this Agreement may be terminated at any time:

(a)           by mutual written agreement of the Seller and the Acquiror;

(b)           by either the Seller or the Acquiror if the Closing shall not have occurred by June 1, 2007; provided, however, that the right to terminate the Agreement pursuant to this Section 12.1(b) shall not be available to a party if such party’s failure to perform in all material respects any of their material obligations under this Agreement or any Related Agreement results in the failure of the Closing to occur by such time;

(c)           by either the Seller or the Acquiror, if there shall be in effect any Law that prohibits the Closing or if the Closing would violate any non-appealable Order, issued by a competent Governmental Entity, that permanently restrains, enjoins or prohibits the consummation of the transactions contemplated by this Agreement;

(d)           by either the Seller or the Acquiror, if the other party has breached

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any material representation, warranty, covenant or agreement hereunder, such breach has not been waived by the non-breaching party, and the breach has not been cured within a period of thirty (30) days following the terminating party’s written notice of such breach and the breaching party is diligently proceeding to cure such breach, unless such breach is not capable of cure, in which event the non-breaching party may terminate immediately;

(e)           by the Acquiror, if a Seller Material Adverse Effect shall have occurred since the date of this Agreement;

(f)            by the Seller, if an Acquiror Material Adverse Effect shall have occurred since the date of this Agreement;

(g)           by the Seller, if (i) it is not in material breach of the terms of Section 8.10(a) or (c), (ii) the board of directors of the Seller has authorized the Seller to enter into a definitive agreement for a transaction that constitutes a Superior Bid, (iii) the Seller has notified the Acquiror in writing that the Seller has received a Superior Bid and intends to enter into a definitive agreement with respect to such Superior Bid pursuant to Section 8.10(b), (iv) five (5) Business Days have passed since the Acquiror has received such written notice and (v) the Other Bid remains a Superior Bid after any amendments to this Agreement; provided, however, that the Seller shall not have the right to terminate this Agreement pursuant to this Section 12.1(g) prior to the expiration of the No-Shop Period.

(h)               by the Acquiror, if prior to the Closing, the Seller has breached the terms and conditions of the Acrux License in a manner giving rise to a right of termination under the Acrux License by Fempharm Pty Ltd. and/or Acrux DDS Pty Ltd., whether or not such breach is based on facts or circumstances in existence as of the date hereof; or

(i)                by Acquiror, on or before the earlier of (i) 11:59 p.m. (Eastern Daylight Saving Time) fourteen (14) calendar days following the date hereof or (ii) 11:59 p.m. (Eastern Daylight Saving Time) on the fifth (5th) Business Day following the date of Acquiror’s inspection of the facilities of [***], located at [***] (the “Facility Inspection Deadline”), if Acquiror determines in good faith that [***] is unable to manufacture quantities of the pump component for Evamist meeting the specifications therefor (as set forth in the Evamist NDA) to support the launch of Evamist or provide continuity of commercial supply as contemplated by the parties as of the date hereof (the “Adverse Determination”); provided, however, if Acquiror makes the Adverse Determination it shall

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promptly notify Seller thereof, then upon written request of either party to the other party (i) the parties shall promptly meet (whether in person or teleconference) and discuss in good faith possible resolutions to the Adverse Determination over a period of seven (7) calendar days and (ii) Acquiror’s ability to terminate this Agreement pursuant to this Section 12.1(i) shall be extended by a period of seven (7) calendar days following the Facility Inspection Deadline.

Section 12.2          Procedure upon Termination.  In the event of termination of this Agreement under Section 12.1, written Notice thereof shall forthwith be given to the other party, and the transactions contemplated by this Agreement shall be terminated and abandoned, without further action by the parties hereto.  If this Agreement is terminated as provided herein:

(a)           each party, if requested, will redeliver all documents, work papers and other material of the other party and its Affiliates relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same; and

(b)           no party hereto and none of their respective directors, officers, stockholders, Affiliates or Controlling Persons shall have any further liability or obligation to any other party to this Agreement, other than Section 12.2 and Article XIII; provided, however, that nothing in this Section 12.2(b) shall prejudice any rights, claims, or causes of action that may have accrued hereunder or with respect hereto prior to the date of such termination, including for breach of this Agreement (whether based upon the termination or otherwise).

ARTICLE XIII.

MISCELLANEOUS

Section 13.1          Notices.  All Notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission with answer back confirmation or mailed (postage prepaid by certified or registered mail, return receipt requested) or by nationally recognized overnight courier that maintains records of delivery to the parties at the following addresses or facsimile numbers:

If to the Acquiror to:

K-V Pharmaceutical Company

2503 S. Hanley Road
St. Louis, Missouri 63144

Facsimile:  (314) 645-4705

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Attention:    Vice President, Business Development

General Counsel

With copies to:

Latham & Watkins LLP

650 Town Center Drive, 20th Floor

Costa Mesa, California 92626-1925

Facsimile:  (714) 755-8290

Attention:  Charles K. Ruck, Esq.

If to the Seller to:

Vivus, Inc.

112 Castro Street, Suite 200
Mountain View, California 94040
Facsimile: (650) 934-5389

Attention: Leland F. Wilson

With copies to:

Wilson Sonsini Goodrich & Rosati

650 Page Mill Road

Palo Alto, CA 94304

Facsimile:  (650) 493-6811

Attention:  Ian B. Edvalson, Esq.

All such Notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 13.1, be deemed given upon receipt, (ii) if delivered by facsimile to the facsimile number as provided in this Section 13.1, be deemed given upon receipt by the sender of the answer back confirmation and (ii) if delivered by mail in the manner described above or by overnight courier to the address as provided in this Section 13.1, be deemed given upon receipt (in each case regardless of whether such Notice, request or other communication is received by any other Person to whom a copy of such Notice, request or other communication is to be delivered pursuant to this Section 13.1).  Any party from time to time may change its address, facsimile number or other information for the purpose of Notices to that party by giving Notice specifying such change to the other party hereto in accordance with the terms of this Section 13.1.

Section 13.2          Entire Agreement.  This Agreement (and all Exhibits and Schedules attached hereto and all other documents delivered in connection herewith) supersedes all prior discussions and agreements, both oral and written, among the parties with respect to the

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subject matter hereof and contains the sole and entire agreement among the parties hereto with respect to the subject matter hereof.  Further, the parties agree and acknowledge that the Confidentiality Agreement shall remain in effect until, but shall terminate effective as of, the Closing.

Section 13.3          Waiver.  Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition.  No waiver by any party hereto of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.  All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not in the alternative.

Section 13.4          Amendment.  This Agreement may be amended, supplemented or modified only by a written instrument mutually agreed upon and duly executed by each party hereto.

Section 13.5          Third Party Beneficiaries.  The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns and it is not the intention of the parties to confer third party beneficiary rights upon any other Person, except as achieved through the indemnification clause set forth in Section 11.2.

Section 13.6          Assignment; Binding Effect.  Neither this Agreement nor any rights, interests or obligations hereunder shall be transferred, assigned or delegated by any party hereto without the prior written consent of the other party hereto and any attempt to make any such transfer assignment or delegation without such consent shall be null and void; provided, however, that (i) without the consent of the Acquiror, the Seller may (in whole or in part) transfer, assign and delegate its rights, interests and obligations to one or more of its Affiliates (ii) without the consent of the Seller, the Acquiror may (in whole or in part) transfer, assign and delegate its rights, interests and obligations to any Affiliate of the Acquiror (including pursuant to Section 4.7 hereof), and (iii) without the consent of the Seller, the Acquiror may transfer and assign its rights to indemnity, in whole or in part, to any purchaser of all or substantially all of the Evamist Business; provided, further, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and permitted assigns and no transfer, assignment or delegation shall limit, affect or discharge the assignor’s obligations hereunder.  In addition, notwithstanding the foregoing, either party hereto may assign this Agreement, without the prior written consent of the other party hereto, to a Person that succeeds to all or substantially all of such party’s business or assets related to this Agreement, whether by

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sale, merger, operation of law or otherwise, provided that such assignee or transferee agrees in writing to be bound by the terms and conditions of this Agreement.

Section 13.7          Headings.  The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

Section 13.8          Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar to the terms of such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the parties herein.

Section 13.9          Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES. ALL DISPUTES UNDER, OR PERTAINING TO, THIS AGREEMENT SHALL BE RESOLVED EXCLUSIVELY IN THE STATE OR FEDERAL COURTS OF THE STATE OF DELAWARE.

Section 13.10       Expenses.  Except as otherwise provided in this Agreement, each party hereto shall pay its own expenses and costs incidental to the preparation of this Agreement and to the consummation of the transactions contemplated hereby.

Section 13.11       Counterparts.  This Agreement may be executed in any number of counterparts and by facsimile, each of which will be deemed an original, but all of which together will constitute one and the same instrument.  A facsimile copy shall be a sufficient proof of signature, without it being necessary to produce the original copy.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto all as of the date first above written.

SELLER:

Vivus, Inc.
a Delaware corporation

By:	/s/ Leland F. Wilson

Name:	Leland F. Wilson

Title:	President and Chief Executive Officer

ACQUIROR:

K-V Pharmaceutical Company,
a Delaware corporation

By:	/s/ Gerald R. Mitchell

Name:	Gerald R. Mitchell

Title:	Vice President and Chief Financial Officer

Signature Page to Asset Purchase Agreement

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EXHIBIT A
Form of Sublicense Agreement

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EXHIBIT A

SUBLICENSE AGREEMENT

This SUBLICENSE AGREEMENT (the “Agreement”) executed as of [        ,] 2007 (the “Effective Date”) by and between KV Pharmaceutical Company, a Delaware corporation (“KVP”), and VIVUS Inc., a Delaware corporation (the “VIVUS”).  KVP and VIVUS are each referred to herein by name or, individually, as a “Party” or, collectively, as “Parties.”

BACKGROUND

A.            KVP and VIVUS are parties to that certain Asset Purchase Agreement dated as of March 30, 2007 (the “APA”) pursuant to which KVP purchased certain assets of VIVUS related to Evamist™, all on the terms and conditions set forth therein.

B.            VIVUS is the licensee of certain patents and know-how related to Evamist™ pursuant to that certain Estradiol Development and Commercialization Agreement by and among VIVUS, FemPharm Pty Ltd. and Acrux DDS Pty Ltd. effective February 12, 2004, as amended July 2, 2004 (the “Acrux License”) and attached hereto as Attachment 1.

C.            VIVUS and KVP have agreed pursuant to the APA to enter into this Agreement pursuant to which VIVUS grants to KVP certain sublicenses under the Acrux License, all as set forth herein below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements provided herein below and other consideration the receipt and sufficiency of which is hereby acknowledged, KVP and VIVUS hereby agree as follows:

ARTICLE 1
DEFINITIONS

1.1          Imported Definitions.  Capitalized terms not otherwise defined in this Article 1 or elsewhere in this Agreement shall have the meanings given such terms in the Acrux License.

1.2          “Acrux” means Acrux DDX Pty Limited, Australian Company No 088 778 009.

1.3          “Affiliate” has the meaning given thereto in the APA.

1.4          “Closing Date” has the meaning given thereto in the APA.

1.5          “Evamist” means any Product consisting of any MDTS containing Estradiol, or any other Estrogen that is added to the Field, as its sole active ingredient.

1.6          “FemPharm” means FemPharm Pty Ltd., Australian Company No 088 778 018.

1.7          “Law” has the meaning given therein in the APA.

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1.8          “Other Intellectual Property” means that Intellectual Property that is licensed to VIVUS by FemPharm and Acrux pursuant to Section 2.1(b) of the Acrux License.

1.9          “Purchased Assets” has the meaning given thereto in the APA.

1.10        “Transition Services Agreement” has the meaning given thereto in the APA.

1.11        Additional Definitions.  Each of the following definitions shall have the meanings defined in the corresponding sections of this Agreement indicated below:

Definitions	Section
Acrux License	Background
Agreement	Preamble
APA	Background
Auditing Party	3.3.1
Bankruptcy Code	12.7
Confidential Information	8.1
Effective Date	Preamble
Indemnify	9.4.1
JAMS	11.2
KVP	Preamble
KVP Indemnitees	9.4.1
Losses	9.4.1
Parties	Preamble
Party	Preamble
Prior CDA	8.3
Term	10.1
Third-Party Claim	9.4.1
VIVUS	Preamble
VIVUS Indemnitees	9.4.2

1.12        Interpretation.  In this Agreement: (i) words denoting the singular number include the plural and vice versa; (ii) words denoting any gender include all genders; (iii) words denoting natural persons include corporations, firms, unincorporated associations, partnerships, trusts and any other entities or groups recognized by Law; (iv) references to any Law or to any provision thereof includes any amendment, modification, consolidation or re-enactment of, or any provision substituted for, and all regulations and statutory instruments issued under such Law or such provision; (v) the words “written” and “in writing” include any means of visible reproduction of words in a tangible and permanently visible form; (vi) references to Articles, Sections, clauses and Attachments are references to the Articles, Sections, clauses and Agreement of this Agreement, unless expressly stated to the contrary; (vii) references to any Party includes such Party’s successors and permitted assigns; (viii) where a word or phrase is defined, other grammatical forms of that word or phrase have corresponding meanings; (ix) no rule of construction applies to the disadvantage of a Party because that Party was responsible for

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the preparation of this Agreement or any part of it; (x) the headings to Articles, Sections and Attachments are for ease of reference only and do not form part of this Agreement or affect its interpretation; (xi) if any day appointed or specified by this Agreement for the payment of any money or the doing of any act falls on a day which is not a Business Day, the day appointed or specified will be the next Business Day; (xii) a reference to a time or date in connection with the performance of an obligation by a Party is a reference to the time and date in San Francisco, California, USA even if the obligation is to be performed elsewhere; and (xiii) the words “including” and “includes” will be interpreted non-restrictively to mean “including without limitation …”.

ARTICLE 2
SUBLICENSE GRANTS

2.1          Sublicense Grants.  Subject to the terms of this Agreement and the APA, VIVUS hereby grants to KVP as of the Effective Date the sole and exclusive (including with respect to VIVUS) sublicense, under all of VIVUS’s interest in:

2.1.1       Licensed Intellectual Property, solely to exploit, import, export, make, have made, develop, use, market, offer for sale and sell Evamist for use in the Field in the Territory; and

2.1.2       Other Intellectual Property to export, make, and have made Evamist outside the Territory solely for importation, sale, use and other exploitation in the Field in the Territory pursuant to Section 2.1.1.  In addition, VIVUS will cooperate with KVP, at KVP’s request and expense, to seek the permission by FemPharm, for KVP to include in the license granted under this Section 2.1.2 the right to conduct specific development activities in particular countries outside the Territory, solely to develop data to be used in the Regulatory Materials in the Territory for Evamist in the Field, and marketing of Evamist in the Field in the Territory.

2.2          Further Sublicenses.  The sublicenses granted under Section 2.1 include the right to grant sublicenses within the scope of the licenses; provided that any such sublicensee agrees to be bound by terms and conditions materially identical to the provisions of Sections 2.5, 2.6, 9.4.2 and 9.5 herein.  Additionally, KVP shall disclose to FemPharm in advance of any such grant of a sublicense the identity of the proposed sublicensee and shall discuss and consider in good faith any reasonable concerns FemPharm may have with regard to granting a sublicense to such entity, and shall consider in good faith FemPharm’s suggestions to address any of its reasonable concerns.  Notwithstanding any sublicense granted hereunder KVP shall remain fully responsible for all of its obligations hereunder and KVP shall be responsible for the actions of any of its sublicensees hereunder (direct or indirect), and if any such sublicensee breaches any KVP obligation under the Agreement, such breach will be deemed a breach by KVP.

2.3          Other.

2.3.1       The Parties acknowledge that FemPharm and Acrux reserved for themselves non-exclusive rights under the Licensed Intellectual Property in the Territory, for

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FemPharm, Acrux or the Acrux Controlled Affiliates or any of their respective licensees to export, make, and have made Evamist in the Territory solely for importation, sale, use and other exploitation in the Field in a country or jurisdiction outside the Territory.  In addition, VIVUS reserves the right to permit FemPharm to conduct specific development activities in the Territory, solely to develop data to be used in the Regulatory Materials outside the Territory for Evamist in the Field, and marketing of Evamist in the Field outside the Territory; provided that VIVUS shall grant such permission only as agreed in writing by the Parties, such agreement not to be unreasonably withheld.

2.3.2       KVP shall have the sole right to exercise the following rights and licenses granted to VIVUS under the Acrux License: the rights granted to VIVUS under Section 2.5(b) of the Acrux License, the rights granted to VIVUS under Section 2.7 of the Acrux License, the rights granted to VIVUS under Section 5.2 of the Acrux License, and the rights granted to VIVUS under Section 5.17 of the Acrux License.

2.4          No Other Rights.  Each Party acknowledges that the rights and licenses granted under Section 2.1 and elsewhere in this Agreement are limited to the scope expressly granted.  Accordingly, except for the rights expressly granted under this Agreement and the APA, no right, title, or interest of any nature whatsoever is granted whether by implication, estoppel, reliance, or otherwise, by either Party to the other Party.  All rights with respect to Intellectual Property or technology rights that are not specifically granted herein are reserved to the owner thereof.

2.5          Exclusivity.  Until termination of this Agreement or [***] ([***]) [***] after the First Commercial Sale of Evamist, KVP hereby agrees not to market, promote, sell or import, directly or indirectly, any Competitive Product for use in the Territory.

2.6          Ex-Territory Sales.  KVP shall not directly or indirectly market, sell, or distribute Evamist in the Territory to any third party, including its Affiliates, if KVP knows, or has been provided reasonable evidence, that such Evamist provided directly or indirectly by KVP to such third party is being marketed, distributed or sold for use outside the Territory, provided that the sale of such Evamist in the Territory infringes a Valid Claim in the FemPharm Patents or embodies information that is at the then-current time a trade secret of FemPharm.

ARTICLE 3
PAYMENTS

3.1          Payment Amounts.  In accordance with the provisions of Section 3.2:

3.1.1       KVP shall pay to VIVUS all amounts (including any interest, penalties or otherwise) that may become payable to FemPharm under the Acrux License after the Effective Date as a result of any activities by or under authority of KVP hereunder or from any requests of KVP hereunder, including all royalties that may become payable pursuant to Article 4 of the Acrux License as a result of Net Sales of Evamist by or under authority of KVP, its Affiliates

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and sublicensees, provided that KVP shall only pay One Million Five Hundred Thousand Dollars ($1,500,000) pursuant to Section 3.2(b) of the Acrux License.

3.1.2       For clarity, KVP shall pay VIVUS the One Million Five Hundred Thousand Dollars ($1,500,000) of the Three Million Dollars ($3,000,000) payable to FemPharm upon occurrence of the condition set forth in Section 3.2(b) of the Acrux License.

3.2          Payment Terms and Reports.  KVP shall pay all amounts under Section 3.1 at least three (3) Business Days prior to the corresponding amount becoming payable to FemPharm under the applicable provision of the Acrux License.  In addition, KVP shall provide all reports required to be provided to FemPharm (which reports shall meet all of the applicable requirements therefore as set forth in the Acrux License) with respect to such payments at least three (3) Business Days prior to the corresponding report becoming due to FemPharm under the applicable provision of the Acrux License including Section 4.7 of the Acrux License.  It is understood that VIVUS shall have the right to provide a copy of all such reports to FemPharm under and in accordance with the Acrux License.  Notwithstanding the foregoing in lieu of payment of amounts to VIVUS hereunder, KVP may upon written notice to VIVUS elect to pay amounts otherwise due hereunder directly to FemPharm in accordance with the Acrux License, provided that and without limiting Section 9.7 KVP shall copy VIVUS on all correspondence and reports with respect thereto.

3.3          Audits.

3.3.1       VIVUS or FemPharm (the “Auditing Party”) may at its cost have any report referred to in Section 3.2 verified as set forth below by a reputable firm of chartered accountants or certified public accountants nominated by Auditing Party, and reasonably acceptable to KVP, provided the Auditing Party completes such verification within thirty-six (36) months of the end of the Royalty Period to which the verification relates.  Upon not less than ten (10) Business Days’ prior written notice given by the Auditing Party to KVP, KVP will provide the accountants with access during KVP’s normal business hours to the revenue and sales records of KVP and its Affiliates sufficient for the purposes of verifying the reports referred to in Section 3.2 and for the purpose of verifying the amount of royalties paid hereunder.  KVP may request that, at its expense, a representative or agent familiar with its record keeping systems be present at the audit to assist in the audit.  A copy of the auditor’s report shall be provided to KVP at the same time it is provided to the Auditing Party.  Such audits will be at the expense of the Auditing Party, except that if such audit establishes that the amount owed by KVP for the audited period exceeds the amount actually paid by more than [***] ([***]), then KVP will pay the Auditing Party’s actual out of pocket costs of such audit.

3.3.2       The accountants appointed under Section 3.3.1 are not authorized to, and will not, disclose to the Auditing Party any information other than the accuracy or inaccuracy of the reports to be verified and will be required to execute a reasonable confidentiality agreement with KVP.  In addition, the Auditing Party may share any such report of the auditor in confidence with FemPharm or VIVUS, as applicable.

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3.3.3       Should it be established from any report and verification referred to in this Section 3.3 that the royalties which should have been paid in respect of any Royalty Period to which the report and verification relates are more or less than the royalties actually paid then the difference will be remitted:

(a)           to VIVUS (in the case of the royalty paid being less than that which should have been paid) within seven (7) Business Days; or

(b)           to KVP (in the case of the royalty paid being more than that which should have been paid) within three (3) Business Days of VIVUS’s receipt from FemPharm.

ARTICLE 4
TRANSFER OF INFORMATION / DEVELOPMENT OF EVAMIST

4.1          Transfer.  Within sixty (60) days after the Effective Date, VIVUS shall transfer to KVP without charge (except as provided in the Transition Services Agreement) copies of all Licensed Know-How with respect to Evamist transferred by FemPharm to VIVUS pursuant to Section 5.2 of the Acrux License on or before the Effective Date.  Thereafter, VIVUS shall promptly transfer to KVP without charge (except as provided in the Transition Services Agreement) copies of any additional Licensed Know-How with respect to Evamist that VIVUS receives from FemPharm pursuant to Section 5.2 of the Acrux License.

4.2          Development Responsibilities.  Except as otherwise determined by the Parties in writing or as set forth in the APA or the Transition Services Agreement, KVP will be solely responsible for conducting, at its own expense, all activities relating to the clinical development, regulatory approval and commercialization of Evamist in the Territory in the Field, using diligent, commercially reasonable efforts.

4.3          Committees.  VIVUS shall designate as its representatives to the Development Committee under Section 5.4 of the Acrux License two (2) individuals designated by KVP from time to time in writing.  Likewise, VIVUS shall designate as its representative to the Steering Committee under Section 5.7 of the Acrux License an individual designated by KVP from time to time in writing.  In the event a Global Development Committee is established pursuant to Section 5.14, KVP shall have the right to designate VIVUS’s appointee to such Global Development Committee. VIVUS shall exercise its final decision right pursuant to Section 5.8 of the Acrux License with respect to Evamist only as KVP designates in writing.  For clarity, the KVP designees shall fulfill the various rights and obligations for such committees as set forth in Sections 5.9 — 5.13 of the Acrux License and KVP shall bear the costs and expenses of its designees in their attendance and participation of any meeting of the committees and other fulfillment of their responsibilities with respect thereto.

4.4          Development Plan.  To the extent a Development Plan is required to be submitted to the Development Committee pursuant to Section 5.5 of the Acrux License, KVP shall prepare such Development Plan and associated budget (as required in Section 5.6 of the Acrux License) and may submit it directly to the Development Committee through its designees to the

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Development Committee; provided that prior to KVP’s payment of the amount in accordance with Section 4.2(a) of the APA for approval of an NDA for Evamist, KVP shall provide such Development Plan to VIVUS for its prior review and comment and incorporate VIVUS’s reasonable comments to such Development Plan.

4.5          Data.  KVP shall provide copies of all Data and Regulatory Materials to FemPharm pursuant to Section 5.16 of the Acrux License for FemPharm’s use in accordance therewith.

4.6          Development Diligence.  Except as otherwise provided in the APA and the Transition Services Agreement, KVP shall use diligent, commercially reasonable efforts to perform all the tasks and responsibilities assigned to it in the Development Plan with respect to Evamist in accordance with the development schedule set forth in the Development Plan, in an effort to obtain all necessary regulatory approvals to launch Evamist in the Territory.

ARTICLE 5
REGULATORY MATTERS

5.1          Regulatory Materials.

5.1.1       Except as otherwise provided in the APA and the Transition Services Agreement, KVP shall be solely responsible for preparing and filing all Regulatory Materials for the development of Evamist in the Territory, including carrying out all registration and approval procedures necessary to comply with all appropriate Laws relating to the manufacture, packaging, import, promotion, advertising and sale of Evamist in the Territory.  All costs incurred by KVP with respect to such registrations and approvals shall be borne by KVP.  KVP acknowledges that FemPharm has the right to review and comment on all such Regulatory Materials prepared by KVP, including application for registration and regulatory approval (to the extent disclosure of same does not violate confidentiality obligations) and to the extent reasonably practicable KVP will consider all such comments provided to KVP in advance of filing.  Similarly, to the extent that VIVUS has the right to review and comment on all Regulatory Materials for Evamist developed by or under authority of FemPharm or an Acrux Controlled Affiliate in the Field outside the Territory (to the extent disclosure of same does not violate confidentiality obligations, VIVUS shall promptly provide KVP with a reasonable opportunity to provide comments and promptly provide (or facilitate KVP to provide directly) to FemPharm any such comments.

5.1.2       KVP acknowledges that FemPharm and its Affiliates and licensees (subject to the last sentence of Section 5.16 of the Acrux License) have a right of reference (at no cost to them) to the NDA and other Regulatory Materials filed by VIVUS or KVP for Evamist in the Field and Territory, which right of reference shall be solely for Australia and New Zealand as part of the development, approval and commercialization of Evamist in the Field for such countries.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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5.2          Relationship with Regulatory Authorities.  Except as otherwise provided in the APA and the Transition Services Agreement, KVP shall have the sole right and responsibility for interacting with all regulatory authorities in the Territory with respect to Evamist in the Field, including meetings with such regulatory authorities, and responding to inquiries of and conducting other communications with such regulatory authorities, with regard to such Regulatory Materials or Evamist.  Further except as otherwise provided in the APA and the Transition Services Agreement, KVP shall have the sole authority and responsibility for all regulatory obligations regarding Evamist in the Field in the Territory, including, but not limited to, the regulatory approval applications and registrations and related materials, all promotional materials, labeling, responding to medical inquiries, and complaints relating to Evamist in the Territory, except as otherwise provided in the Development Plan, or determined by the Development Committee.  KVP shall provide FemPharm with reasonable advance notice of, and any preparatory material for, any hearing before, or meeting with, any regulatory authority regarding Evamist in the Territory.  KVP acknowledges that FemPharm may request to have two (2) of its employees attend such hearings or meetings at its own cost, and KVP will endeavor to include them as reasonably practicable under the circumstances.  Similarly, VIVUS shall notify KVP of any corresponding notice from FemPharm with respect to any preparatory material for, any hearing before, or meeting with, any regulatory authority regarding Evamist outside the Territory and to the extent that VIVUS has the right to do so, it shall allow KVP’s designees to attend such hearings or meetings, at KVP’s cost.

5.3          Pharmacovigilence.  KVP shall coordinate adverse event reporting with respect to Evamist with FemPharm as may be agreed from time to time in good faith between KVP and FemPharm.

ARTICLE 6
COMMERCIALIZATION / MANUFACTURE

6.1          General.  KVP shall have the exclusive rights, subject to the terms of this Agreement, to promote, market, distribute and sell Evamist for use in the Field throughout the Territory, itself and/or through its Affiliates and sublicensees.  In connection with the foregoing, KVP agrees to fulfill on behalf of VIVUS all of VIVUS’s obligations under Sections 8.2 — 8.5 of the Acrux License with respect to Evamist accruing on or after the Effective Date.

6.2          Manufacture.

6.2.1       Except as otherwise provided in the APA and the Transition Services Agreement, KVP shall be solely responsible for the manufacture (itself or through third parties) of all Evamist for development hereunder and commercialization thereof in the Field in the Territory.

6.2.2       KVP shall agree to supply to FemPharm needed amounts of Evamist (in final finished and packaged form, according to the specifications of KVP in the Territory) for use by FemPharm in developing and commercializing Evamist in the Field in Australia and New Zealand under a mutually acceptable supply agreement on terms that are customary and

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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reasonable and consistent with Sections 8.6 and 14.5(a)(v) of the Acrux License.  Such Evamist supplied by KVP shall be used solely for FemPharm to develop and sell Evamist in the Field in New Zealand and Australia.  KVP shall have no obligation to supply any Evamist other than that being developed or commercialized by KVP under this Agreement at the then current time.  The transfer price for such Evamist shall be (i) [***] ([***]) above KVP’s actual purchase price if such Product is purchased by KVP from a contract manufacturer; and (ii) [***] ([***]) above KVP’s fully burdened manufacturing costs, as determined consistent with KVP’s standard practices applied consistently across all its operations, if KVP manufactures Evamist.

ARTICLE 7
PATENT MATTERS

7.1          FemPharm Patents.  To the extent VIVUS receives information with respect to the FemPharm Patents relating to Evamist from FemPharm (whether pursuant to Sections 12.1 or 12.3 of the Acrux License or otherwise), it shall promptly provide such information to KVP.  VIVUS shall exercise its rights (i) to comment thereon with respect to Evamist in accordance with Section 12.1 of the Acrux License as directed by KVP or (ii) participate in any defense of the FemPharm Patents pursuant to Section 12.3 of the Acrux License as directed by KVP using counsel designated by KVP, all at KVP’s expense.  In addition, if VIVUS has the right to prepare, file, prosecute or maintain any FemPharm Patents relating to Evamist pursuant to Section 12.1 of the Acrux License, it shall notify KVP and at KVP’s request and expense, VIVUS shall exercise such rights as directed by KVP using patent counsel designated by KVP.  Further, VIVUS shall promptly notify KVP of any infringement of the FemPharm Patents, and to the extent VIVUS has the right to control the enforcement thereof with respect to Evamist, VIVUS shall exercise such rights as directed by KVP using patent counsel designated by KVP at KVP’s expense.  Without limiting the foregoing, VIVUS shall pay to KVP all recoveries otherwise retained (net of amounts payable to FemPharm) or received from FemPharm from the enforcement of the FermPharm Patents with respect to Evamist.

7.2          Joint Patents.  VIVUS shall promptly provide KVP with information related to Joint Patents related to Evamist, including any such information received from FemPharm.  In addition, VIVUS shall exercise its rights with respect to Joint Patents related to Evamist, as requested by KVP at KVP’s expense.  For clarity, KVP shall pay VIVUS all amounts reimbursable by VIVUS to FemPharm with respect to Joint Patents pursuant to Section 12.2 of the Acrux License at least five (5) Business Days in advance of the date such payments are due to FemPharm.  Further, VIVUS shall promptly notify KVP of any infringement of the Joint Patents, and to the extent VIVUS has the right to control the enforcement thereof with respect to Evamist, VIVUS shall exercise such rights as directed by KVP using patent counsel designated by KVP at KVP’s expense.  Without limiting the foregoing, VIVUS shall pay to KVP all recoveries otherwise retained (net of amounts payable to FemPharm) or received from FemPharm from the enforcement of the Joint Patents with respect to Evamist.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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ARTICLE 8

CONFIDENTIALITY

8.1          Confidentiality; Exceptions.  Except to the extent expressly authorized by this Agreement, the APA, the Transition Services Agreement or otherwise agreed by the Parties in writing, the Parties agree that the receiving Party shall keep confidential and shall not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement any confidential or proprietary information or materials furnished to it by the other Party pursuant to this Agreement that are clearly marked as “CONFIDENTIAL” or similar designation (collectively, “Confidential Information”); provided that, all Purchased Assets shall be deemed the Confidential Information of KVP (subject to the limitations set forth in Sections 8.1.2 and 8.1.3).  Notwithstanding the foregoing, Confidential Information shall not be deemed to include information or materials to the extent that it can be established by written documentation by the receiving Party that such information or material:

8.1.1       was already known to or possessed by the receiving Party, other than under an obligation of confidentiality (except to the extent such obligation has expired or an exception is applicable under the relevant agreement pursuant to which such obligation was established), at the time of disclosure;

8.1.2       was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

8.1.3       became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;

8.1.4       was independently developed by the receiving Party as demonstrated by documented evidence prepared contemporaneously with such independent development; or

8.1.5       was disclosed to the receiving Party, other than under an obligation of confidentiality, by a third party who had no obligation to the disclosing Party not to disclose such information to others.

8.2          Authorized Use and Disclosure.  Each Party may use and disclose Confidential Information of the other Party as follows: (i) under appropriate confidentiality provisions substantially equivalent to those in this Agreement, in connection with the performance of its obligations or exercise of rights granted to such Party in this Agreement or the APA, (ii) to the extent such disclosure is reasonably necessary in filing for, prosecuting or maintenance of patents, copyrights and trademarks (including applications therefor), prosecuting or defending litigation, complying with applicable governmental regulations or otherwise required by applicable Law, provided, however, that if a Party is required by Law to make any such disclosure of the other Party’s Confidential Information it will, except where impracticable for necessary disclosures (for example, in the event of medical emergency), give reasonable advance notice to the other Party of such disclosure requirement and, except to the extent inappropriate in the case of patent applications, will use its reasonable efforts to secure confidential treatment of such Confidential Information required to be disclosed, (iii) in communication with existing and potential investors, consultants, advisors (including financial advisors, lawyers and accountants)

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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and others on a need to know basis, in each case under appropriate and customary confidentiality provisions under the circumstances, (iv) by VIVUS only to Acrux and FemPharm to the extent reasonably necessary in complying with the terms of the Acrux License, and (v) by KVP to the extent reasonably necessary in filing for, conducting preclinical or clinical trials for, obtaining and maintaining regulatory approvals for and manufacturing and commercializing  Evamist in accordance with the terms hereof.

8.3          Prior Agreement.  This Article 8 supersedes the Confidentiality Agreement between the Parties dated June 2, 2006 (the “Prior CDA”) with respect to confidential information disclosed thereunder.  All information disclosed by VIVUS under the Prior CDA shall be deemed Confidential Information of VIVUS (except to the extent comprising Purchased Assets, which shall be deemed the Confidential Information of KVP subject to the limitations set forth in Sections 8.1.2 and 8.1.3) and shall be subject to the terms of this Article 8.

8.4          Confidential Terms.  Each of the Parties agrees not to disclose to any third party the terms and conditions of this Agreement without the prior approval of the other Party, except to advisors (including financial advisors, attorneys and accountants), potential and existing investors, and others (including in the case of KVP, potential and actual sublicensees under the Licensed Intellectual Property) on a need to know basis, in each case under circumstances that reasonably protect the confidentiality thereof, or to the extent necessary to comply with the terms of agreements with third parties (including the Acrux License), or to the extent required by applicable Law.

ARTICLE 9
REPRESENTATIONS, WARRANTIES AND COVENANTS; INDEMNIFICATION

9.1          General Representations and Warranties.  Each Party represents and warrants to the other that:

9.1.1       it is duly organized and validly existing under the Laws of the jurisdiction of its incorporation, and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

9.1.2       it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate action;

9.1.3       this Agreement is legally binding upon it and enforceable in accordance with its terms and the execution, delivery and performance of this Agreement by it does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material applicable Law;

9.1.4       it has not granted, and shall not grant during the Term, any right to any third party which would conflict with the rights granted to the other Party hereunder; and

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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9.1.5       it is not aware of any action, suit or inquiry or investigation instituted by any Person which questions or threatens the validity of this Agreement.

9.2          VIVUS’s Warranties.  VIVUS represents and warrants that as of the Effective Date:

9.2.1       the Acrux License as set forth on Attachment 1 is a true, correct and complete copy of the Acrux License;

9.2.2       the Acrux License is in full force and effect;

9.2.3       VIVUS, and to its knowledge FemPharm and Acrux are not in breach of any material provision of the Acrux License, and VIVUS has neither given to, nor received from, FemPharm or Acrux notice of any such breach except as provided in the Schedule of Exceptions attached herein as Attachment 2; and

9.2.4       VIVUS has not received notice that it has failed to comply with, and it has not failed to comply with any Law, in either case in a manner that will have a material adverse affect on the rights granted to KVP under this Agreement;

9.2.5       to VIVUS’s knowledge (i) the FemPharm Patents are in full force and effect and not subject to any pending re-examination, opposition, interference or claim of invalidity, (ii) the FemPharm Patents are not subject to any litigation or similar proceedings seeking the invalidity or unenforceability thereof and there is no threat of such proceedings, (iii) there is no basis for any of the FemPharm Patents to be held invalid or unenforceable; and

9.2.6       to VIVUS’s knowledge, there is no infringement of any FemPharm Patents.

9.3          Disclaimer of Warranties.  EXCEPT AS SET FORTH IN THIS ARTICLE 9 OR OTHERWISE IN THE APA, VIVUS AND KVP EXPRESSLY DISCLAIM ANY WARRANTIES OR CONDITIONS, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT (INCLUDING THE LICENSED INTELLECTUAL PROPERTY), INCLUDING ANY WARRANTY OF MERCHANTABILITY, NONINFRINGEMENT, OR FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

9.4          Indemnification.

9.4.1       Indemnification by VIVUS. VIVUS hereby agrees to defend, hold harmless and indemnify (collectively, “Indemnify”) KVP and its Affiliates, and its and their agents, directors, officers and employees (the “KVP Indemnitees”) from and against any liability or expense (including reasonable legal expenses and attorneys’ fees) (collectively, “Losses”) resulting from suits, claims, actions and demands, in each case brought by a third party (each, a “Third-Party Claim”) arising out of (i) VIVUS’s negligence or willful

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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misconduct, or (ii) VIVUS’s breach of either this Agreement or the Acrux License.  VIVUS’s obligation to Indemnify the KVP Indemnitees pursuant to this Section 9.4 shall not apply to the extent that any such Losses (A) arise from the gross negligence or intentional misconduct of any KVP Indemnitee; (B) arise from any breach by KVP of this Agreement; or (C) are Losses for which KVP is obligated to Indemnify the VIVUS Indemnitees pursuant to Section 9.4.2.

9.4.2       Indemnification by KVP.  KVP hereby agrees to Indemnify VIVUS and its Affiliates, and its and their agents, directors, officers and employees (the “VIVUS Indemnitees”) from and against any and all Losses resulting from Third-Party Claims arising out of: (i) KVP’s negligence or willful misconduct; (ii) KVP’s breach of this Agreement; or (iii) the development, manufacture, commercialization or other exploitation of Evamist or other exercise of the licenses granted hereunder by or under authority of KVP.  KVP’s obligation to Indemnify the VIVUS Indemnitees pursuant to this Section 9.4 shall not apply to the extent that any such Losses (A) arise from the gross negligence or intentional misconduct of any VIVUS Indemnitee; (B) arise from any breach by VIVUS of this Agreement; or (C) are Losses for which VIVUS is obligated to Indemnify the KVP Indemnitees pursuant to Section 9.4.1.

9.4.3       Procedure.  To be eligible to be Indemnified hereunder, the indemnified Party shall provide the indemnifying Party with prompt notice of the Third-Party Claim giving rise to the indemnification obligation pursuant to this Section 9.4 and the exclusive ability to defend (with the reasonable cooperation of the indemnified Party) or settle any such claim; provided, however, that the indemnifying Party shall not enter into any settlement that admits fault, wrongdoing or damages without the indemnified Party’s written consent, such consent not to be unreasonably withheld or delayed. The indemnified Party shall have the right to participate, at its own expense and with counsel of its choice, in the defense of any claim or suit that has been assumed by the indemnifying Party.

9.5          Insurance.  Without limiting Section 6.1, KVP shall obtain and maintain, during the Term for a period of six (6) years thereafter, comprehensive general liability insurance, including products liability insurance and coverage for clinical trials, with reputable and financially secure insurance carriers, or self insurance in a form and at levels consistent with industry standards based upon KVP’s activities and indemnification obligations hereunder.  Such liability insurance or self-insurance shall be maintained on an occurrence basis to provide such protection after expiration or termination of the policy itself or this Agreement.  KVP shall furnish to VIVUS on request certificates issued by the insurance company setting forth the amount of the liability insurance (or evidence of self insurance) and a provision that VIVUS shall receive thirty (30) days’ written notice prior to termination or material reduction to the level of coverage.

9.6          Acrux License.  During the Term and subject to KVP fulfilling its obligations hereunder including the payment of amounts in accordance with Article 3, VIVUS shall keep the Acrux License in full force and effect.  Accordingly, except as KVP may otherwise agree, VIVUS shall not provide any notice of breach to FemPharm under the Acrux License or otherwise terminate the Acrux License.  VIVUS shall not, without the written approval of KVP, agree to any amendment or modification of or to the Acrux License or waive any of its rights or

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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the obligations of FemPharm or Acrux thereunder, in each such case that would likely have an adverse effect with respect to any of the rights of KVP hereunder.  Further and without limiting any other provision herein, VIVUS shall promptly provide a copy of any and all notices received by VIVUS under the Acrux License related to the subject matter hereof or that is likely to adversely affect any of KVP’s rights or licenses hereunder.  Without limiting the foregoing, if VIVUS receives a notice of breach from FemPharm pursuant to the Acrux License, then unless VIVUS (i) disputes such breach in accordance with Section 15.10 of the Acrux License or (ii) provides KVP prompt evidence of cure of such breach, KVP shall have the right to cure such breach on behalf of VIVUS and VIVUS shall be responsible for all costs and expenses incurred by KVP in connection with effecting such cure.

9.7          Certification.  With respect to those obligations hereunder which KVP owes directly to FemPharm hereunder, KVP shall provide to VIVUS on or before January 1 and July 1 of each calendar year during the Term a certificate of compliance signed by an officer of KVP stating that KVP has complied with all such obligations.

9.8          Liquidated Damages.  In the event that VIVUS breaches Section 9.6 as a result of VIVUS’s termination of the Acrux License and at such time KVP is not in material breach of this Agreement, then VIVUS shall pay as liquidated damages an amount equal to the amounts paid to VIVUS under the APA.  The Parties intend that such liquidated damages approximate the damages that KVP would sustain as a result of such termination.  Accordingly in such event, the liquidated damages set forth in this Section 9.8 shall be KVP’s sole and exclusive remedy for VIVUS’s termination of the Acrux License.

9.9          Disclaimer of Liability.  Except with respect to a breach of Section 9.1 through 9.4 or the exclusivity in Section 2.1 or in the event of fraud or willful misconduct,, in no event shall either party be liable to the other based upon this agreement for any special, consequential, indirect, or incidental damages arising out of or related to this agreement, however caused, on any theory of liability and whether or not such party has been advised or is aware of the possibility of such damages.

ARTICLE 10
TERM AND TERMINATION

10.1        Term.  This Agreement shall become effective as of the Effective Date and, unless earlier terminated pursuant to the other provisions of this Article 10, shall continue in full force and effect until KVP has no remaining payment obligations hereunder (i.e., VIVUS’s payment obligations under the Acrux License with respect to Evamist have expired) (the “Term”).  Upon the expiration, but not earlier termination, the licenses granted pursuant to Section 2.1 shall become non-exclusive, fully-paid up and irrevocable.

10.2        Termination by KVP.  KVP may terminate this Agreement upon seventy-five (75) days written notice to VIVUS referencing this Section 10.2.  If at any time Acrux agrees to an assignment of the Acrux License to KVP in place of VIVUS, VIVUS consents to such

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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assignment and to the assumption of all rights and responsibilities under the Acrux Agreement by KVP.

10.3        Cross Termination.  This Agreement shall terminate upon the effective date of a termination of the Acrux License, unless in the event of such a termination by FemPharm KVP provides written notice to FemPharm agreeing to be bound by and perform to the same extent as required of VIVUS under the Acrux Agreement.

10.4        General Effects of Expiration or Termination

10.4.1         Accrued Obligations.  Expiration or termination of this Agreement for any reason shall not release either Party from any obligation or liability which, at the time of such expiration or termination, has already accrued to the other Party or which is attributable to a period prior to such expiration or termination.

10.4.2         General Survival.  Articles 1, 8, 11 and 12 and Section 9.4 and Section 9.5 (for the period set forth therein) shall survive expiration or termination of this Agreement for any reason.  Except as otherwise provided in this Article 10, all rights and obligations of the Parties under this Agreement shall terminate upon expiration or termination of this Agreement for any reason.

10.4.3         Return of Materials.  Within fifteen (15) Business Days after the effective date of a termination, each Party shall destroy all tangible items comprising, bearing or containing any Confidential Information of the other Party in its possession or control, and provide written certification of such destruction, or prepare such tangible items of Confidential Information for shipment to the other Party, as such other Party may direct, at the other Party’s expense; provided that the first Party may retain one copy of such Confidential Information for its legal archives solely for use in determining its ongoing obligations under this Agreement.

ARTICLE 11
DISPUTE RESOLUTION

11.1        Disputes.  If the Parties are unable to resolve any dispute or other matter arising out of or in connection with this Agreement, either Party may, by written notice to the other, have such dispute referred to the Chief Executive Officers of the Parties for attempted resolution by good faith negotiations within ten (10) Business Days after such notice is received.  In such event, each Party shall cause its Chief Executive Officers to meet (face-to-face or by teleconference) and be available to attempt to resolve such issue. If the Parties should resolve such dispute or claim, a memorandum setting forth their agreement will be prepared and signed by both Parties if requested by either Party.  The Parties shall cooperate in an effort to limit the issues for consideration in such manner as narrowly as reasonably practicable in order to resolve the dispute.

11.2        Arbitration.  In the event that the Parties are unable to resolve any such matter pursuant to Section 11.1, then either Party may initiate arbitration pursuant to this Section 11.2.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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Any arbitration under this Section 11.2 shall be conducted by Judicial Arbitration and Mediation Services (“JAMS”) in San Jose, California in accordance with the then current Comprehensive Arbitration Rules and Procedures of JAMS by a single arbitrator and shall be binding upon the Parties.  In such arbitration, the arbitrator shall select an independent expert with significant experience relating to the subject matter of such dispute to advise the arbitrator with respect to the subject matter of the dispute.  If the Parties are unable to agree on an arbitrator, the arbitrator shall be selected by the senior executive of the San Jose office of JAMS.  The costs of such arbitration (including the arbitrator and expert) shall be shared equally by the Parties, and each Party shall bear its own expenses in connection with the arbitration.  The Parties shall use good faith efforts to complete arbitration under this Section 11.2 within sixty (60) days following the initiation of such arbitration.  The arbitrator shall establish reasonable additional procedures to facilitate and complete such arbitration within such sixty (60) day period.  Nothing in this Agreement shall limit the right of either Party to seek to obtain in any court of competent jurisdiction any equitable or interim relief or provisional remedy, including injunctive relief.

ARTICLE 12
MISCELLANEOUS

12.1        Governing Law.  This Agreement and any dispute arising from the performance or breach hereof shall be governed by and construed and enforced in accordance with the Law of the State of Delaware, without reference to conflicts of laws principles.

12.2        Assignment.  This Agreement shall not be assignable by either Party to any third party without the written consent of the other Party and any such attempted assignment shall be void.  Notwithstanding the foregoing, either Party may assign this Agreement, without the written consent of the other Party, to an entity that acquires all or substantially all of the business or assets of such Party to which this Agreement pertains (whether by merger, reorganization, acquisition, sale or otherwise) and agrees in writing to be bound by the terms and conditions of this Agreement.  No assignment or transfer of this Agreement shall be valid and effective unless and until the assignee/transferee agrees in writing to be bound by the provisions of this Agreement.  The terms and conditions of this Agreement shall be binding on and inure to the benefit of the permitted successors and assigns of the Parties.  Except as expressly provided in this Section 12.2, any attempted assignment or transfer of this Agreement shall be null and void

12.3        Notices.  Any notice, request, delivery, approval or consent required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given if delivered in person, transmitted by facsimile (receipt verified) or by express courier service (signature required) or five (5) days after it was sent by registered mail, return receipt requested (or its equivalent), provided that no postal strike or other disruption is then in effect or comes into effect within two (2) days after such mailing, to the Party to which it is directed at its address or facsimile number shown below or such other address or facsimile number as such Party will have last given by notice to the other Party.

If to VIVUS, addressed to:	VIVUS Inc.
112 Castro Street, Suite 200

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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Mountain View, California
Attention: Leland F. Wilson
Facsimile: (650) 934-5389

With a copy to:	Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304-1050
Attention: Ian B. Edvalson, Esq.
Facsimile: (650) 493-6811

If to KVP, addressed to:	K-V Pharmaceutical Company
2503 S. Hanley Road
St. Louis, Missouri 63144
Attention: Vice President, Business Development and
General Counsel
Facsimile: (314) 645-4705

With a copy to:	Kenyon & Kenyon LLP
One Broadway
New York, New York 10004
Attention: Charles Weiss, Esq.
Facsimile: (212) 425-5288

12.4        Waiver.  Neither Party may waive or release any of its rights or interests in this Agreement except in writing.  The failure of either Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition.  No waiver by either Party of any condition or term in any one or more instances shall be construed as a continuing waiver of such condition or term or of another condition or term.

12.5        Severability.  If any provision hereof should be held invalid, illegal or unenforceable in any jurisdiction, the Parties shall negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties and all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the Parties as nearly as may be possible.  Such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

12.6        Entire Agreement/Modification.  This Agreement, including its Attachment (together with the APA and Transition Services Agreement), sets forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties and supersedes and terminates all prior agreements and understandings between the Parties including the Prior CDA and that certain Letter of Intent for Discussion Purposes

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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between the Parties dated February 14, 2007.  No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by the respective authorized officers of the Parties.

12.7        Bankruptcy.  All rights and licenses granted under or pursuant to this Agreement by each Party as a licensor are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11, U.S. Code (the “Bankruptcy Code”), licenses of rights to “intellectual property” as defined under section 101(35A) of the Bankruptcy Code.  The Parties agree that each licensee of such rights under this Agreement shall retain and may fully exercise all rights and elections it would have in the case of a licensor bankruptcy under the Bankruptcy Code.  Each Party agrees during the term of this Agreement to create or maintain current copies, or if not amenable to copying, detailed descriptions or other appropriate embodiments, of all such intellectual property licensed to the other Party.

12.8        Relationship of the Parties.  The Parties agree that the relationship of VIVUS and KVP established by this Agreement is that of independent contractors.  Furthermore, the Parties agree that this Agreement does not, is not intended to, and shall not be construed to, establish an employment, agency or any other relationship.  Except as may be specifically provided herein, neither Party shall have any right, power or authority, nor shall they represent themselves as having any authority, to assume, create or incur any expense, liability or obligation, express or implied, on behalf of the other Party, or otherwise act as an agent for the other Party for any purpose.

12.9        Force Majeure.  Except with respect to payment of money, neither Party shall be liable to the other for failure or delay in the performance of any of its obligations under this Agreement for the time and to the extent such failure or delay is caused by earthquake, riot, civil commotion, war, terrorist acts, strike, flood, or governmental acts or restriction, or other cause that is beyond the reasonable control of the respective Party.  The Party affected by such force majeure will provide the other Party with full particulars thereof as soon as it becomes aware of the same (including its best estimate of the likely extent and duration of the interference with its activities), and will use commercially reasonable efforts to overcome the difficulties created thereby and to resume performance of its obligations as soon as practicable.

12.10      Compliance with Laws.  Notwithstanding anything to the contrary contained herein, all rights and obligations of VIVUS and KVP are subject to prior compliance with, and each Party shall comply with, all applicable Laws, including obtaining all necessary approvals required by the applicable agencies of the governments of the United States and foreign jurisdictions.

12.11      Counterparts.  This Agreement may be executed in two counterparts, each of which shall be deemed an original, and all of which together, shall constitute one and the same instrument.

[The remainder of this page intentionally left blank; the signature page follows.]

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IN WITNESS WHEREOF, the Parties have executed this Agreement in duplicate originals by their duly authorized representatives as of the Effective Date.

VIVUS INC.	K-V PHARMACEUTICAL COMPANY

By:	By:

Name:	Name:

Title:	Title:

Attachments:

Attachment 1: Acrux License, as amended

Attachment 2: Schedule of Exceptions

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ATTACHMENT 1
UNDERLYING LICENSE AGREEMENT (as amended)

[Previously filed as Exhibit 10.51 with the Registrant’s Annual Report on
Form 10-K for the year ended December 31, 2004.]

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ATTACHMENT 2
SCHEDULE OF EXCEPTIONS

[Schedule of Exceptions has been omitted.  A copy will be provided upon request by the Commission.]

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT B

Form of Transition Services Agreement

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EXHIBIT B

TRANSITION SERVICES AGREEMENT

THIS TRANSITION SERVICES AGREEMENT (the “Agreement”) is entered into as of                         , 2007 (the “Effective Date”) by and between K-V Pharmaceutical Company, a Delaware corporation, having an office at 2503 S. Hanley Road, St. Louis, Missouri 63144 (together with its Affiliates, “Recipient”), and Vivus, Inc., a Delaware corporation, having an office at 112 Castro Street, Suite 200, Mountain View, California 94040 (together with its Affiliates, “Service Provider”).  Recipient and Service Provider may be referred to herein individually as a “Party” or collectively as the “Parties.”

RECITALS

WHEREAS, pursuant to an Asset Purchase Agreement, dated March 30, 2007, by and between Recipient and Service Provider (the “APA”), the Parties have entered into an agreement for the purchase by Recipient of certain assets of Service Provider related to the product known as Evamist™, all on the terms and conditions set forth therein; and

WHEREAS, to facilitate the transfer of assets relating to such product to Recipient, Service Provider has agreed to provide to Recipient certain technology transition services.

NOW, THEREFORE, the Parties agree as follows:

1.                                      DEFINITIONS.  The following terms, when used herein with initial capital letters, will have the meanings ascribed to such terms in this Section 1.  Capitalized terms not defined herein shall have the meanings set forth in the APA or Acrux License, as applicable.

1.1          “Acrux License” means the Estradiol Development and Commercialization Agreement by and among Service Provider, Fempharm and Acrux DDS Pty Ltd. effective February 12, 2004, as amended July 2, 2004.

1.2          “Affiliate” means (i) any corporation or other legal entity owning, directly or indirectly, fifty percent (50%) or more of the voting capital shares or similar voting securities of a Vivus, Inc. or K-V Pharmaceutical Company; (ii) any corporation or other legal entity fifty percent (50%) or more of the voting capital shares or similar voting rights of which is owned, directly or indirectly, by a Party; or (iii) any corporation or other legal entity fifty percent (50%) or more of the voting capital shares or similar voting rights of which is owned, directly or indirectly, by a corporation or other legal  entity which owns, directly or indirectly, fifty percent (50%) or more of the voting capital shares or similar voting securities of such Party.  Solely for purposes of this Agreement, each Party will be deemed not to be an Affiliate of the other Party.

1.3          “FemPharm” means FemPharm Pty Ltd.

1.4          “Pass Through Expenses” means the reasonable and actual out-of-pocket expenses (including travel expenses) incurred by Service Provider in performing the Services,

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but not including any overhead costs, wages, salaries or benefit costs of Service Provider’s officers or employees or other mark-ups.

1.5          “Recipient Personnel” means all employees, agents, subcontractors, and representatives of Recipient.

1.6          “Recipient’s Facility” means the facility located at                           , or such other location that Recipient shall notify Service Provider of in writing.

1.7          “Service Provider Personnel” means all employees of Service Provider who perform Services under this Agreement.

1.8          “Services” means reasonable services related to the development, regulatory approval, clinical testing, manufacturing and commercialization of Evamist including but not limited to the services as described on Schedule A and requested from time to time by Recipient during the term of this Agreement.

2.                                      TRANSFER OF TECHNOLOGY

2.1          Transfer of Initially Transferred Materials.  As soon as practicable after the Effective Date, Service Provider shall deliver at no cost to Recipient at the Recipient’s Facility the information, documents, equipment, software and materials set forth in Schedule B to this Agreement, which constitute some, but not all, of the Licensed Know-How (as defined in the Acrux License) with respect to the Evamist Business transferred by FemPharm to Service Provider pursuant to Section 5.2 of the Acrux License (“Initially Transferred Materials”).

2.2          Transfer of Future Transferred Materials.  After the transfer of the Initially Transferred Materials, Service Provider shall promptly transfer to Recipient without charge (except as provided herein) to a location specified by Recipient copies of any additional Licensed Know-How licensed under the Acrux License with respect to Evamist™ that Service Provider receives from FemPharm pursuant to Section 5.2 of the Acrux License (the “Future Transferred Materials”).

3.                                     SERVICES

3.1          Provision of Services.  Service Provider will provide the Services to Recipient during the term of this Agreement as set forth in this Section 3.1.  Except as otherwise expressly provided in this Agreement, Service Provider will be responsible for providing appropriate personnel and other resources required for performance of the Services.

(a)           During the Term, Service Provider will provide up to eight (8) hours of Services per week as requested by Recipient without charge, subject to reimbursement of Service Provider for Pass Through Expenses pursuant to Section 4.2.  Any unused hours (out of the eight (8) hour budget for a given week) will be carried over to successive weeks.  Any additional hours of Services provided in a given week (in excess of the eight (8) hour budget plus any additional hours carried over from previous weeks), other than for Services related to clinical development

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and regulatory approval processes provided prior to the Evamist NDA Approval Date), will be charged to Recipient at the rate of $250 per hour.

(b)           Notwithstanding anything to the contrary herein, prior to the Evamist NDA Approval Date, Service Provider will provide all reasonably requested Services related to clinical development and regulatory approval processes without charge, subject to reimbursement of Service Provider for Pass Through Expenses pursuant to Section 4.2.

(c)           Notwithstanding anything to the contrary herein, following the Evamist NDA Approval Date and for up to three (3) months thereafter (but in no event beyond December 31, 2007), Service Provider will provide up to eight (8) hours per week of Services related to the transfer of the Evamist FDA Submissions and related books and records, as requested by Recipient, without charge, subject to reimbursement of Service Provider for Pass Through Expenses pursuant to Section 4.2.

(d)           Any travel required in connection with performance of the Services must be requested of and coordinated with Service Provider at least three (3) Business Days in advance, unless exigent circumstances necessitate a shorter notice period.  In addition, travel time will not be counted toward chargeable hours.

3.2          General Standards of Performance.  Service Provider will provide the Services to Recipient with at least the same level of skill, quality, care, timeliness, and cost-effectiveness as such services, functions, and tasks were performed for Service Provider’s own purposes prior to the date of execution of the APA.  At a minimum, Service Provider will perform the Services in a timely and professional manner and in accordance with industry standards for services of the type performed.  Service Provider will comply with all applicable international, federal, state, and local laws and regulations, and will obtain all applicable permits and licenses, in connection with its obligations under this Agreement.

3.3          Preferred Providers.  If requested by Recipient, Service Provider will provide to Recipient a list of Service Provider’s preferred providers of services related to the transferred Evamist Business, and Recipient may in its discretion engage such providers to provide services directly to Recipient.

3.4          Assistance with Initially Transferred Materials.  Upon delivery of the Initially Transferred Materials pursuant to Section 2.1 above, and at Recipient’s reasonable request, Service Provider will provide to Recipient consultation, assistance, and information as reasonably requested by Recipient in order to, and otherwise perform the Services so as to, effect a smooth transition of the transferred Evamist Business and related business to Recipient’s Facility and to assist Recipient in understanding, using and practicing the Initially Transferred Materials.

3.5          Assistance with Future Transferred Materials.  Upon delivery of the Future Transferred Materials pursuant to Section 2.2, and at the reasonable request of Recipient, Service

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Provider shall assist Recipient in understanding, using and practicing the Future Transferred Materials.

3.6          Additional Consulting Agreement.  If Recipient so elects by written notice to Service Provider during the Term, the Parties shall enter into a separate consulting agreement, on commercially reasonable terms and in a mutually acceptable form, with a term effective as of January 1, 2008 and ending on December 31, 2008, providing that Service Provider shall render additional reasonable consulting services to Service Provider related to Evamist in the amount of up to eight (8) hours per week in exchange for a consulting fee of $250 per hour (with any travel time not counted toward chargeable hours).

4.                                      COMPENSATION

4.1          Charges.  For any Services provided hereunder, Recipient agrees to pay Service Provider the applicable service fees set forth in Section 3.1 for the performance of such Services.  Recipient will not be required to pay any amounts for the Services provided hereunder other than as set forth in Section 3.1, unless approved by Recipient in advance in writing.

4.2          Pass Through Expense Reimbursement.  Recipient agrees to reimburse Service Provider for Pass Through Expenses incurred by Service Provider in performing the Services and invoiced to Recipient in accordance with this Section 4.  Each such invoice will be accompanied by such supporting documentation and vouchers as Recipient may reasonably require.  Such invoices will be due and payable within forty-five (45) days after Recipient’s receipt of the invoice.

4.3          Invoicing and Payment.  Service Provider will invoice Recipient monthly at the end of each month for the amount due under this Agreement for that month.  Such invoices will clearly specify amounts due for each of the Services.  Each such invoice will be accompanied by such supporting documentation and vouchers as Recipient may reasonably require.  Such invoices will be due and payable within forty-five (45) days after Recipient’s receipt of the invoice.

5.                                      CONFIDENTIALITY

5.1          Confidential Information.  Each Party shall use and disclose Confidential Information (as defined in the Sublicense Agreement) of the other Party obtained under this Agreement as set forth in Article 8 of the Sublicense Agreement.

5.2          Safeguarding Confidential Information.  During the term of this Agreement, each Party will maintain environmental, safety, and facility procedures, data security procedures and other safeguards against the destruction, loss, or alteration of the other Party’s Confidential Information (as defined in the Sublicense Agreement) in its possession which are no less rigorous than those maintained by such Party for its own information of a similar nature.

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5.3          Access to Computer Systems.  If Service Provider is given access to any of Recipient’s equipment, computer, software, network, electronic files, or electronic data storage system, Service Provider shall limit  such access and use solely to perform Services for Recipient and shall not access or attempt to access any equipment, computer, software, network, electronic files, or electronic data storage system, other than those specifically required to accomplish the Services.  Service Provider shall limit such access to those Service Provider Personnel with an express requirement to have such access in connection with this Agreement, shall advise Recipient in writing of the name of each such employee who will be granted such access, and shall strictly follow all Recipient security rules and procedures for use of Recipient’s electronic resources.  All user identification numbers and passwords disclosed to Service Provider and any information obtained by Service Provider as a result of their access to and use of Recipient’s equipment, computers, software, networks, electronic files, and electronic data storage systems, shall be deemed to be, and shall be treated as, Confidential Information (as defined in the Sublicense Agreement) under applicable provisions of this Agreement.  Service Provider agrees to cooperate with Recipient in the investigation of any apparent unauthorized access by Service Provider to Recipient’s equipment, computer, software, network, electronic file, or electronic data storage systems, or any apparent unauthorized release of Recipient’s Confidential Information (as defined in the Sublicense Agreement) by Service Provider Personnel.

6.                                      [INTENTIONALLY DELETED]

7.                                      PERSONNEL

7.1          Service Provider Services Manager.  Service Provider hereby designates CJ Wang as the initial “Services Manager” hereunder.  In addition, Service Provider shall make available its Senior Director of Contract Manufacturing (currently Ted Broman) to provide Services related to manufacturing and such other Service Provider Personnel as appropriate to perform other applicable Services provided to Recipient hereunder.  The Services Manager will be an employee of Service Provider, will devote reasonable time and effort to managing the Services, will serve as the initial point of contact to Recipient for all matters related to the Services, and will have day-to-day authority for ensuring performance of the Services in accordance with the terms of this Agreement.  Any replacement of the Services Manager will be subject to Recipient’s reasonable approval.  Service Provider may replace the Services Manager only if the Services Manager is unable to continue fulfilling his or her responsibilities as such due to death, disability, or termination of employment with Service Provider, or as otherwise agreed by the Parties.

7.2          Compensation and Benefits.  All Service Provider Personnel providing Services under this Agreement will be deemed to be employees solely of Service Provider for purposes of all compensation and employee benefits and not to be employees or representatives of Recipient.  Service Provider will be solely responsible for payment of (a) all income, disability, withholding, and other employment taxes and (b) all wages, salaries, medical benefit premiums, vacation pay, sick pay, or other fringe benefits for any employees, agents, or contractors of Service Provider who perform Services with Sections 8.2 and 8.3 governing any such indemnification.  Service Provider will indemnify, defend and hold Recipient as an Indemnitee

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(as defined in Section 8.1) harmless against any of the foregoing and any liability for premiums, contributions or taxes payable under workers’ compensation, unemployment compensation, disability benefit, old age benefit, or tax withholding for which Recipient may be adjudged liable as an employer with respect to any Service Provider Personnel who perform Services.  All Service Provider Personnel will be under the direction, control, and supervision of Service Provider, and Service Provider will have the sole right to exercise all authority with respect to the employment, termination, assignment, and compensation of such Service Provider Personnel.

8.                                      INDEMNIFICATION AND INSURANCE

8.1          Indemnification.  Each Party (the “Indemnitor”) will hold harmless and indemnify the other Party directors, officers, employees and agents (collectively, the “Indemnitees”) from and against, and will compensate and reimburse each of the Indemnitees for, any damages that are suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise becomes subject at any time that relate to any claim by a third party and that arises from or results from, or is connected with, any gross negligence or intentional misconduct of the Indemnitor or the Indemnitor’s personnel in the course of its performance under this Agreement or breach of this Agreement by the Indemnitor.

8.2          Obligations.  The Indemnitor will have control of the defense, litigation, and, subject to the conditions set forth below, settlement of any third party claims or suits that are subject to Sections 7.3 and 8.1.  An Indemnitee will have the right (subject to the conditions set forth below), but not the obligation, to select counsel of its choice to participate in the defense of such third party claims or suits, in which case the Indemnitee will pay the fees and expenses of its own legal counsel unless, in the reasonable opinion of Indemnitee’s legal department, separate legal counsel for the Indemnitee and the Indemnitor is necessary or advisable due to an actual or potential conflict of interest (in which case the Indemnitor will pay the fees and expenses of the Indemnitee’s legal counsel).  The Indemnitor will not accept a settlement of any such third party claim without the prior written consent of the Indemnitee, which consent will not be unreasonably withheld if such settlement involves solely the payment of money by the Indemnitor and the Indemnitor has the ability to pay the amount required by the settlement.

8.3          Cooperation.  If any claim is made against an Indemnitor within the scope of the indemnity set forth in Sections 7.3 and 8.1, the Indemnitee will: (a) provide prompt written notice of such third party claim to the Indemnitor; (b) provide the Indemnitor with such assistance as the Indemnitor may reasonably request in connection with the defense and settlement of such claim, provided that all costs and expenses incurred by either Party will borne by the Indemnitor; and (c) promptly comply with all terms of any resolution or settlement of such claim at the Indemnitor’s expense.  Failure by the Indemnitee to comply with the obligations under this Section 8.3 will relieve the Indemnitor of its obligations under Sections 8.1 and 8.2 only if and to the extent that the Indemnitor can show that its ability to defend the claim or settle the claim on favorable terms was materially prejudiced by the Indemnitee’s failure to comply with its obligations under this Section 8.3.

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8.4          Insurance.  During the term of this Agreement each Party will maintain insurance of the types and with the policy limits as are appropriate for transactions of the type contemplated by this Agreement.

8.5          Disclaimer of Consequential Damages.  IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, WHETHER BASED UPON A CLAIM OR ACTION OF CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER TORT, OR OTHERWISE ARISING OUT OF THIS AGREEMENT.

9.                                      TERM AND TERMINATION

9.1          Term.  The term of this Agreement will commence on the Effective Date and will continue until December 31, 2007 (the “Term”).

9.2          Survival.  The following provisions of this Agreement will survive the termination or expiration of this Agreement:  Sections 1, 5, 8, 9, and 10.

10.                               GENERAL

10.1        Integration.  This Agreement, together with the APA, the Related Agreements and the Acrux License, supersedes all other agreements and understandings between the Parties with respect to the subject matter discussed herein.

10.2        Further Assurances.  Each Party agrees to take such actions and execute such documents as are reasonably requested by the other Party (including providing executed documents in such recordable form as is deemed required or necessary by the other Party) to effect the purposes of this Agreement.

10.3        Continued Performance.  Each Party agrees to continue performing its obligations under this Agreement while any dispute is being resolved unless and until the term of this Agreement ends.

10.4        Notices.  Any notice or other communication required or permitted to be delivered to any Party under this Agreement must be in writing and will be deemed properly delivered, given and received (a) when delivered by hand, or (b) two (2) business days after sent by registered mail, by courier or express delivery service or by facsimile, in each case to the address or facsimile telephone number set forth beneath the name of such Party below (or to such other address or facsimile telephone number as such Party will have specified in a written notice given to the other Parties hereto):

if to Service Provider:

112 Castro Street, Suite 200

Mountain View, California 94040

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Attention:  President

Facsimile: (650) 934-5389

if to Recipient:

2503 S. Hanley Road

St. Louis, Missouri 63144

Attention:                             Vice President, Business Development

General Counsel

Facsimile:  (314) 645-4705

10.5        Headings.  Paragraph headings are inserted for convenience of reference only and do not form a part of this Agreement.

10.6        Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute the Agreement.  Signatures may be transmitted via facsimile, thereby constituting the valid signature and delivery of this Agreement.

10.7        Relationship of the Parties.  Each Party will be deemed to be an independent contractor and not an agent, joint venturer, or representative of the other Party.  Neither Party may create any obligations or responsibilities on behalf of or in the name of the other Party.  Neither Party will hold itself out to be a partner, employee, franchisee, representative, servant, or agent of the other Party.

10.8        Governing Law; Venue

(a)           This Agreement will be construed in accordance with, and governed in all respects by the laws of the State of Delaware (without giving effect to principles of conflicts of laws).

(b)           Except as otherwise provided in this Agreement, any proceeding relating to this Agreement or the enforcement of any provision of this Agreement (each a “Proceeding”) will be brought or otherwise commenced in any state or federal court located in the County of New Castle, Delaware.  Each Party to this Agreement:

(i)            expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of New Castle, Delaware (and each appellate court located in the State of Delaware) in connection with any such Proceeding;

(ii)           agrees that each state and federal court located in the County of New Castle, Delaware will be deemed to be a convenient forum; and

(iii)         agrees not to assert (by way of motion, as a defense or otherwise), in any such Proceeding commenced in any state or federal court located in the County of New Castle, Delaware, any claim that such Party is not subject personally to the

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jurisdiction of such court, that such Proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

10.9        Successors and Assigns; Parties in Interest.  Neither Party may assign this Agreement, in whole or in part, without the consent of the other Party, such consent not to be unreasonably withheld, provided however that the consent of the other Party shall not be required for Vivus, Inc. or K-V Pharmaceutical Company to assign this Agreement to an Affiliate, or to its successor in interest in connection with the transfer or sale to such third party successor of all or substantially all of the business of such Party to which this Agreement relates, whether by merger, sale of stock, sale of assets or otherwise.  Any purported assignment not in accordance with this Section 10.9 shall be void.

10.10      Remedies Cumulative; Specific Performance.  The rights and remedies of the Parties hereto will be cumulative (and not alternative).  Each Party agrees that: (a) in the event of any breach or threatened breach by the other Party of any covenant, obligation or other provision set forth in this Agreement, such Party will be entitled (in addition to any other remedy that may be available to it) to pursue (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (ii) an injunction restraining such breach or threatened breach; and (b) no Person will be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related Proceeding.

10.11      Amendment, Waiver.  This Agreement may be amended, modified, superseded or canceled, and any of the terms may be waived, only by a written instrument executed by each Party or, in the case of waiver, by the Party or Parties waiving compliance.  The delay or failure of any Party at any time or times to require performance of any provisions shall in no manner affect the rights at a later time to enforce the same.  No waiver by either Party of any condition or of the breach of any term contained in this Agreement, whether by conduct, or otherwise, in any one or more instances, shall be deemed to be, or considered as, a further or continuing waiver of any such condition or of the breach of such term or any other term of this Agreement.

10.12      Severability.  If any provision of this Agreement is or becomes invalid or is ruled invalid by any court of competent jurisdiction or is deemed unenforceable, it is the intention of the Parties that the remainder of the Agreement shall not be affected so long as the essential benefits of this Agreement remain enforceable and obtainable.

10.13      No Third Party Beneficiaries.  No third party, including any employee of any Party to this Agreement, shall have or acquire any rights by reason of this Agreement.  Nothing contained in this Agreement shall be deemed to constitute the Parties partners with each other or any third party.

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10.14      Construction

(a)           For purposes of this Agreement, whenever the context requires:  the singular number will include the plural, and vice versa; the masculine gender will include the feminine and neuter genders; the feminine gender will include the masculine and neuter genders; and the neuter gender will include the masculine and feminine genders.

(b)           The Parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party will not be applied in the construction or interpretation of this Agreement.

(c)           As used in this Agreement, the words “include” and “including,” and variations thereof, will not be deemed to be terms of limitation, but rather will be deemed to be followed by the words “without limitation.”

(d)           Except as otherwise indicated, all references in this Agreement to “Sections” are intended to refer to Sections of this Agreement.

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The Parties to this Agreement have caused this Agreement to be executed and delivered as of the Effective Date.

K-V PHARMACEUTICAL COMPANY	VIVUS, INC.

By:	By:

Name:	Name:

Title:	Title:

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

11

Schedule A

Manufacturing Support Services

Service Provider will provide reasonable support for the manufacture and supply of Evamist™ as requested by Recipient, including, but not limited to:

•                  assistance in the negotiation and finalization of supply and manufacturing agreements/arrangements related to Evamist

•                  supporting any inspections by Recipient or regulatory authorities with respect to the pharmaceutical active ingredient-related inspections at [***] or DPT

•                  consulting with Recipient regarding the process line setup completed at DPT, including the conduct of validation trials

•                  supporting completion and validation of the new applicator design

•                  supporting the ordering of automated equipment for new applicator design and validation of such equipment

•                  supporting resolution of the [***] pump and actuator issues

•                  assistance in technology transfers from DPT and/or [***]

•                  assistance with all FDA or any other regulatory body CMC questions or the like

•                  assistance in all ongoing product development work, including the pad labeling at the time of closing of the APA

•                  Support for any deficiency that might arise during the manufacture of the initial validation and launch quantity batches.

•                  Consulting with Recipient regarding the process line setup completed at DPT, [***] and [***], including the conduct of validation trails at DPT

•                  Consulting and technical support for label application, qualification and FDA approval.

•                  Support for any deficiency that might arise due to manufacture of any component (applicator, actuator or vial) that might arise during the manufacture of the initial validation and launch quantity batches.

•                  Clinical Services

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

•                  Service Provider will provide reasonable support for the clinical development and regulatory approval processes related to Evamist™ as requested by Recipient, including, but not limited to:

•                  supporting Recipient in answering queries by the FDA (or other governmental regulatory authority) including but not limited to queries regarding labeling responses or changes, chemistry, manufacturing, and controls, clinical data results, or the clinical development, testing, manufacturing of Evamist™.

•                  supporting clinical data results for Evamist™.

•                  assisting Recipient in the transfer of clinical data, reports, case report forms, stability reports, batch records, manufacturing feasibility studies and other relevant clinical and development information to Recipient’s control

•                  support for any FDA audits at the clinical sites

•                  providing consulting advice time for any post-approval FDA (or other governmental regulatory authority) commitments for further Phase IV (or equivalent) studies that Recipient may need to conduct

Sales and Marketing Support:

Service Provider will provide counsel and consulting support relating to the commercial launch and sales and marketing of Evamist™ as requested by Recipient

Intellectual Property Support:

Service Provider will provide reasonable counsel and consulting support relating to transfer and registration of the intellectual property related to Evamist as requested by Recipient.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2

Schedule B

Initially Transferred Materials

Service Provider will transfer to Recipient the following materials:

•                               New applicator design materials for Evamist™

•                               manufacturing stability reports and batch records for Evamist™

•                               manufacturing feasibility studies for Evamist™

•                               FDA submissions and correspondence relating to Evamist™

•                               clinical data, reports, protocols and results

•                               automated line equipment

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.